Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of December 10, 2025 (this “Amendment”), is entered into by and among Herc Holdings Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Amendment No. 1 Term Lenders (as defined below) party hereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of June 2, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, the Lenders party thereto from time to time (the “Existing Lenders”) and the Administrative Agent.

WHEREAS, pursuant to Section 2.4 of the Existing Credit Agreement, the Borrower has requested, and the undersigned Amendment No. 1 Term Lenders together with the Administrative Agent, have agreed, upon the terms and subject to the conditions set forth herein and in the Amended Credit Agreement, that (a) (i) a new Class of Amendment No. 1 Term Loans made to the Borrower and denominated in Dollars will be established having the terms set forth herein and in the Amended Credit Agreement (the “Amendment No. 1 Term Loans”), (ii) all Initial Term Loans (as defined in the Existing Credit Agreement) outstanding as of the Amendment No. 1 Effective Date (as defined below) that are not Converted Initial Term Loans (as defined below) (such Initial Term Loans collectively being referred to as the “Non-Converted Initial Term Loans”) shall be prepaid in full, together with all accrued but unpaid interest thereon, (iii) all accrued but unpaid interest on all Converted Initial Term Loans will be paid in full and (iv) certain other terms of the Existing Credit Agreement will be amended as set forth in the Amended Credit Agreement and (b) the Obligors will reaffirm their respective obligations under the Loan Documents (the transactions described above, the “Transactions”).

WHEREAS, the Borrower hereby requests that (a) the Person whose name is set forth on Schedule I hereto under the heading “Committed Amendment No. 1 Term Lender” (the “Committed Amendment No. 1 Term Lender”) provide an Amendment No. 1 Term Commitment on the Amendment No. 1 Effective Date in the amount set forth on such Schedule opposite its name (such Amendment No. 1 Term Commitment, with respect to such Committed Amendment No. 1 Term Lender, its “Amendment No. 1 Term Commitment”), in each case upon the terms and subject to the conditions set forth herein and in the Amended Credit Agreement, and (b) each Existing Lender holding Initial Term Loans whose name is set forth on Schedule II hereto under the heading “Converting Amendment No. 1 Term Lender” (the “Converting Amendment No. 1 Term Lenders” and, together with the Committed Amendment No. 1 Term Lender, the “Amendment No. 1 Term Lenders”) provide an Amendment No. 1 Term Loan on the Amendment No. 1 Effective Date by converting (on a cashless basis) the principal amount of its Initial Term Loans set forth on such Schedule opposite its name (such Initial Term Loans as set forth on such Schedule being collectively referred to as the “Converted Initial Term Loans”) into an Amendment No. 1 Term Loan in a like principal amount (the foregoing provisions of this clause (b) being referred to as the “Conversion”), in each case upon the terms and subject to the conditions set forth herein and in the Amended Credit Agreement.

WHEREAS, the Amendment No. 1 Term Loans to be made by any Converting Amendment No. 1 Term Lender will be made solely through the Conversion, and the cash proceeds from Amendment No. 1 Term Loans, together with cash on hand, shall be used to prepay in full the aggregate principal amount of all Non-Converted Initial Term Loans, together with all accrued but unpaid interest thereon outstanding as of the Amendment No. 1 Effective Date, to pay all accrued but unpaid interest on all Converted Initial Term Loans and to pay all fees, costs and expenses incurred or payable by the Borrower or any Restricted Subsidiary in connection with the Transactions (the “Transaction Costs”).

WHEREAS, (a) the Committed Amendment No. 1 Term Lender has agreed to (i) provide its Amendment No. 1 Term Commitment to the Borrower in the amount set forth opposite its name on Schedule I hereto and (ii) make Amendment No. 1 Term Loans to the Borrower in respect thereof on the Amendment No. 1 Effective Date, in each case subject to the terms and conditions set forth herein and in the Amended Credit Agreement, and (b) each Converting Amendment No. 1 Term Lender has agreed to provide an Amendment No. 1 Term Loan on the Amendment No. 1 Effective Date by converting (on a cashless basis) the principal amount of its Converted Initial Term Loans set forth opposite its name on Schedule II hereto into an Amendment No. 1 Term Loan in a like principal amount pursuant to the Conversion, in each case subject to the terms and conditions set forth herein and in the Amended Credit Agreement.

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to certain other amendments to the terms of the Credit Agreement as set forth in this Amendment.

WHEREAS, (a) Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Crédit Agricole Corporate and Investment Bank, MUFG Bank, LTD., PNC Bank Capital Markets LLC, Truist Securities, Inc., Capital One, National Association, ING Capital LLC, TD Bank, N.A., Regions Securities LLC, U.S. Bancorp Investments, Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC and BofA Securities, Inc. have been appointed to act, and have agreed to act, as joint bookrunners for this Amendment (in such capacity, each a “Joint Bookrunner”) and (b) Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Crédit Agricole Corporate and Investment Bank, MUFG Bank, LTD., PNC Bank Capital Markets LLC, Truist Securities, Inc., Capital One, National Association, ING Capital LLC, TD Bank, N.A., Regions Securities LLC, U.S. Bancorp Investments, Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC and BofA Securities, Inc. have been appointed to act, and have agreed to act, as joint lead arrangers for this Amendment (in such capacity, each a “Joint Lead Arranger”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not defined herein (including in the preamble and recitals hereto) shall have the respective meanings assigned to such terms in the Amended Credit Agreement.

2. Amendment No. 1 Term Loans.

(a) Subject to the terms and conditions set forth herein and in the Amended Credit Agreement (including Section 2.1 thereof), the Committed Amendment No. 1 Term Lender agrees to make an Amendment No. 1 Term Loan denominated in Dollars to the Borrower on the Amendment No. 1 Effective Date in a principal amount not exceeding its Amendment No. 1 Term Commitment.

(b) Subject to the terms and conditions set forth herein and in the Amended Credit Agreement (including Section 2.1 thereof), the Borrower and each Converting Amendment No. 1 Term Lender agree that, on the Amendment No. 1 Effective Date, the aggregate principal amount of the Initial Term Loans of such Converting Amendment No. 1 Term Lender set forth opposite its name on Schedule II hereto shall convert (on a cashless basis) into Amendment No. 1 Term Loans in a like principal amount (and, upon such conversion, such Initial Term Loans shall cease to be outstanding as Initial Term Loans under the Amended Credit Agreement), and shall continue to be in effect and outstanding under the Amended Credit Agreement as an “Amendment No. 1 Term Loan” on the terms and conditions set forth therein. Each Converting Amendment No. 1 Term Lender agrees that the transactions contemplated by this Section 2(b) shall not be subject to Section 5.4 of the Existing Credit Agreement or Section 5.4 of the Amended Credit Agreement.

(c) The terms of the Amendment No. 1 Term Loans made pursuant to Section 2(a) above shall be identical to those of the Amendment No. 1 Term Loans made pursuant to Section 2(b) above, and all such Initial Term Loans shall constitute a single Class of Initial Term Loans for all purposes of the Amended Credit Agreement and the other Loan Documents. Amounts repaid or prepaid in respect of the Amendment No. 1 Term Loans may not be reborrowed.

(d) The cash proceeds of the Amendment No. 1 Term Loans shall be used, together with cash on hand, to prepay in full the principal amount of all Non-Converted Initial Term Loans, together with all accrued but unpaid interest thereon, outstanding as of the Amendment No. 1 Effective Date, to pay all accrued but unpaid interest on all Converted Initial Term Loans and to pay the Transaction Costs.

2

(e) The Amendment No. 1 Term Loans shall have the terms applicable to Initial Term Loans under the Amended Credit Agreement. On and after the Amendment No. 1 Effective Date, immediately after giving effect to the prepayment referenced in Section 2(d) above, unless the context shall otherwise require, (a) the Amendment No. 1 Term Loans shall be “Initial Term Loans” and “Amendment No. 1 Term Loans” under the Amended Credit Agreement and the other Loan Documents and (b) each Committed Amendment No. 1 Term Lender and Converting Amendment No. 1 Term Lender shall (i) be a “Term Lender”, an “Amendment No. 1 Term Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents, (ii) shall be a party to the Amended Credit Agreement as a “Term Lender”, an “Amendment No. 1 Term Lender” and a “Lender”, (iii) shall have all rights and obligations of, and benefits accruing to, a “Term Lender”, an “Amendment No. 1 Term Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents and (iv) shall be bound by all agreements, acknowledgments and other obligations of a “Term Lender”, an “Amendment No. 1 Term Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents.

(f) The funding of the Amendment No. 1 Term Loans by the Committed Amendment No. 1 Term Lender on the Amendment No. 1 Effective Date shall be made in the manner contemplated by Section 2.1(c) of the Amended Credit Agreement. The Amendment No. 1 Term Loans arising from the Conversion shall not be required to be funded in accordance with such Section 2.1(b) and shall instead be funded solely by the conversion of the Initial Term Loans pursuant to Section 2(b) above. On the Amendment No. 1 Effective Date, the Amendment No. 1 Term Loans shall be of such Type, and, in the case of Term SOFR Term Loans, notwithstanding anything to the contrary contained in the Amended Credit Agreement, shall have such initial Interest Period as shall be specified therefor in the Funding Notice delivered under Section 5(e) below.

(g) Unless previously terminated, the Amendment No. 1 Term Commitments shall expire at 11:59 p.m., New York City time, on the Amendment No. 1 Effective Date.

(h) This Amendment shall be deemed to satisfy any requirement to deliver a Refinancing Term Loan Request pursuant to Section 2.4 of the Existing Credit Agreement.

3. Amendment.

(a) Effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended by inserting the language indicated in double-underlined text (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: stricken text or stricken text) in Exhibit A.

(b) Effective as of the Amendment No. 1 Effective Date, Schedule 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

4. Representations and Warranties. Each of the Obligors represents and warrants to the Administrative Agent and the Lenders that:

(a) This Amendment has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) On and as of the Amendment No. 1 Effective Date, (i) the representations and warranties contained in Article VII of the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Amendment No. 1 Effective Date as if made on and as of such date, except to the extent any such representation or warranty (A) relates solely to an earlier date, in which case it is true and correct as of such earlier date, or (B) is qualified by materiality or subject to a Material

3

Adverse Effect qualification, in which case it is true and correct in all respects on and as of such date or such earlier date (it being understood and agreed that for the purposes of this Section 4(b), references in Section 7.7 of the Existing Credit Agreement to “the Agreement Date” shall be deemed to refer instead to “the Amendment No. 1 Effective Date” and the reference to the “Transactions” therein shall be deemed to refer to the Transactions as defined in this Amendment) and (ii) no Default or Event of Default has occurred and is continuing.

5. Effectiveness. This Amendment shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which each of the following conditions shall have been satisfied (or waived in accordance with Section 13.1 of the Existing Credit Agreement):

(a) The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) each Guarantor, (iii) the Committed Amendment No. 1 Term Lender and (iv) each Converting Amendment No. 1 Term Lender either (A) counterparts of this Amendment signed on behalf of each such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Amendment) that each such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received (i) a customary opinion of US counsel for the Obligors reasonably satisfactory to the Administrative Agent, (ii) a copy of the certificate or articles of incorporation (or similar Organization Documents), including all amendments thereto to the extent such amendments are in full force and effect, of each Obligor, certified as of a recent date by the applicable Governmental Authority (to the extent applicable), (iii) a certificate of the secretary or assistant secretary or other officer of each Obligor dated the Amendment No. 1 Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar Organization Documents) of such Obligor as in effect on the Amendment No. 1 Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or the equivalent governing body) of such Obligor authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or similar Organization Documents) of such Obligor have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (b)(ii) above, (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other Loan Document or any other document delivered in connection herewith on behalf of such Obligor and (E) that attached thereto is a copy of a good standing certificate of each Obligor, certified as of a recent date by the applicable Governmental Authority, and (F) a certificate of another officer as to the incumbency and specimen signature of the secretary, assistant secretary or other officer executing the certificate pursuant to clause (b)(iii) above.

(c) At the time of and immediately after giving effect to this Amendment, the establishment of the Amendment No. 1 Term Loans and the other transactions contemplated hereby, the representations and warranties set forth in Section 4 above shall be true and correct and the Administrative Agent shall have received a certificate, signed by a Responsible Officer of the Borrower and dated the Amendment No. 1 Effective Date, certifying as to the foregoing.

(d) Upon the reasonable request of any Lender made (i) at least ten (10) days prior to the Amendment No. 1 Effective Date, the Obligors shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, in each case at least three (3) Business Days prior to the Amendment No. 1 Effective Date, and (ii) at least five (5) Business Days prior to the Amendment No. 1 Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification to such requesting Lender at least three (3) Business Days prior to the Amendment No. 1 Effective Date.

4

(e) The Administrative Agent shall have received a Funding Notice in respect of the Amendment No. 1 Term Loans meeting the requirements of Section 2.1(c) of the Amended Credit Agreement.

(f) The Administrative Agent shall have received from the Borrower, in accordance with Section 4.1(b) of the Existing Credit Agreement, a notice of prepayment with respect to the prepayment on the Amendment No. 1 Effective Date of the Non-Converted Initial Term Loans.

(g) The Borrower shall have paid (i) all fees required to be paid and payable by the Borrower on or prior to the Amendment No. 1 Effective Date and (ii) reasonable and documented, out-of-pocket expenses of the Administrative Agent and the Attorney Costs incurred in connection with this Amendment to the extent invoiced at least three (3) Business Days prior to the Amendment No. 1 Effective Date and payable by the Borrower.

Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Amendment shall be deemed confirmation by such Lender that (a) all conditions precedent in this Section 5 have been fulfilled to the satisfaction of such Lender, (b) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Amendment was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 5, and (c) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

6. Reaffirmations.

(a) Each of the Borrower and each other Guarantor (collectively, the “Reaffirming Obligors”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby. Each Reaffirming Obligor hereby confirms its respective guarantees, pledges and grants of security interests and other agreements, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby (including the amendment of the Existing Credit Agreement), such guarantees, pledges and grants of security interests and other agreements, as applicable, shall continue to be in full force and effect and shall, to the extent provided in the Loan Documents, accrue to the benefit of the Secured Parties in respect of, and to secure, the applicable Obligations (including Obligations in respect of the Amendment No. 1 Term Loans). Each Reaffirming Obligor hereby reaffirms its all of its payment and performance obligations, contingent or otherwise, under each provision of each Loan Document to which it is party.

(b) Each of the Obligors party hereto hereby confirms and agrees that the Amendment No. 1 Term Loans shall, upon the funding thereof pursuant to Section 2 above, constitute Obligations (or any word of like import) under each of the Security Documents.

7. Miscellaneous.

(a) Except as herein expressly amended, nothing herein shall be deemed to be a waiver of or amendment to any covenant, provision or agreement contained in the Existing Credit Agreement or any other Loan Document or operate as a waiver of or amendment to any right, power or remedy of any Secured Party or the Administrative Agent under any of the Loan Documents.

(b) From and after the Amendment No. 1 Effective Date, (a) all references in the Amended Credit Agreement to “this Agreement”, “hereof”, “herein” and similar terms shall mean and refer to the Amended Credit Agreement and (b) all references in other documents to the “Credit Agreement”, “thereof”, “therein” and similar terms shall mean and refer to the Amended Credit Agreement. This Amendment constitutes an Amendment and a Loan Document.

5

(c) The Existing Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents executed prior to the Amendment No. 1 Effective Date and all of the Collateral described therein do and shall continue in full force and effect to secure where they purport to do so the payment of all Obligations of the Obligors under the Loan Documents, in each case as amended or amended and restated by this Agreement. The Obligors have requested, and the Lenders party hereto and the Administrative Agent have agreed, that the Existing Credit Agreement be, effective from the Amendment No. 1 Effective Date, amended as set forth herein. Such amendment shall not constitute a novation of any indebtedness or other obligations owing to the Lenders, the Administrative Agent or any other Secured Party under the Existing Credit Agreement.

(d) This Amendment may be executed by each of the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

(e) Delivery of an executed counterpart of a signature page by electronic transmission in pdf format shall be effective as delivery of a manually executed counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(f) The captions contained in this Amendment are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

(g) The Borrower confirms that the provisions of Sections 14.3, 15.10 and 15.18 of the Amended Credit Agreement shall apply to the activities of the Joint Bookrunners and Joint Lead Arrangers under this Amendment and the transactions contemplated hereby, as if set forth in full herein.

(h) The provisions of Sections 15.2, 15.3 and 15.4 of the Amended Credit Agreement are hereby incorporated by reference and apply mutatis mutandis hereto.

[Remainder of page intentionally left blank]

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

HERC HOLDINGS INC.

By:	/s/ Mark Humphrey
Name: Mark Humphrey
Title: Senior Vice President and Chief Financial
Officer

HERC BUILD, LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC ENTERTAINMENT SERVICES LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC FSC LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC INTERMEDIATE HOLDINGS, LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC INVESTORS, LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC MANAGEMENT HOLDINGS LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC MANAGEMENT SERVICES LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

HERC PURCHASING LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC RENTALS INC.

By:	/s/ Mark Humphrey
Name: Mark Humphrey
Title: Senior Vice President and Chief Financial Officer

HERC RENTALS 1, LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC RENTALS 2, LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC RENTALS EMPLOYEE SERVICES LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC RENTALS HOLDINGS, LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC SALES FORCE A LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC SALES FORCE B LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC SALES HOLDINGS LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

HERC TRENCH MATERIALS LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC CARE LLC

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

MATTHEWS EQUIPMENT LIMITED

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

HERC RENTALS TRUCKING (ALBERTA) LIMITED

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

GREAT NORTHERN EQUIPMENT, INC.

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

H&E CALIFORNIA HOLDING, INC.

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

H&E EQUIPMENT SERVICES (MIDWEST), INC.

By:	/s/ Christian Cunningham
Name: Christian Cunningham
Title: Chief Human Resources Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Steven Chen
	Name:	Steven Chen
	Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Committed Amendment No. 1 Term Lender

By:	/s/ Steven Chen
	Name:	Steven Chen
	Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

LENDER SIGNATURE PAGE TO

AMENDMENT NO. 1 TO

CREDIT AGREEMENT

[Converting Amendment No. 1 Term Lender signature pages on file with Administrative Agent.]

Schedule I

Committed Amendment No. 1 Term Lender

Committed Amendment No. 1 Term Lender	Amendment No. 1 Term Commitment
Wells Fargo Bank, National Association	$53,907,341.41

TOTAL	$53,907,341.41

Schedule II

Converting Amendment No. 1 Term Lender

	Converting Amendment No. 1 Term Lender	Converting Amount
	[On file with the Administrative Agent]	[On file with the Administrative Agent]
TOTAL		$696,092,658.59

Exhibit A

[Attached]

15

~~Execution Version~~EXHIBIT A

CREDIT AGREEMENT

Dated as of June 2, 2025

among

THE FINANCIAL INSTITUTIONS NAMED HEREIN,

as the Lenders

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

HERC HOLDINGS INC.,

as the Borrower

WELLS FARGO SECURITIES, LLC,

as the Lead Arranger and Lead Book Runner

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

JPMORGAN CHASE BANK, N.A.

~~BMO CAPITAL MARKETS CORP.~~

CAPITAL ONE, NATIONAL ASSOCIATION

MUFG BANK, LTD.

ING CAPITAL LLC

PNC CAPITAL MARKETS LLC

TD SECURITIES (USA) LLC

GOLDMAN SACHS BANK USA

REGIONS CAPITAL MARKETS, ~~and~~

TRUIST SECURITIES, INC.

REGIONS SECURITIES LLC,

U.S. BANCORP INVESTMENTS, INC.,

CIBC WORLD MARKETS CORP.,

GOLDMAN SACHS & CO. LLC, and

BOFA SECURITIES, INC.

as Joint Lead Arrangers and Joint Book Runners

~~and~~

~~KEYBANC CAPITAL MARKETS INC.,~~

~~as Co-Manager~~

TABLE OF CONTENTS

Page

Article I.

DEFINITIONS

1.1	Defined Terms	1
1.2	Accounting Terms	~~67~~68
1.3	Interpretive Provisions	~~68~~69
1.4	Classification of Term Loans	~~72~~73
1.5	Effectuation of Transactions	~~72~~73
1.6	Currency	~~72~~73
1.7	Pro Forma Calculations	~~72~~73
1.8	Interest Rates	74
1.9	Canadian Guarantors	~~74~~75
1.10	LLC Divisions	~~75~~75

Article II.

Term Loans

2.1	Term Loans	~~75~~76
2.2	Incremental Term Loans	~~77~~78
2.3	Extension Amendments	~~80~~81
2.4	Refinancing Amendments	~~84~~85

Article III.

Interest and Fees

3.1	Interest	~~86~~87
3.2	Continuation and Conversion Elections	~~87~~88
3.3	Maximum Interest Rate	~~88~~89
3.4	Fees	~~89~~90

Article IV.

PAYMENTS AND PREPAYMENTS

4.1	Payments and Prepayments	~~89~~90
4.2	Term Loan Prepayments	~~90~~91
4.3	Payments by the Borrower	~~91~~93
4.4	Apportionment, Application and Reversal of Payments	~~92~~93
4.5	Indemnity for Returned Payments	~~92~~94
4.6	Payments by Borrower; Presumptions by Administrative Agent	~~93~~94
4.7	Administrative Agent’s and Lenders’ Books and Records	~~93~~95

i

Article V.

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1	Taxes	~~94~~95
5.2	Changed Circumstances	~~97~~99
5.3	Increased Costs and Reduction of Return	~~100~~101
5.4	Funding Losses	~~101~~102
5.5	[Reserved]	~~102~~103
5.6	Certificates of Administrative Agent	~~102~~103
5.7	[Reserved]	~~102~~103
5.8	Survival	~~102~~103
5.9	Assignment of Commitments Under Certain Circumstances	~~102~~103

Article VI.

[RESERVED]

Article VII.

GENERAL WARRANTIES AND REPRESENTATIONS

7.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	~~103~~104
7.2	Validity and Priority of Security Interest	~~104~~105
7.3	Organization and Qualification	~~104~~105
7.4	Restricted Subsidiaries	~~105~~106
7.5	Financial Statements	~~105~~106
7.6	[Reserved]	~~105~~106
7.7	Solvency	~~105~~106
7.8	Intellectual Property	~~105~~106
7.9	Litigation	~~106~~107
7.10	Labor Disputes	~~106~~107
7.11	Environmental Laws	~~106~~107
7.12	No Violation of Law	~~107~~108
7.13	No Default	~~107~~108
7.14	ERISA Compliance	~~107~~108
7.15	Taxes	~~108~~109
7.16	Regulated Entities	~~108~~109
7.17	Use of Proceeds; Margin Regulations	~~108~~109
7.18	No Material Adverse Effect	~~108~~110
7.19	No Material Misstatements	~~108~~110
7.20	Government Authorization	~~109~~110
7.21	Sanctions	~~109~~110
7.22	Affected Financial Institution	~~109~~110
7.23	Beneficial Ownership Certification	~~109~~110

Article VIII.

AFFIRMATIVE COVENANTS

8.1	Books and Records	~~109~~111
8.2	Financial Information	~~109~~111
8.3	Certificates; Other Information	~~111~~113
8.4	Filing of Tax Returns; Payment of Taxes	~~112~~113
8.5	Legal Existence and Good Standing	~~112~~113
8.6	Compliance with Law; Maintenance of License	~~112~~114
8.7	Maintenance of Property	~~112~~114
8.8	Inspection	~~113~~114
8.9	Insurance	~~113~~114
8.10	Insurance and Condemnation Proceeds	~~113~~115
8.11	Use of Proceeds	~~114~~115
8.12	Environmental Laws	~~114~~116
8.13	Further Assurances	~~114~~116
8.14	Additional Obligors	~~115~~116
8.15	Sanctions	~~117~~118
8.16	Anti-Money Laundering Laws	~~117~~118
8.17	Compliance with ERISA	~~117~~118
8.18	Securitization Transactions	~~117~~119
8.19	Post-Closing Covenant	~~117~~119
8.20	Maintenance of Debt Ratings	~~118~~119

Article IX.

NEGATIVE COVENANTS

9.1	Limitation on Restricted Payments	~~118~~119
9.2	Limitation on Indebtedness	~~121~~122
9.3	Limitation on Liens	~~125~~127
9.4	Mergers, Consolidations or Sales of All or Substantially All Assets	~~126~~127
9.5	Transactions with Affiliates	~~127~~128
9.6	Disposition of Proceeds of Asset Dispositions.	~~128~~130
9.7	Restrictive Agreements	~~129~~131

Article X.

CONDITIONS OF LENDING

10.1	Conditions Precedent to Effectiveness of Agreement and Making of Initial Term Loans on the Agreement Date	~~131~~133

Article XI.

DEFAULT; REMEDIES

11.1	Events of Default	~~134~~136
11.2	Remedies	~~137~~139

Article XII.

TERM AND TERMINATION

12.1	Term and Termination	~~138~~139

Article XIII.

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

13.1	Amendments and Waivers	~~138~~140
13.2	Assignments; Participations	~~142~~143

Article XIV.

THE ADMINISTRATIVE AGENT

14.1	Appointment and Authorization	~~146~~147
14.2	Delegation of Duties	~~147~~148
14.3	Exculpatory Provisions	~~147~~148
14.4	Reliance by Administrative Agent	~~148~~150
14.5	Notice of Default	~~149~~150
14.6	Credit Decision	~~149~~150
14.7	Indemnification	~~150~~151
14.8	Administrative Agent in Individual Capacity	~~150~~152
14.9	Successor Administrative Agent	~~150~~152
14.10	Withholding Tax	~~151~~152
14.11	Collateral Matters	~~151~~153
14.12	Restrictions on Actions by Lenders; Sharing of Payments	~~153~~155
14.13	Agency for Perfection	~~154~~155
14.14	Payments by Administrative Agent to Lenders	~~154~~156
14.15	Defaulting Lenders	~~155~~156
14.16	Concerning the Collateral and the Related Loan Documents	~~156~~158
14.17	Relation Among Lenders	~~157~~158
14.18	Arrangers	~~157~~159
14.19	The Register	~~157~~159
14.20	The Platform	~~158~~160
14.21	Certain ERISA Matters	~~159~~160
14.22	Recovery of Erroneous Payments	~~160~~161
14.23	Québec Collateral	~~162~~163

Article XV.

MISCELLANEOUS

15.1	No Waivers; Cumulative Remedies	~~162~~164
15.2	Severability	~~162~~164
15.3	Governing Law; Choice of Forum; Service of Process	~~163~~164
15.4	WAIVER OF JURY TRIAL	~~164~~165
15.5	Survival of Representations and Warranties	~~164~~165
15.6	Other Security and Guarantees	~~164~~166
15.7	Fees and Expenses	~~164~~166
15.8	Notices	~~165~~166
15.9	Binding Effect	~~166~~167
15.10	Indemnity of the Administrative Agent and the Lenders	~~166~~168
15.11	WAIVER OF CONSEQUENTIAL DAMAGES, ETC.	~~167~~169
15.12	Final Agreement	~~168~~169
15.13	Electronic Execution; Electronic Records; Counterparts	~~168~~169
15.14	Captions	~~169~~170
15.15	Right of Setoff	~~169~~171
15.16	Confidentiality	~~169~~171
15.17	Conflicts with Other Loan Documents	~~171~~172
15.18	No Fiduciary Relationship	~~171~~173
15.19	Judgment Currency	~~172~~173
15.20	Incremental Term Loans; Extended Term Loans; Refinancing Term Commitments and Refinancing Term Loans; Additional First Lien Debt	~~172~~173
15.21	Lenders	~~173~~174
15.22	KYC Information	~~173~~174
15.23	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~173~~174
15.24	Waiver of Notices	~~173~~175
15.25	Acknowledgement Regarding Any Supported QFCs	~~174~~175
15.26	Canadian Anti-Money Laundering Legislation	~~175~~176

v

EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF FUNDING NOTICE
EXHIBIT B	FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT C	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT E	FORM OF PERFECTION CERTIFICATE
EXHIBIT F	FORMS OF U.S. TAX COMPLIANCE CERTIFICATES
EXHIBIT G	AUCTION PROCEDURES
EXHIBIT H	FORM OF DISCOUNT RANGE PREPAYMENT NOTICE
EXHIBIT I	FORM OF DISCOUNT RANGE PREPAYMENT OFFER
EXHIBIT J	FORM OF SOLICITED DISCOUNT PREPAYMENT NOTICE
EXHIBIT K	FORM OF SOLICITED DISCOUNT PREPAYMENT OFFER
EXHIBIT L	FORM OF SPECIFIED DISCOUNT PREPAYMENT NOTICE
EXHIBIT M	FORM OF SPECIFIED DISCOUNT PREPAYMENT RESPONSE
EXHIBIT N	FORM OF ACCEPTANCE AND PREPAYMENT NOTICE
EXHIBIT O	FORM OF SOLVENCY CERTIFICATE
EXHIBIT P-1	FORM OF PARI INTERCREDITOR AGREEMENT
EXHIBIT P-2	FORM OF 1L/2L INTERCREDITOR AGREEMENT
SCHEDULE 1.1	LENDERS’ COMMITMENTS
SCHEDULE 1.2	GUARANTORS
SCHEDULE 1.4	UNRESTRICTED SUBSIDIARIES
SCHEDULE 7.4	SUBSIDIARIES
SCHEDULE 7.9	LITIGATION
SCHEDULE 7.11	ENVIRONMENTAL LAW
SCHEDULE 7.14	ERISA AND PENSION PLAN COMPLIANCE
SCHEDULE 7.15	TAXES
SCHEDULE 8.19	POST-CLOSING ACTIONS
SCHEDULE 9.1	EXISTING INVESTMENTS
SCHEDULE 9.2	EXISTING DEBT
SCHEDULE 9.3	EXISTING LIENS
SCHEDULE 9.6	PERMITTED DISPOSITIONS

CREDIT AGREEMENT

This Credit Agreement, dated as of June 2, 2025 (this “Agreement”), by and among Herc Holdings Inc., a Delaware corporation (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each, individually, as a “Term Lender” and collectively, as the “Term Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders provide Term Loans in an aggregate principal amount of $750,000,000;

WHEREAS, all Obligations incurred pursuant to this Agreement shall be secured by, among other things, the Security Documents and the other Loan Documents, in each case as and to the extent set forth herein and therein;

WHEREAS, each of the Guarantors has agreed to guarantee the Obligations the Borrower, on the terms and conditions specified in the Security Documents (as defined herein);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of February 19, 2025 (together with all exhibits, annexes, schedules and disclosure letters thereto, collectively, as modified, amended, supplemented or waived, the “H&E Acquisition Agreement”), by and among the Borrower, HR Merger Sub Inc. and H&E Equipment Services, Inc. (together with any successor thereto, “H&E”) the Borrower will acquire, directly or indirectly, the outstanding Equity Interests of H&E (together with the other related transactions contemplated in the H&E Acquisition Agreement to occur on the date of or substantially contemporaneously with the foregoing acquisition, the “H&E Acquisition”);

WHEREAS, on the Agreement Date, the proceeds of the Initial Term Loans together with the proceeds of the ABL Agreement, the 2030 Senior Notes, the 2033 Senior Notes and cash on hand of the Borrower, shall be applied (i) to effect the H&E Acquisition, (ii) to consummate the H&E Refinancing and (iii) to pay the Transaction Expenses; and

WHEREAS, the Lenders are willing to make such Term Loans available to the Borrower upon the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“1L/2L Intercreditor Agreement” shall mean an Intercreditor Agreement substantially in the form of Exhibit P-2 (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, and the representatives for purposes thereof for holders of one or more classes of Indebtedness, the Borrower and each of the Guarantors.

“2019 Senior Notes Indenture” means that certain Indenture, dated as of July 9, 2019, among the Borrower, the guarantors party from time to time thereto and Wells Fargo Bank, National Association, as Trustee, as amended, modified and supplemented from time to time prior to the date hereof.

“2024 Senior Notes Indenture” means that certain Indenture, dated as of June 7, 2024, among the Borrower, the guarantors party from time to time thereto and Truist Bank, as Trustee, as amended, modified and supplemented from time to time prior to the date hereof.

“2025-I Senior Notes Indenture” means that certain Indenture, dated as of June 2, 2025, among Herc Holdings Escrow, Inc., the Borrower, the guarantors party from time to time thereto and Truist Bank, as Trustee, as amended, modified and supplemented from time to time prior to the date hereof.

“2025-II Senior Notes Indenture” means that certain Indenture, expected to be dated on or about December 16, 2025, among the Borrower, the guarantors party from time to time thereto and Truist Bank, as Trustee, as amended, modified and supplemented from time to time prior to the date hereof.

“2027 Senior Notes” means the ~~5.50~~5.500% Senior Notes due 2027 issued by the Borrower pursuant to the 2019 Senior Notes Indenture.

“2029 Senior Notes” means the 6.625% Senior Notes due 2029 issued by the Borrower pursuant to the 2024 Senior Notes Indenture.

“2030 Senior Notes” means the 7.000% Senior Notes due 2030 issued by Herc Holdings Escrow, Inc. pursuant to the 2025-I Senior Notes Indenture.

“2031 Senior Notes” means the 5.750% Senior Notes due 2031 issued by the Borrower pursuant to the 2025-II Senior Notes Indenture.

“2033 Senior Notes” means the 7.250% Senior Notes due 2033 issued by Herc Holdings Escrow, Inc. pursuant to the 2025-I Senior Notes Indenture.

“2034 Senior Notes” means the 6.000% Senior Notes due 2034 issued by the Borrower pursuant to the 2025-II Senior Notes Indenture.

“ABL Agreement” means the Amended and Restated Credit Agreement, dated as of the Agreement Date, by and among the Borrower, the other obligors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Agent, U.S. Swingline Lender, Multicurrency U.S. Swingline Lender and Letter of Credit Issuer and JPMorgan Chase Bank, N.A., Toronto Branch, as Multicurrency Canadian Swingline Lender.

“Acceleration” has the meaning specified in Section 11.1(d).

“Acceptable Intercreditor Agreement” means (a) the Pari Passu Intercreditor Agreement and (b) any other intercreditor agreement containing customary terms and conditions for comparable transactions that is in form and substance reasonably acceptable to the Administrative Agent; provided that (i) any intercreditor agreement between the Administrative Agent and one or more representatives of Persons (other than the Borrower or any of its Restricted Subsidiaries) benefitting from a Lien on any Collateral that is intended to be junior to the Administrative Agent’s Lien having terms that are substantially consistent with, or not materially less favorable, taken as a whole, to the Secured Parties than, the terms of the 1L/2L Intercreditor Agreement, shall be deemed to be reasonably acceptable to the Administrative Agent and (ii) any intercreditor agreement between the Administrative Agent and one or more representatives of Persons (other than the Borrower or any of its Restricted Subsidiaries) benefitting from a lien on any Collateral that is intended to be pari passu to the Administrative Agent’s Lien having terms that are substantially consistent with, or not materially less favorable, taken as a whole, to the Secured Parties than, the terms of the Pari Passu Intercreditor Agreement (as amended, restated, modified or replaced in accordance with its terms), shall be deemed to be reasonably acceptable to the Administrative Agent.

“Acquired Business” has the meaning specified in the definition of “Permitted Acquisition”.

“Acquisition Indebtedness” shall have the meaning assigned to such term in Section 9.2(p).

“Act” has the meaning specified in Section 15.22.

“Additional Lender” means any Person that has agreed to provide Incremental Term Loans pursuant to Section 2.2 or Refinancing Term Loans pursuant to Section 2.4, whether or not such Person was a Lender hereunder immediately prior to such time.

“Administrative Agent” means Wells Fargo Bank, National Association, as the agent for the Lenders under this Agreement, or any successor agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, 25% or more of the outstanding equity interests of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. Without limiting the generality of the foregoing, when used with respect to the Administrative Agent or any Lender, the term “Affiliate” shall include any “authorized foreign bank” for purposes of the Income Tax Act (Canada) of such Person.

“Administrative Agent’s Liens” means the Liens on the Collateral granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Loan Documents.

“Administrative Agent-Related Persons” means the Administrative Agent, together with its Affiliates and branches, and the respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Administrative Agent and such Affiliates.

“Agreement” means this Credit Agreement, as amended, amended and restated, modified or supplemented from time to time.

“Agreement Date” means the date on which the conditions specified in Section 10 are satisfied (or waived in writing by the Administrative Agent and the Arrangers).

“All-In-Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Term SOFR or Base Rate floor (with any increased amount being determined in the manner described in clause (c) of the proviso to this definition), or otherwise, in each case, incurred or payable by the Borrower generally to all the lenders or holders of such Indebtedness; provided that (a) original issue discount and upfront fees shall be equated to interest rate assuming a four-year (4-year) average life to maturity (e.g., 100 basis points of original issue discount equals 25 basis points of interest rate margin) (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness), (b) that “All-In-Yield” shall not include (x) any customary ticking fees, unused line fees, amendment fees, arrangement fees, structuring fees, syndication fees, advisory fees, exit fees, commitment fees, underwriting fees and similar fees (regardless of whether paid, in whole or in part, to any or all lenders or holders of such Indebtedness) and (y) other fees not paid generally to all lenders or holders of such Indebtedness and (c) if such Indebtedness includes a Term SOFR or Base Rate floor that is greater than the Term SOFR or Base Rate floor applicable to the Initial Term Loans, such differential between interest rate floors shall be included in the calculation of All-In-Yield, but only to the extent an increase in the Term SOFR or Base Rate floor applicable to the Initial Term Loans would cause an increase in the interest rate then in effect thereunder; provided, further, that (i) any increase required due to the application of clause (c) of the foregoing proviso, at the option of the Borrower, may be effected through an increase in (or implementation of, as applicable) a Term SOFR or Base Rate floor and (ii) to the extent any Incremental Loans include any “payment-in-kind” option that would permit the Borrower (or the applicable Guarantor) to elect to pay all or any portion of accrued interest in the form of additional indebtedness, any spread premium associated with such payment-in-kind shall be disregarded.

“Amendment No. 1” means that certain Amendment No. 1 to this Agreement, dated as of December 10, 2025, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Term Commitment” has the meaning specified in Amendment No. 1.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Section 5 of Amendment No. 1.

“Amendment No. 1 Term Lenders” has the meaning specified in Amendment No. 1.

“Amendment No. 1 Term Loans” has the meaning specified in Amendment No. 1. The aggregate amount of Amendment No. 1 Term Loans outstanding on the Amendment No. 1 Effective Date is $750,000,000.00.

“AML Legislation” has the meaning specified in Section 15.26.

“Anti-Corruption Laws” means any Laws concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, and any other similar anti-corruption law or regulations administered or enforced in any jurisdiction in which any Obligor or any of its Subsidiaries is organized or conducts business.

“Applicable Entities” has the meaning specified in Section 15.18.

“Applicable Margin” means, (A) with respect to the Initial Term Loans made on the Agreement Date that are Term SOFR Term Loans, 2.00% per annum and with respect to the Initial Term Loans made on the Agreement Date that are Base Rate Term Loans, 1.00% per annum and (B) with respect to the Amendment No. 1 Term Loans that are Term SOFR Term Loans, 1.75% per annum and with respect to the Amendment No. 1 Term Loans that are Base Rate Term Loans, 0.75% per annum.

“Approved Fund” means any Person (other than a natural person or Disqualified Lender) that is engaged in making, holding or investing in bank loans and similar extensions of credit in its ordinary course of business and is administered or managed by (a) a Lender, (b) an entity or an Affiliate of an entity that administers or manages a Lender, or (c) an Affiliate or branch of a Lender.

“Arrangers” means (i) with respect to the Existing Credit Agreement, Wells Fargo Securities, LLC, Crédit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A. (acting through any of its affiliates or branches as it deems appropriate), BMO Capital Markets Corp., Capital One, National Association, MUFG Bank, Ltd., ING Capital LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, Goldman Sachs Bank USA, Regions Capital Markets, a division of Regions Bank, and Truist Securities, Inc., and (ii) with respect to Amendment No. 1, Wells Fargo Securities, LLC, Crédit Agricole Corporate and Investment Bank, JPMorgan Chase Bank, N.A. (acting through any of its affiliates or branches as it deems appropriate), Capital One, National Association, MUFG Bank, Ltd., ING Capital LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, Truist Securities, Inc., Regions Securities LLC, U.S. Bancorp Investments, Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC and BofA Securities, Inc., each in their capacity as Joint Lead Arrangers and Joint Book Runners (each, in its capacity as a joint lead arranger, a “Joint Lead Arranger” and, in its capacity as a joint bookrunner, a “Joint Book Runner”).

“AR Subordinated Note” means any subordinated promissory note issued by a Receivables Entity to the Borrower as payment for all or a portion of the purchase price payable by such Receivables Entity to the Borrower for receivables sold to such Receivables Entity.

“AR Subordinated Note Financing” means any transaction or series of transactions that may be entered into by the Borrower pursuant to which the Borrower may (a) sell, transfer, assign or convey an AR Subordinated Note to the financing provider and/or (b) grant a security interest in an AR Subordinated Note to the financing provider.

“Asset Disposition” means any sale, issuance, conveyance, transfer, lease or other disposition (including a disposition to a Divided LLC pursuant to an LLC Division) by the Borrower or any Restricted Subsidiary to any Person, of Collateral consisting of:

(a) any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or to the extent required by applicable law);

(b) all or substantially all of the properties and assets of any division or line of business of the Borrower or any Restricted Subsidiary; or

(c) any other properties or assets of the Borrower or any Restricted Subsidiary, other than, in the case of clauses (a) or (b) above or this clause (c),

(i) sales, conveyances, transfers, leases or other dispositions of assets, including sales of equipment to equipment manufacturers and similar transactions, in each case in the ordinary course of business;

(ii) sales, conveyances, transfers, leases or other dispositions of obsolete, surplus or worn-out property or property that is no longer necessary in the business of the Borrower and its Subsidiaries;

(iii) sales, conveyances, transfers, leases or other dispositions of assets in one or a series of related transactions for an aggregate consideration of less than the greater of (x) $315,000,000 and (y) 3.0% of Consolidated Tangible Assets;

(iv) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(v) (x) a disposition that constitutes a permitted Restricted Payment under Section 9.1 or a Permitted Investment and (y) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets in connection with a Securitization Transaction; provided that (A) the properties or assets of any Obligor sold, issued, conveyed, transferred, leased or otherwise disposed of in connection with an Equipment Securitization Transaction shall consist of the types described in the definition of “Equipment Securitization Transaction” and (B) the Obligors shall not select properties or assets for disposition in connection with a Securitization Transaction in a manner so as to intentionally adversely affect the Administrative Agent’s or the Lenders’ interests hereunder;

(vi) Like-Kind Exchanges in the ordinary course of business;

(vii) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or agreement, or necessary or advisable (as determined by the Borrower in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(viii) any disposition of cash, Cash Equivalents, Investment Grade Securities or Temporary Cash Investments;

(ix) the unwinding of any Hedge Agreement;

(x) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(xi) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than an Obligor or a Restricted Subsidiary) from which such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquires its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(xiii) the lapse, abandonment (including failure to maintain) or other disposition of Intellectual Property (other than a non-exclusive license, sublicense, cross-license or other grant of rights to Intellectual Property) that is, in the good faith determination of the Borrower, no longer material or no longer commercially desirable to maintain or used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(xiv) non-exclusive licenses, sublicenses, cross-licenses or other grants of rights to Intellectual Property (x) in the ordinary course of business or otherwise consistent with past practice or (y) otherwise not materially interfering with the conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole or the Administrative Agent’s rights with respect to the Collateral;

(xv) any disposition for Fair Market Value, to any Franchisee or any Franchise Special Purpose Entity; provided that the properties or assets transferred to any Franchisee or any Franchise Special Purpose Entity shall consist of the types described in the definition of “Equipment Securitization Transaction”; and

(xvi) any disposition set forth on Schedule 9.6 hereto.

“Assignee” has the meaning specified in Section 13.2(a).

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by one or more Lenders and Eligible Assignees (with the consent of any party whose consent is required by Section 13.2(a)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel engaged by the Administrative Agent (limited to one primary counsel and not more than one local counsel for each relevant jurisdiction (including relevant foreign jurisdictions)).

“Available Incremental Amount” means, on any date, without duplication, an amount equal to the difference between (a) the sum of (w) the greater of (i) the greater of (A) $1,780,000,000 and (B) 20% of Consolidated Tangible Assets and (ii) an amount equal to Suppressed Availability (as defined in the ABL Agreement), (x) the amount of any permanent voluntary reductions in revolving credit commitments under the ABL Agreement, (y) the amount of any voluntary prepayment of the Initial Term Loans, any Incremental Loans or any Incremental Equivalent Debt that is secured by a Lien on the Collateral ranking on a pari passu basis with the Lien on the Collateral securing the Obligations, and (z) an unlimited additional amount so long as, after giving effect to any such incurrence on a pro forma basis (and after giving effect to any acquisition or other Investment consummated in connection therewith on a pro forma basis), (I) in the case of Incremental Term Loans that are secured, the Senior Secured Indebtedness Leverage Ratio is no greater than 3.00:1.00 and (II) in the case of Incremental Term Loans that are unsecured, the Fixed Charge Coverage Ratio is no less than 2.00:1.00, less (b) the sum of the aggregate principal amount of all Incremental ABL Term Loans (as defined in the ABL Agreement) made, plus all Incremental Revolving Commitments (as defined in the ABL Agreement) established, plus the aggregate principal amount of all Incremental Loans and all Incremental Equivalent Debt incurred, in each case, prior to such date and that shall be outstanding as of such date (it being understood that any Incremental ABL Term Loans, Incremental Loans or Incremental Equivalent Debt that shall be repaid, and any Incremental Revolving Commitment that shall be terminated, in connection with any proposed Incremental ABL Term Loans, Incremental Loan, Incremental Equivalent Debt or Incremental Revolving Commitments shall not be deemed outstanding for purposes of this definition).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.2(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1⁄2 of 1%, (b) the Prime Rate and (c) Term SOFR for a one-month tenor in effect on such day, plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1.00%.

“Base Rate Term Loan” means any Term Loan during any period for which it bears interest based on the Base Rate.

“Basel III” means:

(a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.2(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the most recent form of “Certification Regarding Beneficial Owners of Legal Entity Customers” published jointly by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BIA” means the Bankruptcy and Insolvency Act (Canada) and the regulations promulgated thereunder.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 8.2.

“Borrowing” means a borrowing hereunder consisting of Term Loans of one Type made on the same day by Lenders to the Borrower and, in the case of Term SOFR Term Loans, having the same Interest Period.

“Business Day” means any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed.

“Canadian Collateral” means all of the Canadian Guarantors’ personal property from time to time subject to the Administrative Agent’s Liens securing payment or performance of any Obligations pursuant to the Canadian Security Documents, other than Excluded Assets (as defined in the Canadian GCA); provided that “Canadian Collateral” shall not include U.S. Collateral.

“Canadian DB Pension Plan” means any Canadian Pension Plan that contains a “defined benefit provision” as defined in the Income Tax Act (Canada).

“Canadian Dollars” or “Cdn $” or “Cdn. Dollars” means the lawful currency of Canada.

“Canadian GCA” means the Canadian Guarantee and Collateral Agreement, dated as of the date hereof, from the Canadian Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Canadian Guarantors” means (a) any Subsidiary of the Borrower that is organized under the Laws of Canada or any province or territory thereof, whether now existing or hereafter created or acquired, and (b) each other Person (other than a U.S. Guarantor) who guarantees payment or performance in whole or in part of the Obligations; provided that “Canadian Guarantors” shall not include any Subsidiary that is an Excluded Subsidiary. The Canadian Guarantors as of the Agreement Date are set forth on Schedule 1.2 under the heading “Canadian Guarantors”.

“Canadian Party” has the meaning specified in Section 8.11.

“Canadian Pension Plan” means any Pension Plan applicable solely to employees or former employees of any of the Canadian Guarantors but shall not include any Pension Plan maintained by the Government of Canada, the government of the Province of Québec or the government of the Province of Ontario.

“Canadian Security Documents” means, collectively, (a) the Canadian GCA, (b) any security agreement and/or deed of hypothec executed and delivered after the Agreement Date by a Person that is or becomes a Canadian Guarantor hereunder in accordance with Section 8.14 and (c) any Control Agreement or other agreements, instruments and documents heretofore, now or hereafter delivered by a Canadian Guarantor to secure the Obligations.

“Canadian Subsidiary” means any Subsidiary of the Borrower that is organized under the Laws of Canada or any province or territory thereof.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity requirements of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures incurred by such Person and its consolidated Subsidiaries during such period for purchases of property, plant and equipment as “capital expenditures” (exclusive of expenditures for Investments not prohibited hereby, including Permitted Acquisitions) or similar items which, in accordance with GAAP, are or should be included in the statement of cash flows of such Person and its consolidated Subsidiaries during such period, net of (b) (i) proceeds received by the Borrower or any of its consolidated Restricted Subsidiaries from dispositions of property, plant and equipment or similar items reflected in the statement of cash flows of such Person and its consolidated Restricted Subsidiaries during such period, (ii) expenditures that are paid for by a third party (excluding the Borrower and any of its consolidated Restricted Subsidiaries) and for which neither the Borrower nor any of its consolidated Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person, or (iii) expenditures made with the proceeds of any equity securities issued or capital contributions received, or Indebtedness incurred, by the Borrower or any of its consolidated Restricted Subsidiaries which, in accordance with GAAP, are included in “capital expenditures”, including any such expenditures made for purchases of Rental Equipment.

“Capital Lease” means any lease of property by an Obligor or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a finance lease on the balance sheet of the Consolidated Parties.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible or exchangeable into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

“Cash Equivalents” means:

(a) direct obligations of the United States of America or Canada, or any agency thereof, or obligations guaranteed or insured by the United States of America or Canada, or any agency thereof, provided that such obligations mature within one (1) year from the date of acquisition thereof;

(b) (i) certificates of deposit, guaranteed investment certificates or time deposits maturing within one (1) year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with (A) any Lender or an Affiliate thereof or (B) any other bank or trust company organized under the laws of the United States of America or any state thereof or Canada or any province or territory thereof, in each such case, having, at the time of acquisition thereof, capital and surplus aggregating at least

$500,000,000 (or the Equivalent Amount in Canadian Dollars, as applicable) and the commercial paper of the holding company of which is rated at least “A2” by S&P or “P2” by Moody’s, and (ii) repurchase obligations for underlying securities of the types described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (i) above;

(c) commercial paper maturing not more than one (1) year from the date of creation thereof or corporate demand notes, in each case given a rating of “A2” or better by S&P or “P2” or better by Moody’s;

(d) (i) marketable direct obligations issued by any state of the United States of America or the District of Columbia or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least “A1” from S&P or at least “P1” from Moody’s or (ii) investments in short-term asset management accounts that are primarily invested in investments of the type specified in clause (i);

(e) any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause(b)(i)(B) which:

(i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) and (b); and

(ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(f) investments in short-term asset management accounts managed by any bank party to a credit facility which are invested in indebtedness of any state or municipality of the United States or of the District of Columbia and which are rated under one of the two highest ratings then obtainable from S&P or by Moody’s or investments of the types described in clauses (a) through (e) above; and

(g) any investment in (i) funds investing primarily in investments of the types specified in clauses (a) through (f) above or (ii) money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended; provided, that, in the case of any Investment by any Foreign Subsidiary of the Borrower, the definition of “Cash Equivalents” shall also include: (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) (or, in the case of a Foreign Subsidiary organized under the laws of a member state of the European Union, any other sovereign nation (or agency thereof) in the European Union), in each case maturing within a year after such date and having, at the time of the acquisition thereof, a rating equivalent to at least “A2” from S&P and at least “P2” from Moody’s, (B) investments of the type and maturity described in clauses (a) through (g) above of non-U.S. obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable non-U.S. rating agencies and (C) shares of money market mutual or similar funds primarily investing in investments otherwise satisfying the requirements of this definition (including this paragraph).

“CCAA” means the Companies’ Creditors Arrangement Act (Canada) and the regulations promulgated thereunder.

“Change of Control” means, at any time and for any reason whatsoever, (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Borrower on a fully diluted basis or (b) the occurrence of a “Change of Control” under (A) the 2019 Senior Notes Indenture, (B) the 2024 Senior Notes Indenture, (C) the 2025-I Senior Notes Indenture, and (D) the ABL Agreement or (ii) any indenture, loan agreement or similar instrument, in each case evidencing or governing Indebtedness for borrowed money in an outstanding principal amount in excess of the Threshold Amount entered into or assumed by the Borrower after the Agreement Date. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (x) the Borrower or any parent company becomes a direct or indirect wholly owned Subsidiary of another Person and (y) (i) the shares of the Borrower’s or such parent company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction or (ii) immediately following that transaction, no Person (other than a Permitted Holder) is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Person.

“Charter Documents” means, with respect to any Person, the certificate or articles of incorporation or organization, memoranda of association, by-laws or operating agreement, and other organizational or governing documents of such Person.

“Class” means (a) when used with respect to Lenders, refers to whether such Lenders have Term Loans or Commitments with respect to a particular Class of Term Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Initial Term Loan Commitments, Delayed Draw Incremental Term Commitments, Incremental Term Commitments or Refinancing Term Commitments, in each case, not designated part of another existing Class and (c) when used with respect to Term Loans, refers to whether such Term Loans, are Initial Term Loans, Term Loans, Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, in each case not designated part of another existing Class. Commitments (and, in each case, the Term Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Term Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral” means the U.S. Collateral and/or the Canadian Collateral, collectively or individually, as the context requires.

~~“Co-Manager” means KeyBanc Capital Markets Inc., as a co-manager.~~

“Collateral Trust Agreement” means (i) that certain Collateral Trust Agreement, expected to be dated on or about June 9, 2025, by and among the Borrower, the other Guarantors party thereto from time to time, the Administrative Agent, JPMorgan Chase Bank, N.A., as agent under the ABL Agreement, Wilmington Trust, National Association, as collateral trustee, and the other parties party thereto from time to time or (ii) any other collateral trust agreement in such form as may reasonably be acceptable to the Administrative Agent and the Borrower.

“Collateral Trust Security Agreement” means that certain Collateral Trust Security Agreement, expected to be dated on or about June 9, 2025, by and among the Borrower, the other Guarantors party thereto from time to time and Wilmington Trust, National Association, as collateral trustee

“Commitment” means the Initial Term Loan Commitment, the Amendment No. 1 Term Commitment, the Incremental Term Commitment or the “Refinancing Term Commitment of a Lender, and “Commitments” means such commitments of all Lenders.

“Communication” means this Agreement, any other Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.4 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, for any period:

(a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(i) Consolidated Net Income;

(ii) Consolidated Non-cash Charges;

(iii) Consolidated Interest Expense, all items excluded from the definition of “Consolidated Interest Expense” pursuant to clause (b) thereof, and to the extent not reflected in Consolidated Interest Expense, costs of surety bonds in connection with financing activities;

(iv) Consolidated Income Tax Expense;

(v) any fees, expenses or charges related to the Transactions, or any Equity Offering, Investment, merger, acquisition, disposition, consolidation, amalgamation, recapitalization or the incurrence or repayment of Indebtedness not prohibited by this Agreement (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

(vi) the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures); provided, however, that the aggregate amount of such charges or reserves added to Consolidated EBITDA for any period pursuant to this clause (vi) (when taken together with any amounts added pursuant to clause (vii) below) shall not exceed 20.0% of Consolidated EBITDA of such Person for such period (calculated after giving effect to any adjustments made pursuant to this clause (vi) and/or clause (vii) below);

(vii) the amount of net cost savings and synergies projected by the Borrower in good faith to be realized from actions taken or expected to be taken (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, (B) such actions have been taken or are to be taken within twenty-four (24) months after the date of determination to take such action and (C) the aggregate amount of any cost savings and synergies added pursuant to this clause (vii) when taken together with any amounts added pursuant to clause (vi) above shall not exceed 20.0% of Consolidated EBITDA for such period (calculated after giving effect to any adjustments made pursuant to this clause (vii) and/or clause (vi) above);

(viii) the amount of any loss attributable to non-controlling interests;

(ix) the amount of any loss on any Franchise Financing Disposition;

(x) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any equity subscription or equityholder agreement, to the extent funded with cash proceeds contributed to the capital of the Borrower by a Person other than the Borrower or a Subsidiary of the Borrower, or an issuance of Capital Stock of the Borrower (other than Redeemable Capital Stock) and excluded from the calculation set forth in the definition of “Cumulative Credit”;

(xi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of any obligations under Hedge Agreements or other derivative instruments; and

(xii) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; less

(b) the sum of:

(i) non-cash items increasing Consolidated Net Income; and

(ii) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters.

“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, provincial, local and foreign Taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of the Consolidated Parties for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(a) the interest expense to the extent deducted in calculating Consolidated Net Income, net of any interest income, of the Consolidated Parties for such period as determined on a consolidated basis in accordance with GAAP, including:

(i) any amortization of debt discount;

(ii) the net payments made or received under interest rate Hedge Agreements (including any amortization of discounts);

(iii) the interest portion of any deferred payment obligation;

(iv) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar facilities;

(v) all accrued interest;

(vi) interest in respect of Indebtedness of any other Person that has been guaranteed by any Consolidated Party, but only to the extent that such interest is actually paid by any such Consolidated Party;

(vii) non-cash interest expense; and

(viii) the interest expense attributable to Finance Lease Obligations; minus

(b) to the extent otherwise included in such interest expense referred to in clause (a) above, (i) amortization or write-off of financing costs, (ii) accretion or accrual of discounted liabilities not constituting Indebtedness, (iii) any expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, (iv) any “additional interest” in respect of registration rights arrangements for any securities and (v) any expensing of bridge, commitment and other financing fees, in each case under clauses (a) and (b), as determined on a consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Consolidated Parties with respect to interest rate Hedge Agreements.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Consolidated Parties determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) any net income (loss) of any Person if such Person is not a Consolidated Party, except that (i) any Consolidated Party’s equity in the net income of any such Person for such period shall be included in such consolidated net income up to the aggregate amount actually dividended or distributed or that (as determined by the Borrower in good faith, which determination shall be conclusive) could have been dividended or distributed by such Person during such period to a Consolidated Party as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), to the extent not already included therein, and (ii) any Consolidated Party’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of any such Consolidated Party in such Person;

(b) any extraordinary, unusual or non-recurring gain, loss, expense or charge (including fees, expenses and charges associated with the Transactions or any merger, acquisition, disposition or consolidation after the Agreement Date or any accounting change);

(c) (i) the portion of net income of the Consolidated Parties allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries, to the extent that cash dividends or distributions have not actually been received by the Consolidated Parties and (ii) the portion of net loss of the Consolidated Parties allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries shall be included, to the extent of the aggregate Investment of the Consolidated Parties in such Persons;

(d) (i) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Consolidated Parties (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the Borrower, which determination shall be conclusive) and (ii) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Consolidated Parties;

(e) the net income of any Consolidated Party to the extent that the declaration of dividends or similar distributions by such Consolidated Party of such income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such

Consolidated Party or its stockholders (other than (i) restrictions that have been waived or otherwise released, (ii) restrictions pursuant to this Agreement and (iii) restrictions in effect on the Agreement Date with respect to such Consolidated Party and other restrictions with respect to such Consolidated Party that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Agreement Date);

(f) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(g) the write-off of any deferred financing costs and premiums incurred by the Borrower in connection with the refinancing or repayment of any Indebtedness;

(h) any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, obligations under Hedge Agreements or other derivative instruments (including any premiums paid);

(i) (i) any non-cash income (or loss) related to the recording of the fair market value of any obligations under Hedge Agreements and (ii) any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case of clauses (i) and (ii), in respect of any obligations under Hedge Agreements;

(j) any unrealized gains or losses in respect of any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values;

(k) (i) any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management and (ii) any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of the Borrower or any of its Subsidiaries in connection with the H&E Acquisition or any other merger, acquisition, disposition or consolidation;

(l) any income (or loss) from discontinued operations;

(m) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

(n) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (n) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

(o) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), non-cash charges for deferred tax valuation allowances, and non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP;

(p) any goodwill or other intangible asset impairment charge;

(q) effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

(r) the amount of loss on sale of assets to a Subsidiary in connection with a Securitization Transaction;

(s) the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost (including charges related to the implementation of strategic or cost-savings initiatives), including any severance, retention, signing bonuses, relocation, recruiting and other employee-related costs, future lease commitments, and costs related to the opening and closure and/or consolidation of facilities and to existing lines of business; and

(t) accruals and reserves established within twelve (12) months after (i) the consummation of the H&E Acquisition that were established as a result of the H&E Acquisition and (ii) the closing of any other acquisition or Investment required to be established as a result of such acquisition or Investment in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

“Consolidated Non-cash Charges” means, for any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of the Consolidated Parties reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss).

“Consolidated Parties” means the Borrower and each of its Restricted Subsidiaries whose financial statements are consolidated with the Borrower’s financial statements in accordance with GAAP.

“Consolidated Tangible Assets” means, as of any date of determination, the total assets less the sum of goodwill, net, and other intangible assets, net, in each case as reflected on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of the most recently completed fiscal quarter of the Borrower for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any incurrence of Indebtedness or Liens or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls, or any constituent of any such substance or waste, or any other substance or material regulated under Environmental Law due to its dangerous or deleterious properties or characteristics.

“Continuation/Conversion Date” means the date on which a Term Loan is converted into or continued as a Term SOFR Term Loan.

“Contribution Amounts” means the aggregate amount of capital contributions applied by the Borrower to permit the incurrence of Contribution Indebtedness then outstanding pursuant to Section 9.2(r).

“Contribution Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Borrower or such Restricted Subsidiary after June 30, 2016 (whether through the issuance or sale of Capital Stock or otherwise).

“Control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“CRA” means the Canada Revenue Agency.

“Copyrights” means all copyright rights (and all related IP Ancillary Rights) whether or not the underlying work of authorship is registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Cumulative Credit” means:

(a) $175,000,000; plus

(b) 50.0% of the Consolidated Net Income of the Borrower accrued during the period (treated as one accounting period) from July 1, 2016 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Borrower for such period shall be a deficit, minus 100% of such deficit); plus

(c) the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Borrower as capital contributions to the Borrower after June 30, 2016 or from the issuance or sale of Capital Stock (excluding Disqualified Stock of the Borrower) of the Borrower to any Person (other than an issuance or sale to a Subsidiary of the Borrower and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees) after June 30, 2016 other than Excluded Contributions and Contribution Amounts; plus

(d) the aggregate net cash proceeds received by the Borrower from any Person (other than a Subsidiary of the Borrower) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Disqualified Stock) of the Borrower; plus

(e) the aggregate net cash proceeds and the Fair Market Value of property or assets received after June 30, 2016 by the Borrower or any Restricted Subsidiary from any Person (other than a Subsidiary of the Borrower) for Indebtedness that has been converted or exchanged into or for Capital Stock (other than Disqualified Stock) of the Borrower or Holdings (to the extent such Indebtedness was originally sold by the Borrower for cash), plus the aggregate amount of cash and the Fair Market Value of any property received by the Borrower or any Restricted Subsidiary (other than from a Subsidiary of the Borrower) in connection with such conversion or exchange, plus

(f) the aggregate amount of any Retained Proceeds since the Agreement Date.

For purposes of calculating the amount of Cumulative Credit, such amount shall be reduced by Restricted Payments made pursuant to clause (a) of Section 9.1.

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year; provided that (a) the Weighted Average Life to Maturity of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is not shorter than the Weighted Average Life to Maturity of the Term Loans (without giving effect to any prior amortization or prepayments thereof) and (b) the final maturity date of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is no earlier than the Maturity Date at the time such bridge loans are incurred.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code, the BIA, the CCAA, the Winding-up and Restructuring Act (Canada), the Canada Business Corporations Act (or any other Canadian corporate statute where such statute is used by a Person to propose an arrangement) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Notice” has the meaning specified in Section 11.1(d).

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2.00%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

“Defaulting Lender” means any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Term Loans, within one (1) Business Day of the date required to be funded by it hereunder, unless, with respect to the funding of any Term Loan, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding of such Term Loan has not been satisfied (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in a manner satisfactory to the Administrative Agent or the Borrower, as the case may be, that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation in writing by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that (i) has become the subject of a proceeding under any of the federal Bankruptcy Code, the BIA, the CCAA, the Winding-up and Restructuring Act (Canada), the Canada Deposit Insurance Corporation Act (Canada) or any other state, provincial, territorial, federal or other applicable jurisdictional bankruptcy or insolvency act or law, now or hereafter existing, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) has taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, (iv) is being subject to a forced liquidation or any Person that directly or indirectly controls such Lender is being subject to a forced liquidation, (v) is making a general assignment for the benefit of creditors or otherwise being adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or its assets to be, insolvent or bankrupt or subject to a resolution regime or (vi) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender (x) solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such equity interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) solely by virtue of a so-called undisclosed administration (being the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or any person that directly or indirectly controls such Lender is subject to home jurisdiction supervision if applicable Law requires that such appointment is not to be publicly disclosed).

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration as determined by the Borrower in good faith.

“Designation Date” has the meaning specified in Section 2.3(g).

“Disqualified Lender” means, on any date, (i) any competitor of the Borrower or any of its Subsidiaries, identified in writing by the Borrower to the Administrative Agent from time to time not less than two (2) Business Days prior to such date, (ii) such other Persons identified in writing by the Borrower to the Administrative Agent on or prior to the Agreement Date and (iii) in the case of any Person under clauses (i) and (ii), any of its Affiliates (other than any bona fide debt funds) that are either (x) readily identifiable on the basis of its name or (y) identified in writing to the Administrative Agent by the Borrower from time to time not less than two (2) Business Days prior to such date; provided that “Disqualified Lenders” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent and Lenders from time to time. The Administrative Agent shall provide a current list of Disqualified Lenders under clauses (i) and (ii) and, to the extent identified in writing to the Administrative Agent by the Borrower, clause (iii) to any Lender (other than a Disqualified Lender) upon written request for such list from such Lender.

“Disqualified Stock” means (i) that portion of any Capital Stock (other than Management Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or as a result of a sale of assets), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or as a result of a sale of assets) on or prior to the six (6)-month anniversary of the latest Maturity Date with respect to any of the Obligations then applicable hereunder at the date of issuance of such Disqualified Stock and (ii) any other Capital Stock (other than common equity) designated by the Borrower in writing to the Administrative Agent as Disqualified Stock.

“Distribution” means (a) the payment or making of any dividend or other distribution of property in respect of capital stock or other equity interests (or any options or warrants for, or other rights with respect to, such capital stock or other equity interests) of any Person, other than any such dividend or other distribution in respect of capital stock or other equity interests (or any options or warrants for such capital stock or other equity interests) of any class other than Disqualified Stock, or (b) the direct or indirect redemption or other acquisition by any Person of any capital stock or other equity interests (or any options or warrants for such capital stock or other equity interests) of such Person or any direct or indirect shareholder or other equity holder of such Person, other than any such redemption or other acquisition of capital stock or other equity interests (or any options or warrants for such capital stock or other equity interests) of any class other than Disqualified Stock.

“Divided LLC” means any limited liability company which was formed upon, or is a party to and continues in existence after giving effect to, the consummation of an LLC Division.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Domestic Subsidiary” means any Subsidiary of the Borrower other than a Foreign Subsidiary.

“DQ List” has the meaning specified in Section 13.2(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means (a) a commercial bank, commercial finance company, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or buys commercial loans in the ordinary course of business; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; (d) any Approved Fund; and (e) any other Person reasonably acceptable to the Administrative Agent; provided that, in any event, “Eligible Assignee” shall not include (i) any natural person (or any holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons), (ii) any Disqualified Lender (other than any Disqualified Lender otherwise agreed to by the Borrower in a writing delivered to the Administrative Agent) or (iii) any Defaulting Lender.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of June 30, 2016, by and between Hertz Global Holdings, Inc. and the Borrower.

“Environmental Laws” means all applicable federal, state, provincial or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, enforceable requirements, judgments, injunctions, licenses, authorizations, consents, registrations, approvals, permits of, and binding agreements with, any Governmental Authority, in each case in connection with (a) pollution or protection of the environment (including Releases of Contaminants) or (b) to the extent relating to exposure to Contaminants, public or worker health matters.

“Equipment Securitization Transaction” means any sale, assignment, pledge or other transfer (a) by the Borrower or any Subsidiary of the Borrower of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Borrower and/or any Subsidiary of the Borrower, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Borrower or any Subsidiary of the Borrower of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

“Equity Offering” means a private or public sale for cash after the Issue Date by the Borrower of its common Capital Stock (other than Redeemable Capital Stock and other than to a Subsidiary of the Borrower) or by any parent company of the Borrower to the extent that the net proceeds therefrom are contributed to the common equity capital of the Borrower.

“Equivalent Amount” means, on any date, the amount of Dollars into which an amount of Cdn. Dollars or any other Alternative Currency, as applicable, may be converted or the amount of Cdn. Dollars or any other Alternative Currency, as applicable, into which an amount of Dollars may be converted, in any case, (a) at the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent from time to time) as of approximately 12:00 noon, New York City time, or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in the Administrative Agent’s principal foreign exchange trading office for the first currency, on such date, in each case rounded to the nearest unit of the applicable currency, with 0.5 of a unit being rounded upward.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) any failure by a Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to a Pension Plan; (d) a determination that a Pension Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) a withdrawal by the Borrower or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete or partial withdrawal by the Borrower or ERISA Affiliate from a Multi-employer Plan; (g) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (h) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; (i) the Borrower or any of its Subsidiaries engaging in a non-exempt “prohibited transaction” with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code); or (j) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or ERISA Affiliate.

“Erroneous Payment” has the meaning assigned thereto in Section 14.22(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 14.22(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 14.22(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 14.22(d).

“ES Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Borrower (or, if not a Subsidiary of the Borrower, the common equity of which is wholly owned, directly or indirectly, by the Borrower) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 11.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds, or the Fair Market Value (as of the date of contribution) of property or assets, received by the Borrower as capital contributions to the Borrower after June 30, 2016 (including in connection with the H&E Acquisition or any other acquisition that was consummated prior to the Agreement Date) or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Capital Stock) of the Borrower, in each case to the extent not previously included in the calculation set forth under clause (c) of the definition of Cumulative Credit for purposes of determining whether a Restricted Payment may be made.

“Excluded Facility” means any Subject Facility (w) with a scheduled Maturity Date more than one (1) year after the Maturity Date of the Initial Term Loans on the date of incurrence of such Subject Facility, (x) incurred in connection with a Permitted Acquisition or other Investment permitted hereunder and (y) in an aggregate principal amount that when incurred does not exceed the greater of (1) $575,000,000 and (2) 25.0% of Consolidated EBITDA.

“Excluded Subsidiary” means any (a) Subsidiary of a Foreign Subsidiary (other than any Canadian Subsidiary or Domestic Subsidiary of a Canadian Subsidiary), (b) Unrestricted Subsidiary, (c) Immaterial Subsidiary, (d) Domestic Subsidiary or Canadian Subsidiary that, at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), is prohibited by any applicable contractual obligation or Requirement of Law from guaranteeing or granting Liens to secure the Obligations hereunder or if guaranteeing or granting Liens to secure the Obligations hereunder would require governmental (including regulatory) consent, approval, license or authorization, unless such consent, approval, license or authorization has been received, (e) joint venture or Subsidiary that is not a Wholly Owned Subsidiary, (f) Subsidiary formed solely for the purpose of merging or amalgamating with another Person in connection with a Permitted Acquisition or other Permitted Investment by the Borrower or another Obligor, (g) captive insurance subsidiary or not-for-profit subsidiary, (h) any Subsidiary that is an “Investment Company”, or a company “controlled” by an “Investment Company”, in each case, within the meaning of the Investment Company Act of 1940 or (i) Domestic Subsidiary or Canadian Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (or, in the case of adverse tax consequences, the Borrower) (confirmed in writing by notice to the Borrower or the Administrative Agent, as applicable), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee of the Obligations hereunder shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that, in the case of clause (c) above, any Subsidiary that fails to qualify as an Immaterial Subsidiary as of the last day of the most recent four consecutive Fiscal Quarters for which consolidated financial statements of the Consolidated Parties are available shall continue to be deemed an Excluded Subsidiary hereunder until the date that is sixty (60) days following the date on which such financial statements were required to be delivered pursuant to Section 8.2 with respect to such period; provided, further, that (x) in no event shall the Borrower be an Excluded Subsidiary and (y) for so long as the ABL Agreement is in effect, any Domestic Subsidiary or any Canadian Subsidiary of the Borrower that guarantees any borrowings under the ABL Agreement shall not be considered to be an Excluded Subsidiary for the purposes of this Agreement for so long as such guarantee is in effect.

“Excluded Taxes” means, in the case of each Lender and the Administrative Agent and each other recipient of any payment to be made on account of the Obligations, (a) income Taxes, franchise Taxes or other Taxes on net income as are imposed on or measured by the Administrative Agent’s, such Lender’s or such recipient’s overall net income in the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which the Administrative Agent or such Lender or such recipient, as the case may be, is organized or maintains a lending office from which the Term Loans are made or does business, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in respect of which the applicable recipient, as the case may be, is subject to income or franchise Taxes imposed on (or measured by) its net income, (c) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes that are Other Connection Taxes, (d) in the case of a Lender, U.S. federal withholding Tax that is imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in an Obligation pursuant to a law in effect on the date on which (i) such Lender acquires an interest in such Obligation (other than pursuant to any assignment request by the Borrower under Section 5.9 or Section 13.1(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (e) any withholding Tax that is attributable to a Lender’s failure to comply with Section 5.1(f), and (f) any U.S. federal withholding Tax imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in Amendment No. 1.

“Existing Tranche” has the meaning specified in Section 2.3(a).

“Extended Term Loans” has the meaning specified in Section 2.3(a).

“Extending Lender” has the meaning specified in Section 2.3(b).

“Extension Amendment” has the meaning specified in Section 2.3(d).

“Extension Date” has the meaning specified in Section 2.3(e).

“Extension Election” has the meaning specified in Section 2.3(b).

“Extension Request” has the meaning specified in Section 2.3(a).

“Fair Market Value” means, with respect to any asset, the fair market value of such asset as determined by the Borrower in good faith, whose determination shall be conclusive.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, modified, and supplemented thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means that certain Fee Letter, dated as of the Agreement Date, between Wells Fargo and the Borrower.

“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in conformity with GAAP (but subject to Section 1.2(c)), is or should be accounted for as a finance lease on the balance sheet of such Person.

“Finance Lease Obligation” means, with respect to any Finance Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Finance Lease; provided that the amount of obligations attributable to any Finance Lease shall exclude any capitalized operating lease liabilities resulting from the adoption of ASC 842, Leases.

“Financial Incurrence Test” has the meaning specified in Section 1.3(n).

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 7.5 and 8.2.

“Fiscal Quarter” means the period commencing on January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing on April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing on July 1 in any Fiscal Year and ending on the next succeeding September 30, or the period commencing on October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require.

“Fiscal Year” means the Borrower’s, the Guarantors’ and their respective Subsidiaries’ fiscal year for financial accounting purposes. As of the Agreement Date, the current Fiscal Year of the Borrower, the other Obligors and their Subsidiaries will end on December 31, 2025.

“Fitch” means Fitch Ratings Inc.

“Fixed Amounts” has the meaning specified in Section 1.3(n).

“Fixed Charge Coverage Ratio” means the ratio of:

(a) Consolidated EBITDA for the most recent period of four consecutive Fiscal Quarters for which financial information in respect thereof is available; to

(b) the sum, without duplication, of (i) Consolidated Interest Expense for such period paid or payable in cash (other than (1) fees and expenses associated with the Transactions, (2) costs associated with obtaining, or breakage costs in respect of, Hedge Agreements, (3) fees and expenses associated with any Permitted Acquisitions, Permitted Investments, mergers, consolidations or amalgamations, the issuance of Capital Stock, or the incurrence of Indebtedness, in each case permitted under this Agreement (in each case, whether or not the applicable Permitted Acquisition, Permitted Investment, merger, consolidation, amalgamation, issuance of Capital Stock, or incurrence of Indebtedness is consummated), (4) amortization of deferred financing costs (5) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Securitization Transaction and (6) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions), net of interest income, plus (ii) the aggregate amount of dividends and other distributions paid in cash during such period in respect of Redeemable Capital Stock of such Person and its Restricted Subsidiaries on a consolidated basis.

“Floor” means a rate of interest equal to zero.

“Floor Plan Financing” means any floor plan financing or other Indebtedness incurred by any Loan Party or any of its Restricted Subsidiaries for the purposes of financing all or a portion of the purchase of Equipment Inventory.

“Foreign Borrowing Base” shall be given the meaning assigned to such term in the ABL Agreement.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is formed under the laws of a jurisdiction other than a State of the United States or the District of Columbia. For the avoidance of doubt, any Subsidiary of the Borrower which is organized and existing under the Laws of Puerto Rico or any other territory of the United States shall be a Foreign Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary the primary assets of which consist of Capital Stock in (i) one or more Foreign Subsidiaries (other than one or more Canadian Guarantors) or (ii) one or more Foreign Subsidiary Holding Companies.

“Franchise Equipment” means (a) any Franchise Vehicles and (b) any equipment owned by or leased to any Franchisee that is revenue earning equipment, or is of a type that would be classified as “revenue earning equipment” in the consolidated financial statements of the Borrower, including any such equipment consisting of (i) construction, industrial, commercial and office equipment, (ii) earthmoving, material handling, compaction, aerial and electrical equipment, (iii) air compressors, pumps and small tools, and (iv) other personal property.

“Franchise Equipment Indebtedness” means, as of any date of determination, (a) Indebtedness of any Franchise Special Purpose Entity directly or indirectly incurred to finance or refinance the acquisition of, or secured by, Franchise Equipment and/or related rights and/or assets, (b) Indebtedness of any Affiliate of a Franchisee that is attributable to the financing or refinancing of Franchise Equipment and/or related rights and/or assets, as determined in good faith by the Borrower, and (c) Indebtedness of any Franchisee.

“Franchise Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Borrower or any Subsidiary thereof to or in favor of any Franchise Special Purpose Entity, in connection with the incurrence by such Franchise Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

“Franchise Lease Obligation” means any Finance Lease, and any other lease, of any Franchisee relating to any property used, occupied or held for use or occupation by such Franchisee in connection with any of its Franchise Equipment operations.

“Franchise Special Purpose Entity” means any Person that is (a) engaged in the business of (i) acquiring, selling, collecting, financing or refinancing accounts receivable, accounts (as defined in the UCC, PPSA, or similar law, as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets, and/or (ii) acquiring, selling, leasing, financing or refinancing Franchise Equipment and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets) and (b) designated in writing to the Administrative Agent as a “Franchise Special Purpose Entity” by the Borrower.

“Franchise Vehicles” means vehicles owned or operated by, or leased or rented to or by, any Franchisee, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

“Franchisee” means any Person that is a franchisee or licensee of the Borrower or any of its Subsidiaries (or of any other Franchisee), or any Affiliate of such Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSRA” means the Financial Services Regulatory Authority of Ontario or any other Governmental Authority of another jurisdiction in Canada exercising similar functions in respect of any Canadian Pension Plans of a Canadian Guarantor.

“Full Payment” or “Full Payment of the Obligations” means (a) the payment in full in cash or immediately available funds (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made) of all Obligations then outstanding, if any and (b) the termination or expiration of all Commitments and any Refinancing Term Commitments.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or, if applicable in the case of the Canadian Subsidiaries, such generally accepted accounting principles and practices set forth from time to time in Canada by Chartered Professional Accountants of Canada) or in such other statements by such other entity as approved by a significant segment of the accounting profession, subject to Section 1.2(b).

“Governmental Authority” means any nation or government, any state, provincial, territorial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Agreements” means the U.S. GCA and the Canadian GCA.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means (a) the Borrower, (b) each U.S. Guarantor, (c) each Canadian Guarantor and (d) each other Person who guarantees payment or performance in whole or in part of the Obligations.

“H&E” has the meaning specified in the recitals to this Agreement.

“H&E 2028 Notes” means the 3.875% senior notes due 2028 issued by H&E pursuant to the H&E Existing Indenture.

“H&E Acquisition” has the meaning specified in the recitals to this Agreement.

“H&E Acquisition Agreement” has the meaning specified in the recitals to this Agreement.

“H&E Acquisition Documents” means (a) the H&E Acquisition Agreement, (b) all other agreements to be entered into between or among H&E, the Borrower or any of their respective Affiliates in connection with, or pursuant to, the H&E Acquisition Agreement and (c) all schedules, exhibits and annexes to each of the foregoing and all side letters, instruments and agreements affecting the terms of the foregoing or entered into in connection therewith.

“H&E Existing Credit Agreement” means that certain Sixth Amended & Restated Credit Agreement, dated as of February 2, 2023, among H&E, the subsidiaries of H&E party thereto from time to time, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent.

“H&E Existing Indenture” means that certain indenture, dated as of December 14, 2020, by and among the H&E, each of the subsidiaries of H&E party thereto and the Bank of New York Mellon Trust Company, N.A., as trustee.

“H&E Obligor” means H&E and any subsidiary thereof, in each case, which is an Obligor; provided that, in no event shall a Subsidiary of the Borrower that is a Subsidiary of the Borrower on the Agreement Date constitute an H&E Obligor.

“H&E Refinancing” shall mean, collectively, (x) the repayment of all outstanding amounts under the H&E Existing Credit Agreement and (y) the repurchase, redemption, defeasance or other discharge of the H&E 2028 Notes and, in each case, the termination and/or release of any security interests and guarantees in connection therewith; provided that the actions described in this clause (y) shall be effectuated no later than 2 Business Day following the Agreement Date.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Obligor’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Herc Rentals” means Herc Rentals, Inc.

“Immaterial Subsidiary” means any Subsidiary of the Borrower (a) that is designated, from time to time, as an “Immaterial Subsidiary” under the ABL Agreement, as such term is defined therein or (b) that, as of the last day of the Fiscal Quarter of the Borrower most recently ended for which financial information in respect thereof is available, (i) did not have assets with a value in excess of 2.5% of the total assets of the Borrower and its Restricted Subsidiaries as at such date and (ii) did not have total revenues in excess of 2.5% of the total revenues of the Borrower and its Restricted Subsidiaries for the four (4) consecutive Fiscal Quarter period then ended; provided that (x) the aggregate total consolidated revenues of all Immaterial Subsidiaries shall not exceed 10.0% of the total consolidated revenue of the Borrower and its Restricted Subsidiaries for the most recent four consecutive Fiscal Quarter period then ended and (y) the aggregate total consolidated assets of all Immaterial Subsidiaries shall not exceed 10.0% of the total consolidated assets of the Borrower and its Restricted Subsidiaries as of the last day of such period. Any determination of whether a Subsidiary shall cease to qualify as an Immaterial Subsidiary shall be made on the date of the delivery of the Compliance Certificate pursuant to Section 8.2(c). To the extent a Subsidiary ceases to be an Immaterial Subsidiary in connection with such determination, the Borrower shall have sixty (60) days (or such longer period that may be permitted under the ABL Agreement or to which the Administrative Agent may reasonably agree) from the date of delivery of such Compliance Certificate to cause such Subsidiary to comply with the requirements of Section 8.14 to the extent applicable. Each Immaterial Subsidiary as of the Agreement Date is set forth in Schedule 1.3.

“Increased Amount”of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Borrower and the accretion of original issue discount or liquidation preference.

“Incremental Delayed Draw Term Loan” has the meaning specified in Section 2.2(c).

“Incremental Delayed Draw Term Loan Commitments” has the meaning specified in Section 2.2(a).

“Incremental Delayed Draw Term Loan Lender” has the meaning specified in Section 2.2(b).

“Incremental Loan” has the meaning specified in Section 2.2(c).

“Incremental Term Amendment” has the meaning specified in Section 2.2(f).

“Incremental Term Commitments” has the meaning specified in Section 2.2(a).

“Incremental Term Lender” has the meaning specified in Section 2.2(a).

“Incremental Term Loan Commitments” has the meaning specified in Section 2.2(a).

“Incremental Term Loan” has the meaning specified in Section 2.2(c).

“Incremental Term Loan Lender” has the meaning specified in Section 2.2(a).

“Incremental Tranche Agreement Date” has the meaning specified in Section 2.2(c).

“Incurrence-Based Amounts” has the meaning specified in Section 1.3(n).

“Indebtedness” means, without duplication, (a) all indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables and the endorsement of checks and other similar instruments in the ordinary course of business; (b) all obligations and liabilities of any other Person secured by any Lien on an Obligor’s or any of its Subsidiaries’ property, even if such Obligor or Subsidiary shall not have assumed or become liable for the payment thereof (the amount of such obligation being deemed to be the lesser of the value of such property (as determined in good faith by the Borrower) or the amount of the obligation so secured); (c) all obligations or liabilities created or arising under any Capital Lease; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (e) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (f) all net obligations of such Person in respect of Hedge Agreements; and (g) all obligations and liabilities under Guarantees in respect of obligations of the type described in any of clauses (a) through (f) above, provided, however, that Indebtedness shall not include (1) any holdback or escrow of the purchase price of property, services, businesses or assets, (2) any leases that would not be classified as a Capital Lease, (3) prepaid or deferred revenue arising in the ordinary course of business, (4) royalty payments made in the ordinary course of business and (5) any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

“Indemnified Liabilities” has the meaning specified in Section 15.10.

“Indemnified Person” has the meaning specified in Section 15.10.

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information Memorandum” means the information memorandum in connection with the initial syndication of the Commitments and the Loans.

“Initial Term Loans” means, collectively all Term Loans made pursuant to Section 2.1(a) and 2.1(b). The aggregate amount of Initial Term Loans outstanding on the Amendment No. 1 Effective Date is $0.

“Initial Term Loan Commitments” means the Commitments of each applicable Lender to make Term Loans pursuant to Section 2.1(a).

“Intellectual Property” means all intellectual property rights and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks and IP Licenses.

“Intellectual Property Agreement” means the Intellectual Property Agreement, dated as of June 30, 2016, by and among The Hertz Corporation, Hertz Systems, Inc. and Herc Rentals.

“Intellectual Property Security Agreement” means each the Intellectual Property Security Agreement, dated as of the Agreement Date, executed and delivered by the applicable Obligors for the benefit of the Secured Parties, as amended, amended and restated, modified or supplemented from time to time by the parties thereto.

“Intercreditor Agreement Supplement” has the meaning specified in Section 14.16(b).

“Interest Payment Date” means with respect to (a) any Term SOFR Term Loans, the Termination Date and the last day of each Interest Period applicable to such Term Loan and, with respect to each Interest Period of more than three (3) months, each three (3) month anniversary of the commencement of such Interest Period for such Term SOFR Term Loan and (b) any Base Rate Term Loan, the Termination Date and the last Business Day of each March, June, September and December of each year.

“Interest Period” means, as to any Term SOFR Term Loan, the period commencing on the Funding Date of such Term Loan or on the Continuation/Conversion Date on which the Term Loan is converted into or continued as a Term SOFR Term Loan, and ending on the date one (1), three (3) or six (6) months thereafter, as selected by the Borrower in its Funding Notice or Notice of Continuation/Conversion and subject to availability, provided that:

(a) (i) the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires; and

(ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date;

(d) there shall be no more than eight (8) Interest Periods in effect at any time; and

(e) no tenor that has been removed from this definition pursuant to Section 5.2(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Continuation/Conversion.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

“Investment” means, with respect to any Person, (a) any loan or other extension of credit (including a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), other than in connection with leases of equipment or leases or sales of inventory on credit in the ordinary course of business or (b) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person, excluding the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of such Person and Capital Expenditures. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or, in the case of short-term obligations, P-3) (or the equivalent) by Moody’s and BBB- (or, in the case of short-term obligations, A-3) (or the equivalent) by S&P, or any equivalent rating by any other rating agency recognized internationally or in the United States.

“Investment Grade Securities” means (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or debt instruments constituting loans or advances among the Borrower and its Subsidiaries, (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) above, which fund may also hold immaterial amounts of cash pending investment or distribution, and (d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties and proceeds at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all written contracts, agreements, licenses, sublicenses or other legally binding agreements (and related IP Ancillary Rights), granting any rights, title or interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Joint Book Runner” has the meaning specified in the definition of “Arrangers”.

“Joint Lead Arranger” has the meaning specified in the definition of “Arrangers”.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCT Election” has the meaning specified in Section 1.3(m)(ii).

“LCT Test Date” has the meaning specified in Section 1.3(m)(ii).

“Lender” and “Lenders” ~~have the meanings specified in the introductory paragraph to this~~means, (A) with respect to the Initial Term Loans made on the Agreement Date, the Term Lenders from time to time parties hereto as of the Agreement Date and (B) with respect to the Amendment No. 1 Term Loans, the Term Lenders from time to time parties hereto as of the Amendment No. 1 Effective Date.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, finance lease or other title retention agreement.

“Like-Kind Exchange” means a substantially contemporaneous exchange or swap, including transactions covered by Section 1031 of the Code, of property or assets (“Relinquished Property”) for property or assets with comparable or greater Fair Market Value or usefulness to the business of the Borrower and its Domestic Subsidiaries (“Replacement Property”); provided that (a) the disposition of the Relinquished Property is permitted under the terms of this Agreement, (b) the transaction is entered into in the normal course of business, (c) the applicable “exchange agreement” reflects arm’s-length terms with a Qualified Intermediary who is not an Affiliate of the Borrower and otherwise contains customary terms and (d) all net proceeds thereof are deposited in one or more Like-Kind Exchange Accounts.

“Like-Kind Exchange Account” means any account established jointly with a Qualified Intermediary pursuant to and solely for the purposes of facilitating any Like-Kind Exchange, the amounts on deposit in which shall be limited to proceeds realized from the disposition of Relinquished Property in connection with a Like-Kind Exchange.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, consolidation or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third-party financing (it being understood that a “marketing period” or similar concept is not a financing condition), (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any dividends or distributions on, or redemptions of, Capital Stock requiring irrevocable notice in advance thereof.

“Limited Conditionality Provisions” shall mean (i) the only representations and warranties relating to the Borrower, H&E or their respective subsidiaries or businesses or otherwise, the making or accuracy of which shall be a condition to the availability, effectiveness and funding of the Initial Term Loans on the Agreement Date shall be (A) the Specified Acquisition Agreement Representations and (B) the Specified Representations, and (ii) the terms of the Loan Documents shall be in a form such that they do not impair the availability or funding of the ~~initial~~Initial Term Loans on the Agreement Date if the applicable conditions set forth in Section 10.1 hereof are satisfied (or waived by the Arrangers); provided that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Agreement Date (other than the creation and perfection of a lien on Collateral that is the type where a lien on such Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Initial Term Loans on the Agreement Date, but instead shall be required to be delivered no later than the date that is 90 days after the Agreement Date (or such later date as agreed to by the Administrative Agent in its reasonable discretion).

“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable statute under a different jurisdiction’s law.

“Loan Documents” means this Agreement, Amendment No. 1, the Canadian GCA, any Supplemental Agreement referred to in the Canadian GCA, the U.S. GCA, any Supplemental Agreement referred to in the U.S. GCA, the other Security Documents, the Fee Letter, the Collateral Trust Agreement, any Acceptable Intercreditor Agreement, or any other intercreditor agreement entered into by the Administrative Agent at any time in connection with this Agreement or any Security Document, any promissory note evidencing any Obligations, and any other agreements, instruments, and documents to which one or more Obligors is a party that, for any such other agreement, instrument or document entered into on or after the Agreement Date, expressly states that it is to be treated as a “Loan Document” hereunder.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Management Advances” means (1) loans or advances made to directors, management members, officers, employees or consultants of the Borrower or any Restricted Subsidiary (x) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business, (y) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $25,000,000 in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which guarantees are permitted under Section 9.2.

“Management Guarantees” means guarantees (x) of up to an aggregate principal amount outstanding at any time of $25,000,000 of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of the Borrower or any Restricted Subsidiary (1) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $25,000,000 in the aggregate outstanding at any time.

“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of the Borrower or any of its Subsidiaries, or family members or relatives of any thereof or trusts for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of the Borrower.

“Management Stock” means Capital Stock of the Borrower (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Material Adverse Effect” means a material adverse effect on (i) the business or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the other Obligors (taken as a whole) to perform their payment obligations under this Agreement or any other Loan Document or (iii) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any other Loan Document; provided, that to the extent any of the Specified Representations are qualified by or subject to the “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of Material Adverse Effect (as defined in the H&E Acquisition Agreement) for purposes of any such representations and warranties made or deemed made on, or as of, the Agreement Date (or any date prior thereto).

“Material Intellectual Property” shall mean any Intellectual Property owned or exclusively licensed by the Borrower or any Restricted Subsidiary that is material to the operation of the business or the operations of the Borrower and its Restricted Subsidiaries (taken as a whole).

“Maturity Date” means (a) with respect to the Term Loans, the seventh (7th) anniversary of the Agreement Date and (b) with respect to any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, the date specified in the respective Incremental Term Amendment, Extension Amendment or Refinancing Amendment, as applicable.

“Maximum Rate” has the meaning specified in Section 3.3.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

“Net Cash Proceeds” means,

(a) with respect to any Asset Disposition, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Borrower or any Restricted Subsidiary) net of:

(i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers’ fees) related to such Asset Disposition;

(ii) provisions for all taxes payable as a result of such Asset Disposition;

(iii) amounts required to be paid to any Person (other than the Borrower or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Disposition;

(iv) payments made to retire Indebtedness which is secured by any assets subject to such Asset Disposition (in accordance with the terms of any Lien upon such assets) or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds of such Asset Disposition;

(v) the amount of any liability or obligations in respect of appropriate amounts to be provided by the Borrower or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Disposition and retained by the Borrower or any Restricted Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition, all as reflected in an Officer’s Certificate delivered to the Administrative Agent; and

(vi) the amount of any purchase price or similar adjustment claimed, owed or otherwise paid or payable by the Borrower or a Restricted Subsidiary in respect to such Asset Disposition;

(b) with respect to any event described in clause (b) of the definition of the term “Prepayment Event”, the aggregate amount of cash and Cash Equivalents received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Loan Party or such Restricted Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Restricted Subsidiary in connection with such issuance or incurrence, and (ii) Taxes paid, payable or reasonably expected to be payable to any taxing authorities by such Loan Party or such Restricted Subsidiary in connection with such issuance or incurrence.

“Non-Consenting Lender” has the meaning specified in Section 13.1(b).

“Non-Core Business” means any business which is not an essential part of the rental business.

“Non-Extended Term Loans” has the meaning specified in Section 2.3(a).

“Non-Extending Lender” has the meaning specified in Section 2.3(f).

“Non-Recourse Indebtedness” means Indebtedness of a Person (a) as to which no Obligor provides any Guarantee or credit support of any kind or is directly or indirectly liable (as a guarantor or otherwise) and (b) which does not provide any recourse against any of the assets of any Obligor, in each case other than Standard Securitization Undertakings.

“Notice of Continuation/Conversion” has the meaning specified in Section 3.2(b).

“Obligations” means, with respect to the Indebtedness of the Obligors under the Loan Documents, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Obligor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any Obligor of any nature and all other amounts payable by any Obligor under the Loan Documents or in respect thereof.

“Obligors” means, collectively, the Borrower, each Guarantor, and any other Person that now or hereafter is expressly liable for any of the Obligations and/or grants the Administrative Agent a Lien on any collateral as security for any of the Obligations.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Currency” has the meaning specified in Section 15.19.

“Originating Lender” has the meaning specified in Section 13.2(e).

“Other Connection Taxes” means, with respect to any Administrative Agent, Lender or other such recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means any present or future stamp, court or documentary, intangible, recording or filing Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than Other Connection Taxes imposed on an assignor as a result of any assignment request by the Borrower under Section 5.9 or Section 13.1(b)).

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Pari Passu Intercreditor Agreement” means that (i) certain intercreditor agreement, dated as of the Agreement Date, by and among JPMorgan, as agent under the ABL Agreement, and Wells Fargo, as the Administrative Agent under this Agreement, and the other parties thereto from time to time or (ii) any other Intercreditor Agreement substantially in the form of Exhibit P-1 (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, and the representatives for purposes thereof for holders of one or more classes of Indebtedness, the Borrower and each of the Guarantors.

“Participant” has the meaning specified in Section 13.2(e).

“Participant Register” has the meaning specified in Section 14.19(b).

“Patents” means all (and all related IP Ancillary Rights in) letters patent and applications therefor, industrial designs and applications therefor, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of such, as applicable.

“PBA” means the Pension Benefits Act (Ontario) or similar legislation of any other Canadian federal or provincial jurisdiction, and the regulations promulgated thereunder applicable to a Pension Plan.

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to the functions thereof or any Governmental Authority of another jurisdiction exercising similar functions in respect of any Plans of an Obligor.

“Pension Event” means solely with respect to Canadian Pension Plans (a) the filing of a notice of proposal to terminate in whole or in part a Canadian DB Pension Plan so as to result in a liability; or (b) the issuance of a notice of proposal by any Governmental Authority to terminate in whole or in part or have an administrator or like body appointed to administer a Canadian DB Pension Plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer any Canadian Pension Plan.

“Pension Plan” means (a) a pension plan or an employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multi-employer Plan, or (b) a pension plan or an employee pension benefit plan which is a “registered pension plan” under the Income Tax Act (Canada) or which is subject to the PBA or any other applicable Laws, which in either case of clause (a) or (b) an Obligor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit E.

“Permitted Acquisition” means the acquisition by an Obligor or a Restricted Subsidiary of all or a substantial portion of the assets or businesses of a Person or of assets constituting a business unit, line of business or division of such Person (the “Acquired Business”) or the acquisition by an Obligor or a Restricted Subsidiary of all of the Capital Stock of the Acquired Business (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) or the merger, amalgamation or consolidation of the Acquired Business with and into an Obligor or a Restricted Subsidiary (with such Obligor or Restricted Subsidiary, as the case may be, as the surviving Person) or an Obligor or a Restricted Subsidiary with and into the Acquired Business (to the extent permitted under Section 9.4), so long as:

(a) the assets acquired shall be used or useful in or otherwise relate to, the business or lines of business of the Borrower and its Restricted Subsidiaries as of the Agreement Date;

(b) all transactions in connection with such acquisition shall be consummated in all material respects in accordance with all applicable laws and governmental authorizations; and

(c) after giving effect to such transaction and any related refinancing of Indebtedness, none of the acquired assets are subject to any Lien other than Permitted Liens.

“Permitted Holders” means (a) any of the Management Investors; and (b) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Borrower.

“Permitted Indebtedness” has the meaning specified in Section 9.2.

“Permitted Intercompany Activities” means any transactions (A) between or among the Borrower and its Restricted Subsidiaries that are entered into in the ordinary course of business or consistent with past practice of the Borrower (including in connection with integration in connection with the H&E Acquisition) and its Restricted Subsidiaries and, in the reasonable determination of the Borrower are necessary or advisable in connection with the ownership or operation of the business of the Borrower and its Restricted Subsidiaries, including, without limitation (i) payroll, cash management, purchasing, insurance and hedging arrangements and (ii) management, technology and licensing arrangements or (B) constituting Permitted Tax Restructurings.

“Permitted Investments” means:

(a) Investments in cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments;

(b) Investments existing on the Agreement Date and, to the extent involving aggregate consideration in excess of $5,000,000 (individually), identified in Schedule 9.1 to this Agreement;

(c) any Investments made in connection with the Transactions (including, without limitation, the H&E Acquisition);

(d) Investments by any Obligor or Restricted Subsidiary in any other Obligor or Restricted Subsidiary;

(e) Investments by any Restricted Subsidiary which is not an Obligor in any other Restricted Subsidiary;

(f) Investments (i) (A) by the Borrower or any other Obligor in the Borrower or any other Obligor or (B) by the Borrower or any other Obligor in any Restricted Subsidiary which is not an Obligor, in each case by way of contributions to capital (including by way of organizing a Restricted Subsidiary after the Agreement Date pursuant to Section 8.14) or (ii) (A) in less than all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (B) in any joint venture or similar arrangement; provided that the aggregate amount of Investments made under clause (f)(i)(B) and (f)(ii) (as reduced by any return of capital in respect of any such Investment), taken together with the aggregate amount of Investments made pursuant to clause (m)(ii) of this definition, shall not exceed the greater of (x) $900,000,000 and (y) 10% of Consolidated Tangible Assets at any time;

(g) [reserved];

(h) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(i) deposit accounts maintained in the ordinary course of business;

(j) Investments constituting Hedge Agreements;

(k) Investments in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Borrower or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(l) Management Advances;

(m) (i) Permitted Acquisitions and (ii) Investments in (x) less than all business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (y) any joint venture or similar arrangement, in any such case in the same business or lines of business (or lines of business substantially similar, or ancillary, complementary or related thereto) in which the Borrower and its Restricted Subsidiaries are engaged as of the Agreement Date; provided that the aggregate amount of Investments made under the preceding clause (m)(ii), when taken together with the aggregate amount of Investments made under clauses (f)(i)(B) and (f)(ii) above, shall not exceed the greater of (x) $900,000,000 and (y) 10% of Consolidated Tangible Assets at any time;

(n) any Investment to the extent that the consideration therefor is Capital Stock (other than Disqualified Stock) of the Borrower, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower) of Capital Stock of the Borrower (other than Disqualified Stock) or from a substantially concurrent cash capital contribution to the Borrower other than from an Obligor;

(o) guarantees of Permitted Indebtedness;

(p) Investments acquired by an Obligor or a Restricted Subsidiary in the ordinary course of business received in settlement of claims against any other Person or a reorganization or similar arrangement of any debtor of such Obligor or Restricted Subsidiary, including upon the bankruptcy or insolvency of such debtor, or as a result of foreclosure, perfection or enforcement of any Lien;

(q) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(r) advances of payroll payments to employees in the ordinary course of business;

(s) Investments acquired by the Borrower or any Subsidiary in connection with an Asset Disposition permitted under Section 9.6 to the extent such Investments are non-cash proceeds as permitted under Section 9.6;

(t) other Investments made with cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments by the Borrower and any of its Restricted Subsidiaries not to exceed the greater of (i) $600,000,000 and (ii) 6.75% of Consolidated Tangible Assets in the aggregate;

(u) Investments not to exceed the greater of (i) $900,000,000 and (ii) 10% of Consolidated Tangible Assets in the aggregate;

(v) additional Investments; provided that after giving effect to such Investment on a pro forma basis, the Total Leverage Ratio (calculated after giving effect to such Investment) is less than or equal to the greater of 3.25 to 1.00;

(w) Investments in receivables owing to the Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business;

(x) [reserved];

(y) Investments consisting of the licensing or sublicensing of Intellectual Property granted by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(z) (i) Investments in Franchise Special Purpose Entities directly or indirectly to finance or refinance the acquisition of Franchise Equipment and/or related rights and/or assets, (ii) Investments in Franchisees attributable to the financing or refinancing of Franchise Equipment and/or related rights and/or assets, as determined in good faith by the Borrower, (iii) other Investments in Franchisees, (iv) Investments in Capital Stock of Franchisees and Franchise Special Purpose Entities (including pursuant to capital contributions) and (v) Investments in Franchisees arising as the result of guarantees in respect of Franchise Equipment Indebtedness or Franchise Lease Obligations;

(aa) Investments in the nature of pledges or deposits with respect to (i) landlord leases, (ii) worker’s compensation, professional liability, unemployment insurance, other social security benefits and other insurance related obligations and (iii) other utility and surety liens provided to third parties in the ordinary course of business;

(bb) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Borrower or any of its Subsidiaries that were issued in connection with the financing or refinancing of such assets, so long as the Borrower or any such Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

(cc) Investments relating to a Subsidiary in connection with a Securitization Transaction that, in the good faith determination of the Borrower, are necessary or advisable to effect any Securitization Transaction;

(dd) any Investment pursuant to an agreement entered into in connection with any securities lending or other securities financing transaction to the extent such securities lending or other securities financing transaction is otherwise permitted under Sections 9.2 and 9.4;

(ee) Investments made as part of an Islamic financing arrangement, including Sukuk, if such arrangement, if structured as Indebtedness, would be permitted under Section 9.2; provided that (i) the amount that would constitute Indebtedness if such arrangement were structured as Indebtedness, as determined in good faith by the Borrower, shall be treated by the Borrower as Indebtedness for purposes of Section 9.2 (including, to the extent applicable, with respect to the calculation of any amounts of Indebtedness outstanding thereunder) and (ii) any such Islamic financing arrangement shall not include any payment obligations of any Obligor secured by a Lien on the Collateral on a basis pari passu in priority with the Liens securing the amounts due under the Credit Facilities; and

(ff) Non-cash Investments in connection with tax planning and reorganization activities, and Investments in connection with Permitted Intercompany Activities.

For purposes of determining compliance with this definition, in the event that any Investment (i) meets the criteria of more than one of the type of Permitted Investments described in the above clauses, the Borrower, in its sole discretion, may from time to time classify and reclassify such Investment and only be required to include the amount and type of such Investment in one of such clauses and (ii) satisfies any of the conditions described in Section 9.1, the Borrower, in its sole discretion, may from time to time classify and reclassify such Investment as being incurred under the applicable clause of Section 9.1 as opposed to under any of the clauses in the Permitted Investments definition.

“Permitted Liens” means:

(a) any Lien existing as of the Agreement Date that, to the extent such Lien (individually) secures Indebtedness for borrowed money in an aggregate principal amount in excess of $5,000,000, is described on Schedule 9.3;

(b) Liens created pursuant to the Security Documents;

(c) Liens securing Indebtedness permitted under Sections 9.2(b) and (c); provided that with respect to any Liens under this clause (c), (x) no such Lien on any Collateral may be senior or prior to the Administrative Agent’s Liens therein and (y) such Liens in any Collateral are subject to the terms of an Acceptable Intercreditor Agreement;

(d) any Lien securing Indebtedness assumed in connection with an acquisition created prior to (and not created in connection with, or in contemplation of) the assumption of such Indebtedness by the Borrower or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Borrower or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such assumption (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(e) Liens in favor of an Obligor or a Restricted Subsidiary;

(f) Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary and Liens on the Capital Stock or assets of Foreign Subsidiaries securing Indebtedness permitted under Section 9.2(k) or Section 9.2(q);

(g) Liens for taxes not delinquent or statutory Liens for taxes, (i) the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Borrower and the Restricted Subsidiaries or (ii) that are being contested in good faith and by appropriate proceedings diligently conducted, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or any of the Restricted Subsidiaries, as applicable, in accordance with GAAP;

(h) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Persons and other Liens imposed by law for sums not yet delinquent for a period of more than sixty (60) days or being contested in good faith and by appropriate proceedings or that would not reasonably be expected to have a material adverse effect on the Borrower and its Restricted Subsidiaries;

(i) Liens incurred or deposits or pledges of cash or Cash Equivalents made in connection with workers’ compensation, unemployment insurance and other types of social security and other similar laws, or to secure the performance of bids, tenders, contracts, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

(j) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Borrower or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(k) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(l) easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries;

(m) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(n) Liens securing Indebtedness incurred pursuant to Section 9.2(j);

(o) Liens securing Indebtedness incurred pursuant to Section 9.2(f) to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Borrower or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Borrower or any Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than one-hundred eighty (180) days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(p) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(q) Liens securing Refinancing Indebtedness permitted under Section 9.2;

(r) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Borrower or any of the Restricted Subsidiaries, including rights of offset and set-off;

(s) Liens securing obligations under Hedge Agreements not entered into for speculative purposes;

(t) customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

(u) any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement (including Liens on Intellectual Property resulting from licenses thereof) not prohibited by this Agreement;

(v) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of this Agreement;

(w) Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(x) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(y) any encumbrance or restriction (including, but not limited to, put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(z) Liens on insurance proceeds or unearned premiums incurred in connection with the financing of insurance premiums;

(aa) Liens arising by operation of law in the ordinary course of business;

(bb) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(cc) Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

(dd) Liens incurred by the Borrower or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (dd), shall not exceed the greater of (x) $900,000,000 and (y) 10.0% of Consolidated Tangible Assets;

(ee) Liens securing Indebtedness incurred in compliance with Section 9.2; provided that on the date of the incurrence of such Indebtedness after giving effect to such incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (ee)), no Event of Default shall have occurred and be continuing and the Senior Secured Indebtedness Leverage Ratio shall not exceed 3.00:1.00;

(ff) Liens expressly junior in priority to the Liens on the Collateral;

(gg) licenses, sublicenses, leases, subleases or other rights (including licenses and sublicenses of Intellectual Property) (i) in the ordinary course of business or (ii) otherwise not materially interfering with the conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole or the Administrative Agent’s rights with respect to the Collateral;

(hh) Liens (i) on inventory or goods and proceeds securing the obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods of the Borrower or any Restricted Subsidiary in the ordinary course of its business, (ii) that are contractual rights of setoff, (iii) relating to purchase orders and other agreements entered into with customers or suppliers of the Borrower or any Subsidiary in the ordinary course of business, (iv) in favor of a banking institution encumbering deposits (including the right of setoff) held by such banking institution incurred in the ordinary course of business or which are within the general parameters customary in the banking industry or (v) in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(ii) Liens arising from precautionary UCC filings or filings under the personal property security act of any province of Canada regarding a “true sale” to a Special Purpose Vehicle pursuant to a Securitization Transaction or “true” operating leases or the bailment or consignment of goods to any Obligor or any Subsidiary, to the extent such lease, bailment or consignment is not otherwise in violation of this Agreement;

(jj) Liens on any Like-Kind Exchange Account and any Replacement Property that is acquired in a Like-Kind Exchange, in each case granted pursuant to and in connection with a Like-Kind Exchange in favor of any applicable Qualified Intermediary to facilitate such Like-Kind Exchange;

(kk) Liens on the proceeds of Indebtedness or other amounts held in favor of the lenders or holders of such Indebtedness and their agents or representatives pending the application of such proceeds to an acquisition or other Investment or any discharge, redemption, defeasance or refinancing; and

(ll) Liens on any assets of any Foreign Subsidiary that secure obligations not constituting Indebtedness for borrowed money.

“Permitted Priority Liens” means Permitted Liens described in clauses (a), (f), (g), (h), (i), (j), (k), (l), (n), (o), (p), (q) (to the extent the Liens that secured the Refinanced Indebtedness were Permitted Priority Liens), (r), (t), (u), (v), (w), (x), (y), (z), (aa), (bb), (cc), (hh), (kk) and (ll) of the definition of “Permitted Liens.”

“Permitted Tax Restructuring” means any reorganizations and other activities related to Tax planning and Tax reorganizations entered into prior to, on or after the Agreement Date so long as such Permitted Tax Restructuring is not, taken as a whole, materially adverse to the Lenders (as determined by the Borrower in good faith).

“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means any of (a) an “employee benefit plan” (including such plans as defined in Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which the prohibited transaction provisions of Section 4975 of the Code apply or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”; in each case which an Obligor sponsors or maintains or to which an Obligor or a Subsidiary of an Obligor makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Platform” has the meaning specified in Section 8.2.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations promulgated thereunder; provided that if validity, perfection and effect of perfection and non-perfection of the Agent’s security interest in any Collateral of any Canadian Guarantor are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA means those personal property security laws (including the Civil Code of Québec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Prepayment Event” means:

(a) any sale, transfer or other Asset Disposition made pursuant to Section 9.6(a) of any Collateral resulting in Net Cash Proceeds (each such event, an “Asset Sale Prepayment Event”); or

(b) the incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 9.2 or permitted by the Required Lenders pursuant to Section 13.1.

“Prepayment Percentage” means, with respect to any Asset Sale Prepayment Event, if the Senior Secured Indebtedness Ratio Leverage Ratio for the most recently ended four Fiscal Quarter period for which the Borrower has delivered the financials required with respect to such period under Section 8.2 as of such time determined on a pro forma basis (including giving pro forma effect to any such prepayment required by Section 4.2) is (i) greater than 2.50 to 1.00, 100% and (ii) equal to or less than 2.50 to 1.00, 50%;

“Previously Absent Financial Maintenance Covenant” means, at any time, any financial maintenance covenant that is not included in the Loan Documents at such time.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Rata Share” means the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 8.2.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within one-hundred eighty (180) days after such acquisition.

“QFC Credit Support” has the meaning specified in Section 15.25.

“Qualified Intermediary” means any Person acting in its capacity as a qualified intermediary to facilitate any Like-Kind Exchange or operate and/or own a Like-Kind Exchange Account.

“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a public corporate credit rating or public corporate family rating on the Borrower publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Estate” means all of each Obligor’s and each of its Subsidiaries now or hereafter owned or leased estates in real property, including all fees, leaseholds and future interests, together with all of each Obligor’s and each of its Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Receivables Entity” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Borrower (or, if not a Subsidiary of the Borrower, the common equity of which is wholly owned, directly or indirectly, by the Borrower) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

“Receivables Securitization Transaction” means any sale, discount, assignment, conveyance, participation, contribution to capital, grant of security interest in, pledge or other transfer by the Borrower or any Subsidiary of the Borrower of accounts receivable, lease receivables or other payment obligations owing to the Borrower or such Subsidiary of the Borrower or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables, including any AR Subordinated Note Financing.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock shall not constitute Redeemable Capital Stock solely because the holders thereof have the right to require the Borrower to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” or an “asset sale.”

“Refinance” has the meaning specified in the definition of Refinancing Indebtedness.

“Refinanced Debt” has the meaning specified in Section 2.4(a).

“Refinanced Indebtedness” has the meaning specified in the definition of Refinancing Indebtedness.

“Refinancing Amendment” has the meaning specified in Section 2.4(f).

“Refinancing Agreement Date” has the meaning specified in Section 2.4(e).

“Refinancing Indebtedness” means with respect to any Indebtedness (the “Refinanced Indebtedness”), any other Indebtedness which extends, refinances, refunds, replaces or renews (collectively, “Refinance”) such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to unpaid accrued interest and premium (including applicable prepayment or redemption penalties) thereof plus fees and expenses incurred in connection therewith plus an amount equal to any existing unutilized commitment and letters of credit undrawn thereunder, (b) any Liens securing such Refinancing Indebtedness do not attach to any property of any Obligor that did not secure the Refinanced Indebtedness, (c) if the Refinanced Indebtedness is Subordinated Indebtedness, any Liens securing such Refinancing Indebtedness shall have the same (or junior) priority relative to the Agent’s Liens as the Liens securing the Refinanced Indebtedness, (d) if the Refinanced Indebtedness is not Subordinated Indebtedness, the refinancing, refunding, replacement or renewal does not result in the Refinancing Indebtedness having a shorter maturity than the earlier of (i) the maturity date of the Refinanced Indebtedness and (ii) the Maturity Date, and (e) if the Refinanced Indebtedness is Subordinated Indebtedness, then the terms and conditions of the Refinancing Indebtedness shall include subordination terms and conditions that are no less favorable to the Lenders in all material respects as those that were applicable to the Refinanced Indebtedness.

“Refinancing Term Commitments” has the meaning specified in Section 2.4(a).

“Refinancing Term Lender” has the meaning specified in Section 2.4(b).

“Refinancing Term Loan” has the meaning specified in Section 2.4(c).

“Refinancing Term Loan Request” has the meaning specified in Section 2.4(a).

“Register” has the meaning specified in Section 14.19.

“Related Parties” means with respect to any Person, such Person’s Affiliates and the partners, officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of such Person and of such Person’s Affiliates and “Related Party” shall mean any of them (other than, in each case, the Borrower and its Subsidiaries and any of its controlling shareholders).

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment at of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water or groundwater at any Real Estate or other property.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Relinquished Property” has the meaning specified in the definition of “Like-Kind Exchange”.

“Rental Equipment” means tangible personal property which is offered for sale or rent (or offered for sale as used equipment) by an Obligor in the ordinary course of its business or used in the business of the Borrower and its Subsidiaries and included in fixed assets in the consolidated accounts of the Borrower, including inventory that the Borrower currently describes as “rental equipment” in such consolidated accounts, but excluding any Spare Parts and Merchandise.

“Replacement Assets” has the meaning specified in Section 9.6(b).

“Replacement Property” has the meaning specified in the definition of “Like-Kind Exchange”.

“Relinquished Property” has the meaning specified in the definition of “Like-Kind Exchange”.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the thirty- (30-) day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Repricing Transaction” means, in connection with a transaction the primary purpose of which is to prepay, refinance, substitute or replace the Term Loans, or to amend this Agreement to reduce the All-In-Yield, (a) the prepayment, refinancing, substitution or replacement of all or a portion of the Term Loans, with the incurrence of any long-term debt financing by the Borrower or any of the Restricted Subsidiaries having an All-In-Yield at the time of incurrence thereof that is less than the All-In-Yield of such Term Loans, at the time of such incurrence, or (b) any amendment to this Agreement that, directly or indirectly, reduces the All-In-Yield of such Term Loans. No “Repricing Transaction” shall be deemed to occur as a result of a transaction related to or in connection with any change of control, primary equity offering by the Borrower or Transformative Acquisition.

“Required Additional Debt Terms” has the meaning specified in Section 2.2.

“Required Lenders” means, at any time, Lenders having or holding Term Loan Exposure representing more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders (excluding the Term Loan Exposure of any Lender that is a Defaulting Lender).

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Rescindable Amount” has the meaning specified in Section 4.6.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, legal counsel, or any other executive or financial officer of the Borrower or any other Obligor, or any other officer having substantially the same authority and responsibility.

“Restricted Debt Payment” has the meaning specified in the definition of “Restricted Payments”.

“Restricted Investment” means any Investment that is not a Permitted Investment.

“Restricted Payments” means:

(a) any dividend or any other distribution or payment on or in respect of Capital Stock of the Borrower or any Restricted Subsidiary or any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Borrower or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock of the Borrower (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock of the Borrower (other than Disqualified Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Borrower or any Restricted Subsidiary);

(b) any purchase, redemption, defeasance, acquisition or retirement for value of any Capital Stock of the Borrower or any Restricted Subsidiary or any options, warrants, or other rights to purchase any such Capital Stock of the Borrower or any Restricted Subsidiary (other than any such securities owned by the Borrower or a Restricted Subsidiary and any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof);

(c) any principal payment on, or any purchase, redemption, defeasance, acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any Subordinated Indebtedness (other than (i) any such Subordinated Indebtedness owned by the Borrower or a Restricted Subsidiary or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (collectively, for purposes of this clause (c), a “purchase”) of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, final maturity or exercise of a right to put on a set scheduled date (but not including any put right in connection with a change of control event), in each case due within one (1) year of the date of such purchase; provided that, in the case of any such purchase in anticipation of the exercise of a put right, at the time of such purchase, it is more likely than not, in the good faith judgment of the board of directors of the Borrower, that such put right would be exercised if such put right were exercisable on the date of such purchase) (each, a “Restricted Debt Payment”); or

(d) the making of any Restricted Investment.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Retained Proceeds” means that portion of Net Cash Proceeds of a Prepayment Event pursuant to clause (a) of such definition not required to be applied to prepay the Loans pursuant to Section 4.2(b) due to the Prepayment Percentage being less than 100%.

“S&P” means S&P Global Ratings, or any successor thereto.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

“Sanctioned Country” means a country, region or territory that is the subject of economic sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, other relevant sanctions authority of the United States or Canada, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom under any Sanctions Law (at the Agreement Date, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means a Person that is the target of any sanctions under any Sanctions Laws.

“Sanctions Laws” means any law relating to economic sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), U.S. Department of State, other relevant sanctions authority of the United States, the government of Canada, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Currency” has the meaning specified in Section 15.19.

“Section 2.3 Additional Amendment” has the meaning specified in Section 2.3(d).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders and the Indemnified Persons.

“Securitization Transaction” means any Equipment Securitization Transaction or Receivables Securitization Transaction.

“Security Documents” means, collectively, (a) the U.S. Security Documents and (b) the Canadian Security Documents.

“Senior Secured Indebtedness Leverage Ratio” means on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness that is secured by a Lien on the Collateral of the Consolidated Parties outstanding on such date (and excluding, for the avoidance of doubt, (a) letters of credit that are undrawn and remaining unreimbursed for two (2) Business Days, (b) all undrawn amounts under any revolving credit facility and (c) all obligations relating to any Securitization Facility), less the amount of cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments that would be stated on the consolidated balance sheet of the Consolidated Parties and held by the Consolidated Parties, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated EBITDA for the most recent period of four (4) consecutive Fiscal Quarters for which financial information in respect thereof is available, in each case calculated on a pro forma basis.

“Separation Agreement” means the Separation and Distribution Agreement, dated as of June 30, 2016, between Hertz Global Holdings, Inc. and the Borrower, as amended, supplemented, waived or otherwise modified from time to time.

“Service Vehicles” means all Vehicles, owned by the Borrower or a Subsidiary of the Borrower that are classified as “plant, property and equipment” in the consolidated financial statements of the Borrower that are not rented or offered for rental by the Borrower or any of its Subsidiaries, including any such Vehicles being held for sale.

“Significant Subsidiary” means any Restricted Subsidiary that would be a significant subsidiary of the Borrower as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the SEC and as in effect on the Agreement Date.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” or “Solvency” means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities);

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spare Parts and Merchandise” means (a) any and all spare parts, instruments, appurtenances, accessories, modules, components, apparatus and assemblies and any and all expendable or repairable parts and equipment of whatever nature that are now or hereafter maintained for installation or use or usable by or on behalf of an Obligor in connection with equipment or other equipment or any appliance useable thereon or related thereto, and any and all substitutions for any of the foregoing and replacement thereto and (y) goods held for sale, lease or use by any Obligor (in each case including any property noted on any Obligor’s books and records as tires, small equipment, power tools, spare parts or supplies and merchandise but in each case excluding, for the avoidance of doubt, Eligible Rental Equipment (as defined in the ABL Agreement) and Eligible Service Vehicles (as defined in the ABL Agreement)).

“Special Purpose Vehicle” means any ES Special Purpose Vehicle or Receivables Entity.

“Specified Acquisition Agreement Representations” means, with respect to the H&E Acquisition, the representations made by or with respect to H&E and its Subsidiaries (as defined in the H&E Acquisition Agreement as of February 19, 2025) in the H&E Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or its applicable affiliates) has the right (taking into account any applicable cure provisions) to terminate its (and/or its affiliates’) obligations under the H&E Acquisition Agreement or the right to decline to consummate the H&E Acquisition (in accordance with the terms thereof) as a result of a breach of such representations in the H&E Acquisition Agreement.

“Specified Default” means any Event of Default pursuant to clause (a), (e), (f), (g) or (h) of Section 11.1.

“Specified Documentation” means, collectively, the ABL Agreement and the 2025-I Senior Notes Indenture.

“Specified Representations” means the representations and warranties of the Borrower and the Guarantors set forth in Sections 7.1(a) and 7.1(b) (in each case, solely related to the entering into, borrowing under, guaranteeing of, performance of, and granting of security interests in the Collateral pursuant to, the Loan Documents), 7.1(c)(i)(1) (solely with respect to the Specified Documentation), 7.1(c)(i)(3), 7.3(a), 7.7, 7.16 and 7.17(ii) (solely as it relates to the use of the proceeds of the Term Loans on the Agreement Date).

“Specified Transaction” means any (i) Investment, (ii) sale or other disposition of assets (including any disposal, abandonment or discontinuance of operations), other than in the ordinary course of business, (iii) incurrence, repayment or refinancing of Indebtedness, (iv) Restricted Payments permitted by Section 9.1, (v) designation or redesignation of an Unrestricted Subsidiary or Restricted Subsidiary, or (vi) other event or transaction, in each case that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis.”

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Borrower or any of its Restricted Subsidiaries that the Borrower determines in good faith are customary or otherwise necessary or advisable in connection with any Securitization Transaction or a Franchise Financing Disposition; provided that (x) it is understood that Standard Securitization Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) hedging obligations, or other obligations relating to interest rate or other Hedge Agreements entered into by the Borrower or any Restricted Subsidiary, in respect of any Securitization Transaction or a Franchise Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any guarantee obligations in respect of Indebtedness of a Special Purpose Vehicle by the Borrower or a Restricted Subsidiary that is not a Special Purpose Vehicle.

“Subject Facilities” means, collectively, (i) Indebtedness incurred pursuant to Section 2.2 and (ii) to the extent secured by a Lien on the Collateral ranking on a pari passu basis with the Liens on the Collateral securing the Initial Term Loans and Incremental Equivalent Debt.

“Subordinated Indebtedness” means any Indebtedness expressly subordinated in writing to, or required under the Loan Documents to be subordinated to, any Indebtedness under the Loan Documents, except any Indebtedness that is subject to Lien subordination but not payment subordination.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Supported QFC” has the meaning specified in Section 15.25.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of June 30, 2016, by and among the Borrower, Hertz Global Holdings, Inc., Herc Rentals and The Hertz Corporation.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) and all liabilities, assessments, fees or other charges (including interest, penalties and additions to tax) with respect thereto imposed by any Governmental Authority.

“Temporary Cash Investments” means any of the following: (a) any investment in (x) direct obligations of the United States, Canada, a member state of the European Union (in the case of any such member state, to the extent rated at least A-2 by S&P or at least P-2 by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization)) or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States, Canada or a member state of the European Union (in the case of any such member state, to the extent rated at least A-2 by S&P or at least P-2 by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization)) or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (b) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States having capital and surplus aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof), (c) repurchase obligations with a term of not more than 30 days for underlying securities or instruments of the types described in clause (a) or (b) above entered into with a bank meeting the qualifications described in clause (b) above, (d) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Borrower or any of its Restricted Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (e) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least “A-2” by S&P or “P-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (f) Indebtedness or preferred stock (other than of the Borrower or any of its Restricted Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (g) investment funds investing 95% of their assets in securities of the type described in clauses (a) and (e) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (h) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Securities and Exchange Commission under the Investment Company Act, and (i) similar investments approved by the Board of Directors in the ordinary course of business. For the avoidance of doubt, for purposes of this definition and the definitions of “Cash Equivalents” and “Investment Grade Rating,” rating identifiers, watches and outlooks will be disregarded in determining whether any obligations satisfy the rating requirement therein.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided that, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Commitment.

“Term Loan Extension Series” has the meaning specified in Section 2.3(c).

“Term Loan Increase” has the meaning specified in Section 2.2(a).

“Term Loans” means, collectively, all loans and advances provided for in ARTICLE II.

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day; provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Term SOFR Term Loan” means a Term Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.

“Termination Date” means the earlier to occur of (a) the latest Maturity Date and (b) the date this Agreement is otherwise terminated pursuant to the terms of this Agreement.

“Threshold Amount” means $300,000,000.

“Total Indebtedness Leverage Ratio” means on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of the Consolidated Parties on a consolidated basis outstanding on such date (and excluding, for the avoidance of doubt, (a) letters of credit that are undrawn and remaining unreimbursed for two (2) Business Days, (b) all undrawn amounts under any revolving credit facility and (c) all obligations relating to any Securitization Facility), less the amount of cash, Cash Equivalents Investment Grade Securities and Temporary Cash Investments that would be stated on the consolidated balance sheet of the Consolidated Parties and held by the Consolidated Parties, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated EBITDA for the most recent period of four (4) consecutive Fiscal Quarters for which financial information in respect thereof is available, in each case calculated on a pro forma basis.

“Trade Date” has the meaning specified in Section 13.2(i).

“Trademarks” means all (and all related IP Ancillary Rights in) or relating to trademarks, trade names, corporate names, company names, business names, trade dress, fictitious business names, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Transaction Agreements” means, collectively, the Separation Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Agreement and any other instruments, assignments, documents and agreements contemplated thereby and executed in connection therewith.

“Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid by the Borrower or any of its Affiliates in connection with the Transactions, this Agreement, and the other Loan Documents, and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the H&E Acquisition, (b) the execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents to which they are a party and the making of the borrowings hereunder, (c) the execution, delivery and performance by the Obligors (as defined in the ABL Agreement) of the ABL Agreement and the other Loan Documents (as defined in the ABL Agreement) to which they are a party and the making of the borrowings thereunder, (d) the H&E Refinancing and (e) the payment of related fees and expenses in connection with each of the foregoing.

“Transformative Acquisition” means any material acquisition or Investment (including any financing activities related thereto) by the Borrower or any of the Restricted Subsidiaries in or with a third party that is either (a) not permitted by the terms of the Loan Documents immediately prior to the signing or consummation of such acquisition or Investment or (b) if permitted by the terms of the Loan Documents immediately prior to the signing or consummation of such acquisition or Investment, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation (in each case, as conclusively determined by the Borrower in good faith).

“Transition Services Agreement” means the Transition Services Agreement, dated as of June 30, 2016, by and among the Borrower and Hertz Global Holdings, Inc., as amended, supplemented, waived or otherwise modified from time to time.

“Type” means any type of a Term Loan determined with respect to the interest option applicable thereto, which shall be a Term SOFR Term Loan or a Base Rate Term Loan.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means (a) with respect to a Pension Plan that is not a Canadian DB Pension Plan, the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA or other applicable law, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code or other applicable laws for the applicable plan year or, (b) with respect to any Canadian DB Pension Plan, any unfunded liability or solvency deficiency as determined for the purposes of the PBA on a “wind-up basis” that is set out in the actuarial valuation report most recently filed with a Governmental Authority.

“Unrestricted Cash” means cash, Cash Equivalents and Temporary Cash Investments, other than (a) as disclosed in the consolidated financial statements of the Consolidated Parties as a line item on the balance sheet as “restricted cash” and (b) cash, Cash Equivalents and Temporary Cash Investments of any Subsidiary to the extent such cash, Cash Equivalents and Temporary Cash Investments are not permitted by applicable law or regulation or any agreement binding on the Borrower or any other Consolidated Party to be dividended, distributed or otherwise transferred to an Obligor.

“Unrestricted Subsidiary” means (a) Herc Receivables U.S. LLC, (b) any other Special Purpose Vehicle, (c) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and (d) any Subsidiary of an Unrestricted Subsidiary; provided that the Borrower shall only be permitted to designate a new Unrestricted Subsidiary (a “Designation”) pursuant to clause (c) above after the Agreement Date if on the date of such Designation (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Unrestricted Subsidiary is capitalized (to the extent capitalized by the Borrower or any of the Subsidiaries) through Investments as permitted by, and in compliance with, Section 9.1, and any prior or concurrent Investments in such Subsidiary by the Borrower or any of its Restricted Subsidiaries shall be deemed to have been made under Section 9.1, (iii) without duplication of clause (ii), any assets owned by such Unrestricted Subsidiary at the time of the Designation thereof are treated as Investments made pursuant to Section 9.1, (iv) at the time such Subsidiary is designated an Unrestricted Subsidiary, the Fixed Charge Coverage Ratio is no less than 2.00:1.00, determined on a pro forma basis, (v) such Unrestricted Subsidiary does not at any time own any Material Intellectual Property (whether at the time of designation or at any time thereafter), (vi) [reserved] and (vii) such Subsidiary is an Unrestricted Subsidiary under (A) the 2019 Senior Notes Indenture, (B) the 2024 Senior Notes Indenture, (C) the 2025-I Senior Notes Indenture, (D) the 2025-II Senior Notes Indenture, (~~D~~E) the ABL Agreement and (~~E~~F) any indenture, loan agreement or similar instrument, in each case, evidencing or governing Indebtedness for borrowed money in an outstanding principal amount in excess of the Threshold Amount entered into or assumed by the Borrower after the Agreement Date. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement at any time; provided that (A) such Unrestricted Subsidiary, after giving effect to such designation, shall be a Wholly Owned Subsidiary of the Borrower and (B) no Default or Event of Default shall have occurred and be continuing or would result therefrom. Each Unrestricted Subsidiary as of the ~~Closing~~Agreement Date shall be set forth in Schedule 1.4. The redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary will be deemed to be an incurrence at the time of such designation of Indebtedness of such Unrestricted Subsidiary and the Liens on the assets of such Unrestricted Subsidiary, in each case outstanding on the date of such redesignation.

“U.S. Collateral” means all of the U.S. Obligors’ personal property from time to time subject to the Administrative Agent’s Liens securing payment or performance of any Obligations pursuant to the U.S. Security Documents, other than Excluded Assets (as defined in the U.S. Security Agreement).

“U.S. GCA” means the U.S. Guarantee and Collateral Agreement, dated as of the Agreement Date, from the U.S. Obligors in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, amended and restated, modified or supplemented from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements, such day is also a Business Day.

“U.S. Guarantors” means (a) each Domestic Subsidiary, whether now existing or hereafter created or acquired (other than any Subsidiary that is an Excluded Subsidiary or Subsidiary of a Foreign Subsidiary, unless the Borrower otherwise determines), and (b) each other Person who guarantees payment or performance in whole or in part of the Obligations. The U.S. Guarantors as of the Agreement Date are set forth on Schedule 1.2A under the heading “U.S. Guarantors”.

“U.S. Obligors” means the Borrower and the U.S. Guarantors.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Security Documents” means, collectively, (a) the U.S. GCA, (b) the Collateral Trust Security Agreement, (c) any security agreement executed and delivered after the Agreement Date by a Person that is or becomes a U.S. Guarantor hereunder in accordance with Section 8.14, (d) each Intellectual Property Security Agreement, and (e) any Control Agreement or other agreements, instruments and documents heretofore, now or hereafter securing any of the Obligations.

“U.S. Special Resolution Regimes” has the meaning specified in Section 15.25.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.1(f)(ii)(B)(3).

“Vehicles” means vehicles owned or operated by, or leased or rented to or by, the Borrower or any of its Subsidiaries, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means collectively or individually, as applicable, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly-Owned Subsidiary of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Accounting Terms.

(a) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

(b) If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendment); provided that, until so amended, (i)(A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) upon request by the Administrative Agent, the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Finance Lease”, unless the Borrower elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases (and not be treated as financing or capital lease obligations or Indebtedness) for purposes of all financial definitions, calculations and deliverables under this Agreement or any other Loan Document (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU or any other change in accounting treatment or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as financing or capital lease obligations or otherwise accounted for as liabilities in financial statements.

1.3 Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Sub Section, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(d) The term “including” is not limiting and means “including without limitation.”

(e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(f) The word “or” is not exclusive.

(g) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, supplements, and other modifications thereto, but only to the extent such amendments, supplements, and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(h) The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

(i) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(j) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrower, the Guarantors and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

(k) For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary”, (xi) “construction liens” shall be deemed to include “legal hypothecs”, (xii) “joint and several” shall be deemed to include “solidary”, (xiii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xv) “easement” shall be deemed to include “servitude”, (xvi) “priority” shall be deemed to include “prior claim” or “rank”, (xvii) “survey” shall be deemed to include “certificate of location and plan”, (xviii) “fee simple title” shall be deemed to include “absolute ownership”, (xix) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”, (xx) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prête-nom”, (xxi) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”, (xxii) “lease” for personal or movable property shall be deemed to include a “contract of leasing (crédit-bail)”, (xxiii) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Québec, and (xxiv) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their wish that this Agreement and any other Loan Document be drawn up in the English language only and that all other documents contemplated hereunder or relating hereto, including notices, shall also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de credit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisages par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

(l) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default, Event of Default or Specified Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (l), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(m) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of the Fixed Charge Coverage Ratio, the Senior Secured Indebtedness Leverage Ratio or the Total Indebtedness Leverage Ratio;

(ii) determining the accuracy of the representations and warranties in Article 7; or

(iii) testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Tangible Assets and baskets measured as a percentage of Consolidated EBITDA), in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”) (it being understood and agreed that the Borrower may elect to revoke any LCT Election in its sole discretion), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Consolidated Parties are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Tangible Assets, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Permitted Investments, Asset Dispositions or Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the Limited Condition Transaction has been consummated or the definitive agreement with respect thereto has been terminated or expires.

(n)

(i) Notwithstanding anything to the contrary herein, unless the Borrower otherwise notifies the Administrative Agent, (x) with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (including any covenant or the definition of Available Incremental Amount) that does not require compliance with a financial ratio or test (including any Fixed Charge Coverage Ratio tests, Senior Secured Indebtedness Leverage Ratio test and/or Total Indebtedness Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently, simultaneously or contemporaneously with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, amounts Incurred under clause (z) of the definition of Available Incremental Amount, any Fixed Charge Coverage Ratio tests, Senior Secured Indebtedness Leverage Ratio test and/or Total Indebtedness Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts” and any such test, a “Financial Incurrence Test”), it is understood and agreed that the Fixed Amounts (including amounts Incurred under clauses (a) through (c) of the Available Incremental Amount) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts, (y) the incurrence of the Incurrence-Based Amount shall be calculated first without giving effect to any Fixed Amount but giving full pro forma effect to the use of proceeds of such Fixed Amount and the related transactions and (z) the Incurrence of the Fixed Amount shall be calculated thereafter. Unless the Borrower elects otherwise, the Borrower shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Borrower prior to utilization of any amount under a Fixed Amount then available to the Borrower.

(ii) Notwithstanding anything to the contrary herein, (x) if any Financial Incurrence Test would be satisfied in any subsequent fiscal quarter following the utilization of either (1) Fixed Amounts or (y) Incurrence Based Amounts, then the reclassification of actions or transactions (or portions thereof) within the applicable covenant, including the reclassification of utilization of any Fixed Amounts as incurred under any available Incurrence Based Amounts, shall be deemed to have automatically occurred even if not elected by the Borrower (unless the Borrower otherwise notifies the Administrative Agent) (provided that, except as otherwise provided in this Agreement, Restricted Payments (other than any Restricted Investments) may not be reclassified as Permitted Investments, Indebtedness incurred pursuant to Section 9.2(c) and/or under the ABL Agreement may not be reclassified and (ii) in calculating any Incurrence Based Amounts (including any Financial Incurrence Tests), any (x) Indebtedness concurrently incurred to fund original issue discount and/or upfront fees and (y) amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Amount (including clauses (a) through (c) of the definition of Available Incremental Amount) in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under the applicable Incurrence Based Amount, in each case of the foregoing clauses (x) and (y), shall not be given effect in calculating the applicable Incurrence Based Amount (but giving pro forma effect to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness)).

1.4 Classification of Term Loans. For purposes of this Agreement, Term Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”, “Term Loan”, “Incremental Term Loan”, “Extended Term Loan”, “Amendment No. 1 Term Loan” or “Refinancing Term Loan”) or by Type (e.g., a “Term SOFR Term Loan” or “Base Rate Term Loan”).

1.5 Effectuation of Transactions. Each of the representations and warranties of the Borrower and the other Obligors contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions (or such portion thereof as shall be consummated as of the date of the applicable representation or warranty), unless the context otherwise requires.

1.6 Currency.

(a) All fees and amounts payable hereunder and all calculations hereunder shall all be calculated in Dollars.

(b) Where the permissibility of a transaction or a representation, warranty or covenant depends upon compliance with, or is determined by reference to, amounts stated in Dollars, any amount stated in another currency shall be translated to the equivalent amount in Dollars at the applicable time of determination hereunder and the permissibility of actions taken by the Borrower or any Restricted Subsidiary hereunder shall not be affected by subsequent fluctuations in exchange rates.

1.7 Pro Forma Calculations.

(a) Any financial ratio or test or compliance with any covenants determined by reference to Consolidated EBITDA, Consolidated Net Income, Consolidated Tangible Assets or any component definition thereof shall be calculated in a manner prescribed by this Section 1.7. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the applicable period for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended period for which the financial statements of the Consolidated Parties are available (as determined in good faith by the Borrower).

(b) For purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test, any Specified Transaction that has occurred (i) during the applicable period or (ii) subsequent to such period and prior to or simultaneously with the event for which the determination of any such ratio, test or compliance with covenants is being made shall be determined on a pro forma basis (including giving effect to those specified in accordance with the definitions of “Consolidated EBITDA” and “Consolidated Net Income” and any component definitions thereof) assuming that all such Specified Transactions (including such Specified Transaction for which such compliance is being determined) had occurred on the first day of the applicable period. If since the beginning of any applicable period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into an Obligor or any Restricted Subsidiary since the beginning of such period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.7, then for purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test, such Specified Transactions shall be calculated to give pro forma effect thereto in accordance with this Section 1.7.

(c) In the event that (x) any Obligor or Restricted Subsidiary incurs (including by assumption or guarantee) or repays or refinances (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced) or (y) the Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Stock, (i) during the applicable period or (ii) subsequent to the end of the applicable period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made or compliance with any covenant is determined, then such financial ratio or test or determination of compliance shall be calculated giving pro forma effect to such incurrence or repayment or refinancing of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, in each case to the extent required, as if the same had occurred on the last day of the applicable period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period during the period from the date of creation of such facility to the date of such calculation);

(d) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable period, the actual interest may be used for the applicable portion of such period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, Term SOFR or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or a Restricted Subsidiary may designate.

(e) Whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower.

1.8 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate)(or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate)(or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate)(or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.9 Canadian Guarantors. Notwithstanding anything to the contrary contained herein or in the Loan Documents, no Subsidiary organized or incorporated in Canada (including, in each case, their successors) shall be subject to any Section 956 Limitations, or be or become directly owned by any entity other than the Borrower or the Guarantors (such that Lenders are unable to obtain a 100% pledge of the equity interests issued by such entities); for purposes of the foregoing, “Section 956 Limitations” shall mean any exclusion or limitation on an entity being jointly liable, providing guarantees, pledging its assets, engaging in any repayment or repatriation transaction or on the pledge of equity interests issued by such entity (e.g., any 65% limitation), in each case, as a result of such entity being a non-U.S. entity, controlled foreign corporation, or Foreign Subsidiary Holding Company (or in each case subsidiary thereof) or any adverse tax, cost, or burden resulting under Section 956 of the Code or similar provision; provided that, subject to the last proviso in the definition of “Excluded Subsidiary”, if the IRS or any other Governmental Authority having jurisdiction over the Borrower or any of its Subsidiaries adopts any regulation under Section 956 of the Code or otherwise that is not officially announced or in effect on the Agreement Date, and such regulation would reasonably be expected to cause the guarantees and collateral provided by any Canadian Guarantor as guarantees of, or security for, any Obligations, in each case, to result in material tax or other material adverse consequences to be suffered by the Borrower or any of its Subsidiaries (as determined by the Borrower in its sole discretion), then the Borrower will promptly so notify the Administrative Agent and the Administrative Agent, the Borrower and the applicable Guarantors may, at the election of the Borrower (in its sole discretion) amend this Agreement, the Canadian GCA, any other Canadian Security Document and any other Loan Document to provide that no such Canadian Guarantor shall (i) guarantee any Obligation or (ii) otherwise constitute a U.S. Guarantor and that no such Canadian Collateral shall secure any Obligation, in each case, to the extent causing such adverse tax consequences. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendment or other modification.

1.10 LLC Divisions. For all purposes under the Loan Documents, in connection with any LLC Division: (a) if any asset, right, obligation or liability of any Person becomes an asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II.

TERM LOANS

2.1 Term Loans.

(a) The Initial Term Loan. Subject to the terms and conditions hereof, each Lender with an Initial Term Loan Commitment severally agrees to make, on the applicable Agreement Date, an Initial Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Initial Term Loan Commitment. The Borrower may make only one Borrowing under the Initial Term Loan Commitment, which shall be on the applicable Agreement Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 4.1(a) and 4.1(b), all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date applicable to such Initial Term Loans. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the applicable Agreement Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date.

(b) ~~[reserved]~~The Amendment No. 1 Term Loan. Subject to the terms of this Agreement and Amendment No. 1 and subject to the conditions set forth in Amendment No. 1, each Amendment No. 1 Term Lender party to Amendment No. 1 severally agrees to make (or convert to), on the Amendment No. 1 Effective Date, an Amendment No. 1 Term Loan to the Borrower in Dollars in the principal amount set forth in Amendment No. 1. The Borrower may make only one Borrowing under the Amendment No. 1 Term Commitment, which shall be on the Amendment No. 1 Effective Date. Any amount borrowed under this Section 2.1(b) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 4.1(a) and 4.1(b), all amounts owed hereunder with respect to the Amendment No. 1 Term Loans shall be paid in full no later than the Maturity Date applicable to such Amendment No. 1 Term Loans. Each Amendment No. 1 Term Lender’s Amendment No. 1 Term Commitment shall terminate immediately and without further action on the Amendment No. 1 Effective Date as provided in Amendment No. 1.

(c)

(d) ~~(c)~~ Borrowing Mechanics for Term Loans.

(i) The Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than 11:00 a.m. (New York time) (x) one (1) Business Day prior to the applicable Agreement Date with respect to Base Rate Term Loans and (y) at least three (3) U.S. Government Securities Business Days prior to the applicable Agreement Date with respect to Term SOFR Term Loans (or such shorter period as may be reasonably acceptable to Administrative Agent). Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Term Loan available to the Administrative Agent not later than 9:00 a.m. (New York City time) on the applicable Agreement Date, by wire transfer of immediately available funds in Dollars at the principal office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions specified herein, the Administrative Agent shall make the proceeds of the Term Loans available to the Borrower on any Agreement Date by causing an amount of immediately available funds in Dollars equal to the proceeds of such Term Loans received by the Administrative Agent from the applicable Lenders to be credited to the account of the Borrower at the Administrative Agent’s principal office or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

(iii) With respect to SOFR or Term SOFR, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(e) ~~(d)~~ Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to any Agreement Date that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing to be made on such Agreement Date, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(c) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Term Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

2.2 Incremental Term Loans.

(a) The Borrower may, at any time and from time to time after the Agreement Date by written notice to the Administrative Agent, elect to request one or more new additional tranches of Term Loans which may be of the same Class as any outstanding Class of Term Loans (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Incremental Term Loan Commitments”), which may take the form of delayed draw term loan commitments (the “Incremental Delayed Draw Term Loan Commitments” and together with the Incremental Term Loan Commitments, the “Incremental Term Commitments”); provided that Term Loans made under such Incremental Delayed Draw Term Loan Commitments may be designated a separate Class of Term Loans or a part of a Class of existing Term Loans. Any request under this Section 2.2 shall specify the requested amount and proposed terms of the relevant Incremental Loans. Incremental Loans may be provided by any existing Lender (but no existing Lender will have an obligation to make any Incremental Term Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Term Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Incremental Term Loan Commitment, an “Incremental Term Loan Lender”) or Incremental Delayed Draw Term Loan Commitment (each such existing Lender or Additional Lender providing such Incremental Delayed Draw Term Loan Commitment, an “Incremental Delayed Draw Term Loan Lender” and, together with the Incremental Term Loan Lenders, the “Incremental Term Lenders”), as applicable; provided that the Administrative Agent shall have consented (such consent not to be unreasonably conditioned, withheld or delayed) to such Additional Lender’s making such Incremental Loans to the extent such consent, if any, would be required under Section 13.2 for an assignment of Term Loans to such Additional Lender.

(b) The aggregate principal amount of outstanding Incremental Loans shall not exceed the Available Incremental Amount at the time incurred (subject to Section 1.3(m)).

(c) On any date on which any Incremental Term Commitments of any Class are effected (including, without limitation, any Incremental Delayed Draw Term Loan Commitments and through any Term Loan Increase) (each such date an “Incremental Tranche Agreement Date”), subject to the satisfaction of the terms and conditions in this Section 2.2, (i) (x) each Incremental Term Loan Lender with an Incremental Term Loan Commitment of any Class shall make a Term Loan to the Borrower or applicable Loan Party (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Class on the Incremental Tranche Agreement Date and (y) each Incremental Delayed Draw Term Loan Lender with an Incremental Delayed Draw Term Loan Commitment of any Class shall provide commitments to make term loans to the Borrower or applicable Loan Party in an amount equal to its Incremental Delayed Draw Term Loan Commitment of such Class (such term loans, once made, an “Incremental Delayed Draw Term Loan”, and, together with the Incremental Term Loans, the “Incremental Loans”) in an and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Loans of such Class made pursuant thereto.

(d) The terms, provisions and documentation of any Incremental Loan or any Incremental Term Commitment shall be as agreed between the Borrower and the applicable Incremental Term Lenders providing such Incremental Loans or Incremental Term Commitments, and except as otherwise set forth herein, to the extent not substantially consistent with any Class of Term Loans existing on the Incremental Tranche Agreement Date (as determined by the Borrower), shall be consistent with clauses (i) through (iii) below, as applicable. Notwithstanding the foregoing, in the case of a Term Loan Increase, the terms, provisions and documentation of such Term Loan Increase shall be identical (other than with respect to underwriting, commitment or upfront fees, original issue discount or similar fees) to the applicable Term Loans being increased. In any event,

(i) each Incremental Loan or Incremental Term Commitment:

(A) shall rank pari passu in right of payment with the other Term Loans or Commitments, as applicable, of such Class, shall be secured by Liens on the Collateral ranking pari passu in right of security with Liens on the Collateral securing the other Term Loans or Commitments, as applicable, of such Class; provided that any Incremental Loans secured by the Collateral shall be subject to the Pari Passu Intercreditor Agreement;

(B) may be provided in any currency mutually agreed among the Administrative Agent, the Borrower, and the applicable Incremental Term Lenders;

(C) except with respect to Customary Bridge Loans which would either automatically be converted into or required to be exchanged for permanent financing which does not mature earlier than the Maturity Date, the maturity date of any Incremental Loans shall not be earlier than the Maturity Date and the Weighted Average Life to Maturity of the Incremental Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any previous amortization payments or prepayments of the Initial Term Loans);

(D) shall have fees and, subject to clause (d)(i)(C) above, amortization determined by the Borrower and the applicable Incremental Term Lenders;

(E) may, in the case of an Incremental Term Loan or Incremental Term Commitment that is pari passu in right of payment and right of security with the Term Loans, provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Term Amendment; and

(F) the Borrower and any Restricted Subsidiary may use the proceeds, if any, of the Incremental Loans and/or Incremental Term Commitments for any purpose not prohibited by this Agreement.

(ii) the All-In-Yield applicable to the Incremental Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Term Amendment; provided, however, that with respect to any Subject Facility that is (a) is denominated in Dollars, (b) is secured by a Lien on the Collateral ranking on a pari passu basis with the Liens on the Collateral securing the Initial Term Loans, (c) is not subordinated to the Initial Term Loans in the right of payment, (d) is not an Excluded Facility and (e) is made prior to the date that is twelve (12) months after the Agreement Date, the All-In-Yield applicable to such Incremental Loans shall not be greater than the applicable All-In-Yield payable pursuant to the terms of this Agreement with respect to the Initial Term Loans plus 50 basis points per annum, unless the Interest Rate (together with, as provided in the proviso below, the Term SOFR or Base Rate floor) with respect to such Initial Term Loans is increased so as to cause the then applicable All-In-Yield under this Agreement on such Initial Term Loans to equal the All-In-Yield then applicable to the Incremental Loans minus 50 basis points; provided that any increase in All-In-Yield to the Initial Term Loans due to the application of a Term SOFR floor or Base Rate floor on any Incremental Loan shall be effected solely through an increase in (or implementation of, as applicable) any Term SOFR floor or Base Rate floor applicable to the Initial Term Loans (the “MFN Protection”); provided Incremental Equivalent Debt that is secured by a Lien on the Collateral ranking on a pari passu basis with the Lien on the Collateral securing the Obligations shall be subject to the MFN Protection as if such Incremental Equivalent Debt were an Incremental Loan; and

(iii) there shall be no borrowers or guarantors in respect of such Incremental Loan that are not the Borrower or a Guarantor, and, to the extent secured, Incremental Loans shall not be secured by assets other than Collateral (except pursuant to an escrow or similar arrangement with respect to the proceeds of such Incremental Loans) (the foregoing clauses (d)(i)(C), (d)(i)(E) and, solely to the extent the extent the applicable Incremental Equivalent Debt consists of senior secured term loans that are secured by a Lien on the Collateral ranking on a pari passu basis with the Lien on the Collateral securing the Obligations, (d)(iii), collectively, the “Required Additional Debt Terms”).

(e) No Incremental Loans or Incremental Term Commitments shall become effective unless and until each of the following conditions has been satisfied:

(i) any such Incremental Loan shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, unless otherwise agreed by the Borrower and the Administrative Agent;

(ii) the Borrower, any Additional Lender and the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall have executed and delivered an Incremental Term Amendment;

(iii) the Borrower shall have paid such fees and other compensation to the Additional Lenders as the Borrower and such Additional Lenders shall agree;

(iv) the Borrower shall deliver on Incremental Tranche Agreement Date a certificate certifying that (A) (other than with respect to an Incremental Loan incurred in connection with a Permitted Acquisition or any other Investment or refinancing unless required by the Incremental Term Lenders providing such Incremental Loans and/or Incremental Term Commitments, as applicable, in which case the only representations that the Borrower or any Obligor shall be required to make are customary specified representations) the representations and warranties made by the Borrower and each Guarantor contained herein and in the other Loan Documents are true and correct in all material respects on and as of such Incremental Tranche Agreement Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects, as of such specified earlier date, provided that in the case of Incremental Loans incurred in connection with a Limited Condition Transaction, the only representations and warranties that the Borrower shall be required to certify shall be customary specified representations and (B) no Specified Default has occurred and is continuing; and

(v) the effectiveness of any Incremental Term Amendment and the occurrence of any credit event (including the making of a Loan thereunder) pursuant to such Incremental Term Amendment may be subject to the satisfaction of such additional conditions as the parties thereto shall agree.

(f) In connection with any Incremental Loan, the Additional Lenders, the Borrower and the Administrative Agent (such consent not be unreasonably withheld, delayed or conditioned) agree to enter into any amendment required to incorporate the addition of the Incremental Loans, the pricing of the Incremental Loans, the maturity date of the Incremental Loans and such other amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection therewith, including, without limitation amendments to provide for (i) the inclusion, as appropriate, of Additional Lenders in any required vote or action of the Required Lenders, amendments to permit purchases of Incremental Loans by the Borrower or any of its Affiliates (which shall be cancelled upon purchase by the Borrower or any Subsidiary) (provided that such purchases by an Affiliate of the Borrower other than a Subsidiary shall be subject to customary restrictions to be agreed with the Additional Lenders providing such Incremental Loans and the Administrative Agent), (ii) amendments to properly reflect the pari passu or junior right of payment or priority with respect to the Collateral (each an “Incremental Term Amendment”) and (iii) solely with respect to Incremental Delay Draw Term Loan Commitments, amendments to reflect the delayed draw nature of such Incremental Term Commitments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into such amendments.

(g) Notwithstanding anything herein to the contrary, this Section 2.2 shall supersede any provisions in Section 13.1 to the contrary.

2.3 Extension Amendments.

(a) The Borrower may, at any time and from time to time after the Agreement Date, request that all or a portion of the Term Loans of a given Class (each, an “Existing Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”, with any Term Loans of the Existing Tranche not so extended being referred to as “Non-Extended Term Loans”) and to provide for other terms consistent with this Section 2.3. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche)(an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which Extension Request may be modified, revoked, or revoked and reissued by the Borrower at any time prior to the effectiveness of the Extension Amendment.

(b) The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans under the Existing Tranche subject to such Extension Request amended into Extended Term Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Tranche which it has elected to request be amended into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent; provided that such minimum denomination requirements shall be no more restrictive than those set for in Section 2.2(e)(i)). In the event that the aggregate principal amount of Term Loans subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, the Borrower shall determine in its sole discretion which Term Loans subject to Extension Elections shall be amended to Extended Term Loans.

(c) The terms of the Extended Term Loans to be established pursuant to an Extension Request, which shall (x) be identical as offered to any Lenders (or any subset of Lenders) under any Existing Tranche (including as to the proposed Applicable Margins with respect to such Extended Term Loans (which, for the avoidance of doubt, may be higher or lower than the Applicable Margin applicable to the Term Loans of such Existing Tranche) but not the fees payable to the Extending Lenders in connection with such Extended Term Loans (including any arrangement, structuring or other fees payable in connection therewith) which shall be determined by the Borrower and each such Extending Lender); provided that the Borrower shall determine (in its sole discretion) which of the Lenders under the applicable Existing Tranche shall receive the Extension Request and (y) be identical to the Term Loans under the Existing Tranche from which such Extended Term Loans are to be amended, except (I) that all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Incremental Term Loans, Refinancing Term Loans and Extended Term Loans) which have more than five (5) different Maturity Dates (unless otherwise consented to by the Administrative Agent); (II) that the All-In-Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In-Yield for the Term Loans of such Existing Tranche, in each case, to the extent provided in the applicable Extension Amendment; (III) that the Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (IV) for any Section 2.3 Additional Amendments. In any event:

(i) as of the applicable Extension Date, the applicable Extended Term Loans shall not mature earlier than the Maturity Date with respect to the Term Loans in the Existing Tranche;

(ii) as of the applicable Extension Date, the applicable Extended Term Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term Loans in the Existing Tranche (except by virtue of amortization of prepayment of the Term Loans in the Existing Tranche prior to the time of such incurrence);

(iii) shall be permitted by the terms of all Acceptable Intercreditor Agreements (to the extent any Acceptable Intercreditor Agreement is then in effect); and

(iv) may participate on a pro rata basis, or less than a pro rata basis (but not on a greater than pro rata basis), in any mandatory prepayments of Term Loans hereunder, as specified in the respective Extension Amendment.

Any Extended Term Loans amended pursuant to any Extension Request shall be designated a Class (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Tranche (in which case scheduled amortization with respect thereto shall be proportionately increased).

(d) Extended Term Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in Section 2.3(c) and which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.3(d) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Borrower, the Guarantors, the Extending Lenders and the Administrative Agent (such consent not be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of Section 13.1 to any Section 2.3 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.3 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.3 Additional Amendments do not become effective prior to the time that such Section 2.3 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Term Loans provided for in any Extension Amendment) by such of the Lenders, the Borrower and other parties (if any) as may be required in order for such Section 2.3 Additional Amendments to become effective in accordance with Section 13.1; provided, further, that, for the avoidance of doubt, any Section 2.3 Additional Amendment that only affects the rights of the Lenders under the applicable Class of Extended Term Loans shall only require the consent of the Required Lenders under such Class of Extended Term Loans. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.3 and the arrangements described above in connection therewith except that the foregoing shall not constitute a deemed consent on behalf of any Lender to the terms of any Section 2.3 Additional Amendment.

(e) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled Maturity Date(s) in accordance with clause (a) above (an “Extension Date”), (i) the scheduled repayments set forth in Section 4.1 with respect to any Existing Tranche subject to an Extension Election shall be modified to reflect a reduction in the principal amount of Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension Amendment (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 4.1) and (ii) the prepayments set forth in Section 4.1 shall be modified to reflect the existence of Extended Term Loans and the application of prepayments with respect thereto.

(f) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the extension of its applicable Commitment on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, (i) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 13.2 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide an applicable Term Loan on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Term Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Acceptance or (ii) upon notice to the Administrative Agent, to prepay the Term Loans of such Non-Extending Lender, in whole or in part, subject to Section 5.4, without premium or penalty. In connection with any such replacement under this Section 2.3, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Term Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender.

(g) Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Term Loans under an Existing Tranche deemed to be an Extended Term Loans under the applicable Term Loan Extension Series on any date (each date a “Designation Date”) prior to the maturity date of such Extended Term Loans; provided that (i) such Lender shall have provided written notice to the Borrower and the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to such Designation Date and (ii) no more than three (3) Designation Dates may occur in any one-year (1-year) period without the written consent of the Administrative Agent. Following a Designation Date, the Term Loans under the Existing Tranche held by such Lender so elected to be extended will be deemed to be Extended Term Loans of the applicable Term Loan Extension Series and any Term Loans under an Existing Tranche held by such Lender not elected to be extended, if any, shall continue to be “Non-Extended Term Loans.”

(h) With respect to all extensions consummated by the Borrower pursuant to this Section 2.3, (i) such extensions shall not constitute payments or prepayments for purposes of Section 4.1 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s discretion and may be waived by the Borrower) of Term Loans under an Existing Tranche be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.3 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 4.4, 13.1 and 14.12(b)) or any other Loan Document that may otherwise prohibit any such extension or any other transaction contemplated by this Section 2.3.

2.4 Refinancing Amendments.

(a) The Borrower may, at any time or from time to time after the Agreement Date, by notice to the Administrative Agent (a “Refinancing Term Loan Request”), request (i) the establishment of one or more new Classes of Term Loans under this Agreement (any such new Class, “Refinancing Term Commitments”), established in exchange for, or to replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more then-existing Class or Classes of Term Loans (with respect to a particular Refinancing Term Commitment or Refinancing Term Loan, such existing Term Loans, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders holding such proposed Refinanced Debt.

(b) Each Refinancing Term Loan Request from the Borrower pursuant to this Section 2.4 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans and identify the proposed Refinanced Debt with respect thereto. Any Refinancing Term Loans made pursuant to Refinancing Term Commitments made on a Refinancing Agreement Date shall be designated a separate Class of Refinancing Term Loans for all purposes of this Agreement. Refinancing Term Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Term Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Term Commitment) or by any Additional Lender (each such Additional Lender providing such Refinancing Term Commitment or Refinancing Term Loan, a “Refinancing Term Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such Refinancing Term Loans to the extent such consent, if any, would be required under Section 13.2 for an assignment of Term Loans, to such Additional Lender.

(c) On any Refinancing Agreement Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.4, (i) each Refinancing Term Lender of such Class shall make a Term Loan, severally, but not jointly or jointly and severally with the other Refinancing Term Lenders, to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto.

(d) The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments of any Class shall be as agreed between the Borrower, the applicable Refinancing Term Lenders providing such Refinancing Term Loans or Refinancing Term Commitments and the Administrative Agent (in the case of the Administrative Agent, only with respect to terms and provisions not otherwise specified in this Section 2.4 that adversely affect the rights or obligations of the Administrative Agent), and except as otherwise set forth herein, to the extent not substantially identical to any Class of Term Loans existing on the Refinancing Agreement Date, shall be consistent with clauses (i) through (vi) below:

(i) at the Borrower’s option, may rank pari passu or junior in right of payment with the Obligations under the then existing Term Loans, may be pari passu or junior in right of security with the Obligations under the then existing Term Loans (and, if junior in right of security, subject to an Appropriate Intercreditor Agreement) or may be unsecured;

(ii) as of the Refinancing Agreement Date, such Refinancing Term Loans shall not mature earlier than the Maturity Date of the Refinanced Debt;

(iii) as of the Refinancing Agreement Date, such Refinancing Term Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt on the date of incurrence of such Refinancing Term Loans (except by virtue of amortization or prepayment of the Refinanced Debt prior to the time of such incurrence);

(iv) shall have an applicable margin and, subject to clauses (d)(ii) and (d)(iii) above, amortization determined by the Borrower and the applicable Refinancing Term Lenders;

(v) shall not be subject to any guarantee by any person other than an Obligor;

(vi) may, in the case of any Refinancing Term Loans that are pari passu in right of payment and right of security with then existing Term Loans, provide for the ability to participate on a pro rata basis, or on a less than pro rata basis (but not on a greater than pro rata basis), in any mandatory prepayments of such Term Loans hereunder, as specified in the applicable Refinancing Amendment; and

(vii) to the extent such Refinancing Term Loans are secured by a Lien on the Collateral, such Refinancing Term Loans shall not be secured by any assets of the Borrower or its Restricted Subsidiaries not constituting Collateral.

(e) The effectiveness of any Refinancing Amendment, and the Refinancing Term Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Agreement Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i) each Refinancing Term Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 and not in an increment of $1,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt);

(ii) after giving effect to such Refinancing Term Commitments, the condition of Sections 10.1(e) and 10.1(i) shall be satisfied; and

(iii) the principal amount (or accreted value, if applicable) of such Refinancing Term Loans shall not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including make-whole premiums, prepayment premiums, tender premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses).

(f) Refinancing Term Loans shall be established pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Refinancing Term Lender providing such Refinancing Term Loans and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Obligor, agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.4, including, if applicable, amendments as deemed necessary by the Administrative Agent in its reasonable judgment to (i) effect any lien subordination and associated rights of the applicable Lenders to the extent any Refinancing Term Loans are to rank junior in right of security and (ii) that any Previously Absent Financial Maintenance Covenant does not benefit any Term Loans hereunder. The Borrower will use the proceeds, if any, of the Refinancing Term Loans in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, substantially concurrently, the applicable Refinanced Debt.

ARTICLE III.

INTEREST AND FEES

3.1 Interest.

(a) Interest Rates. All outstanding Term Loans shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined as follows:

(i) for all Base Rate Term Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii) for all Term SOFR Term Loans, at a per annum rate equal to the Term SOFR plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the Interest Rate applicable to Base Rate Term Loans as of the effective date of such change. All computations of interest for Base Rate Term Loans when the Base Rate is determined by Wells Fargo’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365) and divided by the number of days in the shorter period (360 days, in the example). The Borrower shall pay to the Administrative Agent, for the ratable benefit of the applicable Lenders, interest on all Term Loans in arrears on each Interest Payment Date.

(b) Default Rate. If the Borrower shall default in the payment of the principal of or interest on any Term Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to, but excluding, the date of actual payment (after as well as before judgment)(w) in the case of overdue principal, at the Default Rate, (x) in the case of overdue interest, at the Default Rate that would be applicable with respect to the applicable principal on which such interest is due and (y) in all other cases, at a rate per annum equal to the rate that would be applicable to a Base Rate Term Loan plus 2.00%.

3.2 Continuation and Conversion Elections.

(a) The Borrower may:

(i) elect, as of any Business Day, to convert any Base Rate Term Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Term SOFR Term Loans; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any Term SOFR Term Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof); provided that if at any time the aggregate amount of Term SOFR Term Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Term SOFR Term Loans shall automatically convert into Base Rate Term Loans; provided, further, that if the Notice of Continuation/Conversion shall fail to specify the duration of the Interest Period, such Interest Period shall be one (1) month; provided, further, that no Term SOFR Term Loan may be continued as such when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have given notice to the Borrower that no such continuations may be made.

(b) The Borrower shall deliver a notice of continuation/conversion substantially in the form of Exhibit B (each, a “Notice of Continuation/Conversion”), as applicable, to the Administrative Agent not later than 1:00 p.m.(New York City time) at least two (2) Business Days in advance of the Continuation/Conversion Date, specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate principal amount of Term Loans to be converted or continued;

(iii) the Type of Term Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period; provided, however, the Borrower may not select an Interest Period that ends after the Maturity Date.

In lieu of delivering a Notice of Continuation/Conversion, the Borrower may give the Administrative Agent telephonic notice of such request on or before the deadline set forth above. The Administrative Agent at all times shall be entitled to rely on such telephonic notice with respect to such continuation or conversion, regardless of whether any written confirmation is received.

(c) If upon the expiration of any Interest Period applicable to any Term SOFR Term Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Term SOFR Term Loans, the Borrower shall be deemed to have elected an Interest Period of one (1) month, effective as of the expiration date of the expiring Interest Period. If any Default or Event of Default exists, at the election of the Administrative Agent or the Required Lenders, all Term SOFR Term Loans shall be converted into Base Rate Term Loans as of the expiration date of each applicable Interest Period.

(d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Term Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than five (5) different Term SOFR Term Loans for any Class in effect hereunder at any time.

3.3 Maximum Interest Rate. In no event shall any Interest Rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the Type provided for hereunder (the “Maximum Rate”). If, in any month, any Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Interest Rate for that month shall be the Maximum Rate, and, if in future months, that Interest Rate would otherwise be less than the Maximum Rate, then that Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the Interest Rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the Interest Rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Administrative Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, and if there are no Obligations outstanding, the Administrative Agent and/or such Lender shall refund to the Borrower such excess.

3.4 Fees. Without duplication, the Borrower agrees to pay to (i) the Administrative Agent in Dollars, for its own account, administrative agent fees as have been previously agreed in writing (including in the Fee Letter) or as otherwise may be agreed in writing from time to time and (ii) the Arrangers in Dollars, for their respective accounts, the fees set forth in the Fee Letter.

ARTICLE IV.

PAYMENTS AND PREPAYMENTS

4.1 Payments and Prepayments.

(a) The Borrower shall repay to the Administrative Agent, with respect to the Term Loans, for the benefit of the Term Lenders, (i) on the last Business Day of each June, September, December, and March, commencing on ~~December~~March 31, ~~2025~~2026, an aggregate amount equal to the aggregate outstanding principal amount of ~~Initial~~the Amendment No. 1 Term Loans made on the ~~Agreement~~Amendment No. 1 Effective Date multiplied by 0.25% (which payments shall be reduced as a result of the application of prepayments in accordance with the priority set forth in clause (b) below) and (ii) on the Maturity Date, the aggregate principal amount of all Term Loans outstanding on such date, provided that the amount of any such payment set forth above in respect of Term Loans of any Class shall be adjusted to account for the addition of any Extended Term Loan or Incremental Term Loans to contemplate (x) the reduction in the aggregate principal amount of any Term Loans of such Class that were converted in connection with the incurrence of such Extended Term Loans, and (y) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Term Amendment involving a Term Loan Increase to the Term Loans of such Class, a Refinancing Amendment to the amount of Term Loans of such Class or an Extension Amendment increasing the amount of Term Loans of such Class.

(b) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Term Loans in whole or in part without premium or penalty, other than as provided for in clause (c) below; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of Term SOFR Term Loans and (B) on the date of prepayment of Base Rate Term Loans; and (ii) each prepayment shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Term Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a Change of Control, refinancing transaction or acquisition or other Investment). Voluntary prepayments of any Class(es) of Term Loan permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 4.1(a) in a manner determined at the sole discretion of the Borrower and specified in the notice of prepayment, and, subject to the other limitations expressly set forth in this Agreement, the Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Borrower in its sole discretion (provided that such voluntary prepayments of the Term Loans shall be made pro rata to the Lenders within any such Class or Classes selected by the Borrower). In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among Classes of Term Loans.

(c) Notwithstanding the foregoing, in the event that, on or prior to the date which is six (6) months after the Agreement Date, the Borrower (i) prepays, refinances, substitutes or replaces any Term Loans pursuant to a Repricing Transaction, or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (y) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction; provided that, for the avoidance of doubt, the Borrower shall not be subject to the requirements of this Section 4.1(c) with respect to any Repricing Transaction occurring after the six (6)-month anniversary of the Agreement Date.

(d) Notwithstanding the foregoing, in the event that, on or prior to the date which is six (6) months after the Amendment No. 1 Effective Date, the Borrower (i) prepays, refinances, substitutes or replaces any Term Loans pursuant to a Repricing Transaction, or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (y) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction; provided that, for the avoidance of doubt, the Borrower shall not be subject to the requirements of this Section 4.1(d) with respect to any Repricing Transaction occurring after the six (6)-month anniversary of the Amendment No. 1 Effective Date.

4.2 Term Loan Prepayments.

(a) In connection with any prepayment, if any Term SOFR Term Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall comply with Section 5.4.

(b) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within ten Business Days after such Net Cash Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Loans in an aggregate amount equal to (I) with respect to a Prepayment Event described in clause (a) of the definition thereof, the Prepayment Percentage of such Net Cash Proceeds and (II) with respect to a Prepayment Event described in clause (b) of the definition thereof, such Net Cash Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event” relating to an Asset Disposition made in reliance on Section 9.6(a), if the Borrower or any of the Restricted Subsidiaries invests (or commits to invest (including by entering into a binding agreement, an executed term sheet or a letter of intent) the Net Cash Proceeds from such event (or a portion thereof) within 365 days after receipt of such Net Cash Proceeds in the business of the Borrower and its Restricted Subsidiaries (including any Permitted Acquisitions or other Permitted Investments) then no prepayment shall be required pursuant to this paragraph in respect of such Net Cash Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 365 day period (or if committed to be so invested within such 365 day period, have not been so invested within 540 days after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so reinvested (or committed to be reinvested); provided, further, that (A) in the event such binding agreement or commitment is later canceled or terminated for any reason before an amount equal to such Net Cash Proceeds are so applied, the Borrower or such Restricted Subsidiary may satisfy its obligations as to any Net Cash Proceeds by entering into another binding agreement or commitment within six months of such cancellation or termination of the prior binding agreement or commitment and (B) the Borrower may use a portion of such Net Cash Proceeds to prepay, redeem or repurchase (or to offer to prepay, redeem or repurchase) any other Indebtedness that is secured by a Lien on the Collateral that ranks equal in priority (but without regard to the control of remedies) with the Lien on the Collateral securing the Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment, redemption or repurchase (or such an offer to prepay, redeem or repurchase) (such Indebtedness required to be so repaid, redeemed or repurchased (or offered to be repaid, redeemed or repurchased), the “Other Applicable Indebtedness”), in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Other Applicable Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such Other Applicable Indebtedness. Subject to the limitations set forth in the preceding sentence, prepayments of any Class(es) of Term Loan permitted hereunder shall be applied in a manner determined at the sole discretion of the Borrower and specified in the notice of prepayment, and, subject to the other limitations expressly set forth in this Agreement, the Borrower may elect to apply prepayments of Term Loans made pursuant to this Section 4.2(b) to one or more Class or Classes of Term Loans selected by the Borrower in its sole discretion (provided that such voluntary prepayments of the Term Loans shall be made pro rata to the Lenders within any such Class or Classes selected by the Borrower).

4.3 Payments by the Borrower.

(a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders, at the account designated by the Administrative Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. Any payment received by the Administrative Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

4.4 Apportionment, Application and Reversal of Payments. Principal and interest payments (but excluding payments to any tranche established after the date of this Agreement pursuant to Section 2.2, 2.3 or 2.4 to the extent otherwise provided in the applicable amendment to this Agreement relating to such tranche) shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Term Loans to which such payments relate held by each such Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Administrative Agent or any Arranger. Principal and interest payments on any Term Loans made pursuant to any tranche established after the date of this Agreement pursuant to Section 2.2, 2.3 or 2.4 shall be allocated pro rata (or as may otherwise be provided for in the applicable amendment to this Agreement relating to such tranche) among the Lenders with commitments under any facility in respect thereof or with participations in such tranche (in each case subject to any limitations on non-pro rata payments otherwise provided in any such Section). All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Term Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by the Administrative Agent in accordance with the terms of the Loan Documents, shall be applied, ratably, subject to the provisions of this Agreement and any applicable Acceptable Intercreditor Agreement: first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent or the Arrangers from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Term Loans; fourth, to pay or prepay principal of the Term Loans; fifth, to the payment of any other applicable Obligations due to the Administrative Agent, any Lender or any other Secured Party, by the Obligors; and sixth, to pay any remaining amounts to the Borrower for its own account. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payments which it receives to any Term SOFR Term Loan, except (a) on the expiration date of the Interest Period applicable to any such Term SOFR Term Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Term Loans and, in such event, the Borrower shall pay Term SOFR Term Loan breakage losses in accordance with Section 5.4. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the applicable Obligations. Notwithstanding anything to the contrary herein, this Section 4.4 may be amended in accordance with Section 13.1(c) (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new Classes or tranches of Term Loans added pursuant to Section 2.2, 2.3 or 2.4, as applicable.

4.5 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, any Lender or any other Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, any Lender or any other Secured Party, and the Borrower shall be liable to pay to the Administrative Agent, any Lender or any other Secured Party and hereby do indemnify the Administrative Agent, any Lender or any other Secured Party and hold the Administrative Agent, any Lender or any other Secured Party harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.5 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Administrative Agent, any Lender or any other Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent’s, the Lenders’ or such other Secured Party’s rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.5 shall survive the repayment of the Obligations and termination of this Agreement.

4.6 Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the accounts of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of any Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 4.6 shall be conclusive, absent manifest error.

4.7 Administrative Agent’s and Lenders’ Books and Records. The Administrative Agent shall record the principal amount of the Term Loans owing to each Lender from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Term Loans in its books and records. Failure by the Administrative Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Term Loans. The Borrower agrees that the Administrative Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument.

ARTICLE V.

TAXES, YIELD PROTECTION AND ILLEGALITY

5.1 Taxes.

(a) Unless otherwise required by applicable law, any and all payments by an Obligor to a Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Obligors shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b) The Obligors agree jointly and severally to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by any Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent makes written demand therefor in accordance with Section 5.6(a). For the avoidance of doubt, an Obligor does not have to indemnify and hold harmless a Lender under this Section 5.1(b) to the extent that the Lender is otherwise compensated under a separate clause of this Section 5.1.

(c) If an Obligor shall be required by law to deduct or withhold any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) the Obligor shall make such deductions and withholdings; and

(iii) the Obligor shall pay the full amount deducted or withheld to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(d) At the Administrative Agent’s request, within thirty (30) days after the date of any payment by an Obligor of Taxes, the relevant Obligor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment, or other evidence of payment reasonably satisfactory to the Administrative Agent.

(e) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.1 (including by the payment of additional amounts pursuant to this Section 5.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Each Lender agrees severally to indemnify and hold harmless the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.19(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within thirty (30) days after the date the Administrative Agent makes written demand therefor in accordance with Section 5.6(b).

5.2 Changed Circumstances.

(a) Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.4.

(b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.4.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.2(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.2(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.2(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.2(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(d) Illegality. If, in any applicable jurisdiction, the Administrative Agent or any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Loan, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Loan shall be suspended, and to the extent required by Applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan, or on another applicable date with respect to another Obligation, occurring after the Administrative Agent has notified the Borrower or, in each case, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

5.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to any of (i) the introduction of or any change in the interpretation of any law or regulation (including any law or regulation relating to Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes)), (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case of clauses (i) and (ii), after the later of the Agreement Date or the date such Lender became a party to this Agreement, (iii) compliance by that Lender with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any request, rule, guideline or directive thereunder or issued in connection therewith (whether or not having the force of law), regardless of the date enacted, adopted or issued, or (iv) the compliance by that Lender with any requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III regardless of the date enacted, adopted or issued, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Term SOFR Term Loans, then, subject to clause (c) of this Section 5.3, the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that (i) the introduction of or compliance with any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, in each case of clauses (i) through (iii), after the later of the Agreement Date or the date such Lender became a party to this Agreement, (iv) compliance by that Lender with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any request, rule, guideline or directive thereunder or issued in connection therewith (whether or not having the force of law), regardless of the date enacted, adopted or issued, or (v) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III regardless of the date enacted, adopted or issued affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Term Loans or Obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Administrative Agent, subject to clause (c) of this Section 5.3, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 5.3 shall not constitute a waiver of such Lender’s right to demand such compensation. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 5.3 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (and such Lender so certifies to the Borrower).

5.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to borrow a Term SOFR Term Loan after the Borrower has given (or is deemed to have given) a Funding Notice;

(b) the failure of the Borrower to continue a Term SOFR Term Loan or convert a Term Loan into a Term SOFR Term Loan after the Borrower has given (or is deemed to have given) a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any Term SOFR Term Loans on a day that is not the last day of the relevant Interest Period (including any payment in respect thereof pursuant to Section 5.9), including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Term SOFR Term Loans. The Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

5.5 [Reserved].

5.6 Certificates of Administrative Agent.

(a) If the Administrative Agent or any Lender claims reimbursement or compensation under this ARTICLE V (other than under Section 5.1(g)), the Administrative Agent or the affected Lender shall determine the amount thereof and shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Administrative Agent or the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error; provided that, except for compensation under Section 5.1, the Borrower shall not be obligated to pay the Administrative Agent or such Lender any compensation attributable to any period prior to the date that is ninety (90) days prior to the date on which the Administrative Agent or such Lender first gave notice to the Borrower of the circumstances entitling such Lender to compensation. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(b) If the Administrative Agent claims reimbursement or compensation under Section 5.1(g), the Administrative Agent shall determine the amount thereof and shall deliver to a Lender (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Administrative Agent, and such certificate shall be conclusive and binding on such Lender in the absence of manifest error. Such Lender shall pay the Administrative Agent the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

5.7 [Reserved].

5.8 Survival. The agreements and obligations of the Borrower in this ARTICLE V shall survive the payment of all other Obligations and termination of this Agreement.

5.9 Assignment of Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 5.3, (b) any Lender delivers a notice described in Section 5.2, (c) any Obligor is required to pay additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.1 or (d) any Lender is, or becomes an Affiliate of a Person that is, engaged in the business in which the Borrower is engaged, the Borrower may, at its sole expense and effort (including with respect to the processing fee referred to in Section 13.2(a)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 13.2), all of its interests, rights and obligations under the Loan Documents to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (ii) except in the case of clause (d) above, no Event of Default shall have occurred and be continuing, (iii) the Borrower or such assignee shall have paid to such Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Term Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Sections 5.1, 5.2, 5.3 and 5.4), (iv) such assignment is consummated within 180 days after the date on which the Borrower’s right under this Section arises, and (v) if the consent of the Administrative Agent is required pursuant to Section 13.2, such consents are obtained; provided, further, that if prior to any such assignment the circumstances or event that resulted in such Lender’s request or notice under Section 5.2 or 5.3 or demand for additional amounts under Section 5.1, as the case may be, shall cease to exist or become inapplicable for any reason, or if such Lender shall waive its rights in respect of such circumstances or event under Section 5.1, 5.2 or 5.3, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 13.2 within two (2) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 5.9 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 5.9, the Borrower shall be entitled (but not obligated), upon receipt by the replaced Lender of all amounts required to be paid under this Section 5.9, to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrower, the replacement Lender and, to the extent required pursuant to Section 13.2, the Administrative Agent, shall be effective for purposes of this Section 5.9 and Section 13.2.

ARTICLE VI.

[RESERVED]

ARTICLE VII.

GENERAL WARRANTIES AND REPRESENTATIONS

The Borrower and each Guarantor makes the following representations and warranties to the Administrative Agent and the Lenders; provided that on the Agreement Date, the representations and warranties shall be limited to the Specified Representations.

7.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

(a) Each Obligor party hereto (i) has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Administrative Agent’s Liens and (ii) has taken all necessary corporate, limited liability company or partnership, as applicable, action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

(b) This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Obligor party thereto, and constitute the legal, valid and binding obligations of each such Obligor, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, winding up, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) Each Obligor’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party, and the consummation of the Transactions, do not and will not (i) conflict with, or constitute a violation or breach of, the terms of (1) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor or any of its Restricted Subsidiaries is a party or which is binding upon it, (2) any Requirement of Law applicable to such Obligor or any of its Restricted Subsidiaries, or (3) any Charter Documents of such Obligor or any of its Restricted Subsidiaries or (ii) result in the imposition of any Lien (other than the Liens created by the Loan Documents) upon the property of such Obligor or any of its Restricted Subsidiaries by reason of any of the foregoing, except, in the case of clauses (i) and (ii) above, as would not reasonably be expected to have a Material Adverse Effect.

7.2 Validity and Priority of Security Interest.

(a) Upon execution and delivery thereof by the parties thereto, the Security Documents will be effective to create legal and valid Liens on all the applicable Collateral (with respect to Collateral consisting of Capital Stock of Foreign Subsidiaries or Indebtedness of Foreign Subsidiaries, only to the extent the enforceability of such Liens is governed by the UCC) in favor of the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, except as may be limited by applicable foreign and domestic bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b) Upon the taking of each of the applicable actions set forth in the Security Documents (including, without limitation, in Section 3 of the US Security Agreement), the Liens referred to in the preceding clause (a) (i) will constitute perfected Liens on all of the applicable Collateral (to the extent perfection may be obtained by the filings or other actions required to be taken under, and described in, the Security Documents), (ii) will be enforceable against each Obligor granting such Liens and (iii) will have priority over all other Liens on the Collateral, except for (x) Liens on the Collateral pursuant to the ABL Agreement and the security documents contemplated therein, (y) Permitted Priority Liens and (z) Liens permitted under clause (c), (dd) or (ee) of the definition of “Permitted Liens” that are pari passu in priority with the Administrative Agent’s Liens.

7.3 Organization and Qualification. Each Obligor (a) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization (except as a result of a transaction permitted under Section 9.4) other than, solely in the case of the Guarantors, in such jurisdictions where the failure to be so in good standing would not reasonably be expected to have a Material Adverse Effect, (b) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the conduct of its business requires such qualification, other than such jurisdictions in which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property, except to the extent that the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

7.4 Restricted Subsidiaries. Schedule 7.4 is a correct and complete list of each and all of the Borrower’s Restricted Subsidiaries as of the Agreement Date, the jurisdiction of their organization and the direct or indirect ownership interest of the Borrower therein.

7.5 Financial Statements. The Borrower has delivered to the Administrative Agent (for distribution to the Lenders) (i) the audited consolidated balance sheets of the Consolidated Parties (other than H&E or any of its Subsidiaries) as of December 31, 2022, 2023 and 2024, and the related consolidated statements of operations, changes in equity and cash flows, accompanied by the report thereon of the Borrower’s independent certified public accountants, PricewaterhouseCoopers LLP, (ii) the unaudited, reviewed, consolidated balance sheet of the Consolidated Parties (other than H&E or any of its Subsidiaries) as of March 31, 2025, and the related consolidated statements of income and cash flows, (iii) the audited consolidated balance sheets of H&E and its subsidiaries as of December 31, 2022, 2023 and 2024, and the related consolidated statements of operations, changes in equity and cash flows, accompanied by the report thereon of H&E’ s independent certified public accountants, BDO USA, P.C., and (iv) the unaudited, reviewed, consolidated balance sheet of H&E and its Subsidiaries as of March 31, 2025, and the related consolidated statements of income and cash flows. All such financial statements, including the schedules and notes thereto, have been prepared in accordance with GAAP in all material respects and present fairly, in all material respects, the Consolidated Parties’ (excluding H&E and its Subsidiaries) or H&E and its Subsidiaries’, as applicable, financial position as at the dates thereof and their results of operations for the periods then ended, subject to, in the case of the unaudited financial statements referred to in clauses (ii) and (iv) above, normal year-end adjustment and the absence of footnotes.

7.6 [Reserved].

7.7 Solvency. As of the Agreement Date, the Borrower and its Restricted Subsidiaries (on a consolidated basis) are Solvent prior to and after giving effect to the Transactions.

7.8 Intellectual Property

(a) To the Borrower’s and the Guarantors’ knowledge, (i) the conduct of the businesses of the Obligors and their Restricted Subsidiaries do not infringe or otherwise violate any Intellectual Property owned by any other Person, and (ii) no Person is infringing or otherwise violating any Intellectual Property owned by any Obligor or Subsidiary thereof, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Borrower and each of its Restricted Subsidiaries owns or is licensed or otherwise has the right to use all Intellectual Property that is necessary for the operation of its businesses as presently conducted, except where the failure to own, license or otherwise have a valid right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.9 Litigation. Except as set forth on Schedule 7.9, there is no pending, or to the Borrower’s or any Guarantor’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to the Borrower’s or any Guarantor’s knowledge, investigation by any Governmental Authority, which, in any case, either (a) would reasonably be expected to have a Material Adverse Effect or (b) is so pending or threatened at any time on or prior to the Agreement Date and purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

7.10 Labor Disputes. There is no strike, work stoppage, unfair labor practice claim, or other labor dispute pending or, to the Borrower’s or any Guarantor’s knowledge, reasonably expected to be commenced against the Borrower or any of its Restricted Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.11 Environmental Laws. Except as set forth on Schedule 7.11 and except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all Environmental Laws.

(b) Each of the Borrower and its Restricted Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, all such permits are in good standing, each of the Borrower and its Restricted Subsidiaries are in compliance with all terms and conditions of such permits.

(c) To the Borrower’s or any Guarantor’s knowledge, Contaminants have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Borrower or any of its Restricted Subsidiaries or at any other location, which would reasonably be expected to (i) give rise to liability of the Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law or (ii) interfere with the Borrower’s or any of its Restricted Subsidiaries’ planned or continued operations.

(d) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Borrower or any of its Restricted Subsidiaries is, or to the knowledge of the Borrower or Guarantor is reasonably likely to be, named as a party that is pending or, to the knowledge of the Borrower or any Guarantor, threatened.

(e) Neither the Borrower nor any of its Restricted Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law with respect to any Release.

7.12 No Violation of Law. Neither the Borrower nor any of its Restricted Subsidiaries is in violation of any Law, judgment, order or decree applicable to it, where such violation would reasonably be expected to have a Material Adverse Effect.

7.13 No Default. Neither the Borrower nor any of its Restricted Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Restricted Subsidiary is a party or by which it is bound except as would not reasonably be expected to have a Material Adverse Effect.

7.14 ERISA Compliance. Except as specifically disclosed in Schedule 7.14:

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA, the Income Tax Act (Canada), and other federal, state or provincial law or other applicable law. Each Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Obligors, nothing has occurred which would cause the loss of such qualification. The Borrower, each Guarantor and each ERISA Affiliate, as applicable, has made all required contributions to any Pension Plan subject to Section 412 or 430 of the Code or Section 302 or 303 of ERISA, the PBA or other applicable laws when due, and no application for a funding waiver or an extension of any amortization period (pursuant to Section 412 of the Code, or otherwise) has been made with respect to any Pension Plan.

(b) There are no pending or, to the knowledge of the Borrower and the other Obligors, threatened, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower there has been no non-exempt prohibited transaction under Section 406 of ERISA, or violation of fiduciary responsibility under Title I of ERISA, by Borrower, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) No Pension Event exists with respect to any Obligor or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect. No Lien exists in respect of any Obligor or its Restricted Subsidiaries or their property in favor of any Pension Plan or PBGC (save for contribution amounts not yet due).

(d) (i) No ERISA Event or Pension Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that would reasonably be expected to have a Material Adverse Effect; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that would reasonably be expected to have a Material Adverse Effect; and (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multi-employer Plan that would reasonably be expected to have a Material Adverse Effect.

(e) Assuming no portion of the assets used by any Lender constitutes “plan assets” the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Term Loans or the Commitments.

7.15 Taxes. Except as set forth on Schedule 7.15, each of the Borrower and its Restricted Subsidiaries has filed (or has been included in) all United States and Canadian federal and provincial income Tax returns and all other material Tax returns that are required to be filed, and has paid all federal, provincial and other material Taxes and other governmental charges levied or imposed upon each of them or their properties, income or assets otherwise due and payable, (a) except any such Taxes or charges which are being contested in good faith and by appropriate proceedings diligently conducted, if such Restricted Subsidiary or the Borrower has set aside on its books adequate reserves therefor in conformity with GAAP, or (b) unless such failure to file or pay such Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against any Restricted Subsidiary or the Borrower that would, if made, reasonably be expected to have a Material Adverse Effect.

7.16 Regulated Entities. None of the Borrower or any Restricted Subsidiary of the Borrower, is required to register as an “Investment Company”, or a company “controlled” by an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended. None of the Borrower or any Restricted Subsidiary of the Borrower, is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Federal Reserve Board) limiting its ability to incur indebtedness or issue Guarantees as contemplated hereby.

7.17 Use of Proceeds; Margin Regulations. The proceeds of the Initial Term Loans funded in cash on the Agreement Date are to be used to consummate the H&E Refinancing, to pay a portion of the cash consideration for the H&E Acquisition, and to pay fees and expenses related to the Transactions, and for general corporate purposes (including Permitted Acquisitions and repayment or prepayment of Indebtedness) of the Borrower and its Restricted Subsidiaries. The proceeds of the Amendment No. 1 Term Loans funded in cash on the Amendment No. 1 Effective Date are to be used to prepay all of the Initial Term Loans under the Existing Credit Agreement (other than any Initial Term Loans under the Existing Credit Agreement converted to Amendment No. 1 Term Loans under this Agreement in accordance with Amendment No. 1) outstanding immediately prior to the Amendment No. 1 Effective Date, and to pay costs, fees and expenses related to the Amendment No. 1 Term Loans. No part of the proceeds of any Loans will be used by the Borrower or any Subsidiary for any purpose that violates the Act, applicable Sanctions Laws, or the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X. Without limiting the foregoing, the provisions of this Section 7.17 shall not be interpreted to contravene, or require any notification to the Attorney General of Canada under, the Foreign Extraterritorial Measures Act (Canada) or the Foreign Extraterritorial Measures (United States) Order, 1992 issued thereunder, by any Canadian Guarantor.

7.18 No Material Adverse Effect. No Material Adverse Effect has occurred since the Agreement Date.

7.19 No Material Misstatements. As of the Agreement Date, neither (a) the Information Memorandum nor (b) any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Arranger in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Agreement Date, as of the Agreement Date, it being understood that any such projected financial information may differ significantly from the projected results and such differences may be material.

7.20 Government Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement or any other Loan Document, other than (i) those that have been obtained or made and are in full force and effect, (ii) those required to perfect the Liens created pursuant to the Security Documents, and (iii) where failure to obtain, effect or make any such approval, consent, exemption, authorization, or other action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

7.21 Sanctions. The Borrower and each Restricted Subsidiary are not, nor, to the Borrower’s knowledge, are any of them owned or controlled by any Person that is: (i) a Sanctioned Person, or (ii) located, organized or resident in a Sanctioned Country.

7.22 Affected Financial Institution. None of the Borrower or any Guarantor is an Affected Financial Institution.

7.23 Beneficial Ownership Certification. As of the Agreement Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification is true and correct in all respects.

ARTICLE VIII.

AFFIRMATIVE COVENANTS

The Borrower and each other Obligor covenant to the Administrative Agent and each Lender that, from and after the Agreement Date, so long as any of the Commitments remain in effect, and thereafter until Full Payment of the Obligations:

8.1 Books and Records. The Borrower shall maintain, and shall cause each of the Restricted Subsidiaries to maintain, at all times, proper books and records and accounts in a manner to allow financial statements to be prepared in conformity with GAAP (or applicable local standards) in all material respects in respect of all material financial transactions and matters involving all material assets, business and activities of the Borrower and its Restricted Subsidiaries, taken as a whole.

8.2 Financial Information. The Borrower shall furnish to the Administrative Agent (and the Administrative Agent agrees to promptly deliver or make available to the Lenders):

(a) as soon as available, but in any event not later than the date that is five (5) Business Days after the date that is one hundred and five (105) days after the close of each Fiscal Year of the Borrower (or such longer period as may be permitted by the SEC for the filing of annual reports on Form 10-K) (commencing with the Fiscal Year ending December 31, 2025), audited consolidated balance sheets of the Consolidated Parties, as at the end of such Fiscal Year, and the related consolidated statements of operations, shareholders’ equity and cash flows, setting forth, in each case, in comparative form the figures for and as of the end of the previous Fiscal Year, plus a customary narrative review for such Fiscal Year, fairly presenting in all material respects the financial position and the results of operations of the Consolidated Parties as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP in all material respects. Such consolidated statements shall be reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit unless such qualification or exception is solely with respect to, or resulting solely from (v) an upcoming maturity date of any Indebtedness, (w) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries, (x) any actual or potential inability to satisfy any financial maintenance covenant included in any Indebtedness of the Borrower or any Subsidiary on a future date or in a future period, (y) any change in accounting principles or practices reflecting a change in GAAP and required or approved by such independent public accountants and (z) an “emphasis of matter” paragraph);

(b) as soon as available, but in any event not later than the date that is five (5) Business Days after the date that is fifty-five (55) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (or such longer period as may be permitted by the SEC for the filing of quarterly reports on Form 10-Q) (commencing with the Fiscal Quarter ending June 30, 2025, unaudited consolidated balance sheets of the Consolidated Parties, as at the end of such Fiscal Quarter, and the related unaudited consolidated statements of operations and comprehensive income and cash flows of the Consolidated Parties for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in reasonable detail, in comparative form, the figures for and as of the corresponding period in the prior Fiscal Year, and prepared in all material respects in conformity with GAAP, subject to normal year-end adjustments and the absence of footnotes and certified by a Responsible Officer of the Borrower as being prepared in all material respects in conformity with GAAP and fairly presenting in all material respects the Consolidated Parties’ financial position as at the dates thereof and their results of operations for the periods then ended, subject to normal year-end adjustments and the absence of footnotes;

(c) concurrently with the delivery of the annual audited Financial Statements pursuant to Section 8.2(a) and the quarterly Financial Statements pursuant to Section 8.2(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; and

(d) such additional information as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may from time to time reasonably request regarding the financial and business affairs of any Obligor or any of its Restricted Subsidiaries; provided that nothing in this Section 8.2(d) shall require the Borrower or its Subsidiaries to disclose any document, information or other matter (i) that constitutes non-financial trade secrets or proprietary information of the Borrower or its Subsidiaries, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Laws, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Borrower or any of its Subsidiaries owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 8.2(d)).

Documents required to be delivered pursuant to Section 8.2(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are (i) posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (which shall notify each Lender) of the posting of any such documents or (ii) available on the SEC’s website on the Internet at www.sec.gov.

The Borrower hereby acknowledges that (i) the Administrative Agent and/or an Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute information relating to the Borrower or any of its Subsidiaries, they shall be treated as set forth in Section 15.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

8.3 Certificates; Other Information. The Borrower or the Guarantors shall notify the Administrative Agent (and the Administrative Agent agrees to promptly distribute or make available to the Lenders) in writing of the following matters at the following times:

(a) promptly after a Responsible Officer knows of any Default or Event of Default, which notice shall specify the nature thereof and what action the Borrower proposes to take with respect thereto;

(b) promptly after a Responsible Officer knows of any action, suit, or proceeding, by any Person, in each case affecting any Obligor or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(c) promptly, and in any event within 30 days, after (or, in the case of any Canadian Guarantor, at least 15 days prior to) (or, in each case, within such time period as may be agreed by the Administrative Agent) any change in any Obligor’s jurisdiction of incorporation or organization (or, in the case of a U.S. Obligor, chief executive office, if not a registered organization), name as it appears in the jurisdiction of its incorporation or other organization, type of entity, form of organization or, in the case of a Canadian Guarantor, location of its chief executive office or registered office, each as applicable;

(d) promptly after a Responsible Officer of any Obligor or any ERISA Affiliate knows that an ERISA Event or a Pension Event has occurred, that, alone or together, would reasonably be expected to have a Material Adverse Effect, and, in the case of such a Pension Event, any action taken (or threatened in writing) by the CRA or the FSRA with respect thereto.

8.4 Filing of Tax Returns; Payment of Taxes. The Borrower shall, and shall cause each of its Restricted Subsidiaries and the Borrower to, (a) file when due all United States and Canadian federal, state and provincial Tax returns and all other material Tax returns which it is required to file; and (b) pay, or provide for the payment of, when due, all its material Taxes, except where (i) the amount or validity thereof is being contested in good faith and by appropriate proceedings diligently conducted, provided that adequate reserves with respect thereto are maintained on the books of such Restricted Subsidiary or the Borrower in conformity with GAAP or (ii) such failure to file or pay any such material Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

8.5 Legal Existence and Good Standing. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, (a) maintain its legal existence and, to the extent applicable, good standing in its jurisdiction of organization (except as a result of a transaction permitted under Section 9.4), and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, except, other than in the case of the legal existence of the Borrower under clause (a), (i) where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (ii) with respect to rights in Intellectual Property that expires at the end of its maximum statutory term.

8.6 Compliance with Law; Maintenance of License. The Borrower shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where noncompliance would not reasonably be expected to have a Material Adverse Effect; provided that this sentence shall not apply to (a) laws related to Taxes, which are the subject of Section 8.4, (b) Environmental Laws, which are the subject of Section 8.12, (c) anti-money laundering laws, which are the subject of Section 8.16, and (d) ERISA, which is the subject of Section 8.17. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, take all reasonable action to obtain and maintain all licenses, permits, and governmental authorizations necessary to own its property and to conduct its business, except where the failure to so obtain and maintain such licenses, permits, and governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

8.7 Maintenance of Property. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain all of its material tangible property necessary and useful in the conduct of its business, taken as a whole, in good operating condition and repair, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.8 Inspection. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, permit representatives of the Administrative Agent (at the expense of the Borrower) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and, to the extent reasonable, make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract), in each case at reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, (i) representatives of the Borrower may be present during any such visits, discussions and inspections, and (ii) any visit or inspection permitted by this Section 8.8 shall be limited to once per twelve (12) month period in the absence of the occurrence and continuance of an Event of Default.

8.9 Insurance.

(a) Each of the Obligors and the Restricted Subsidiaries shall use commercially reasonable efforts to maintain, with financially sound and reputable insurance companies, insurance on (or self-insure) all property material to the business of the Obligors, taken as a whole, in at least such amounts and against at least such risks as customarily insured against in the same general area by companies engaged in the same or similar business, all as determined in good faith by the Obligors and the Restricted Subsidiaries.

(b) Each of the Obligors shall, and the Borrower shall cause the Restricted Subsidiaries to, (i) furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; and (ii) cause the Administrative Agent, for the ratable benefit of the Agent and the other Secured Parties, to be named as co-loss payees (with respect to property insurance covering inventory, Rental Equipment, Service Vehicles, Spare Parts and Merchandise that constitutes Collateral) or additional insureds (with respect to liability policies), as applicable, in a manner reasonably acceptable to the Administrative Agent, under any material insurance policies required to be maintained by the Obligors and the Restricted Subsidiaries under clause (a) above; provided that the Obligors shall not be required to deliver to Administrative Agent lenders loss payable endorsements until 60 days after the Agreement Date (or such longer period as shall be agreed to by the Administrative Agent in its sole discretion).

8.10 Insurance and Condemnation Proceeds. While an Event of Default has occurred and is continuing and subject to the Pari Passu Intercreditor Agreement, the Administrative Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, to apply such proceeds, ratably, to the reduction of the applicable Obligations in the order provided for in Section 4.4. If an Event of Default has occurred and is continuing and subject to the Pari Passu Intercreditor Agreement, the Obligors shall remit an amount equal to such proceeds (if the Administrative Agent has not received such proceeds) to the Administrative Agent for application to the applicable Obligations in accordance with Section 4.4. So long as no Event of Default has occurred and is continuing, (i) the Administrative Agent shall (x) permit the Obligors to use all insurance and condemnation proceeds, or any part thereof, for any purpose permitted under this Agreement and (y) turn over to the Obligors any amounts received by it as a co-loss payee under any property insurance maintained by the Obligors or their Subsidiaries, and (ii) the Administrative Agent agrees that the Borrower and/or the applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance.

8.11 Use of Proceeds. The proceeds of the Initial Term Loans funded in cash on the Agreement Date are to be used to consummate the H&E Refinancing, to pay a portion of the cash consideration for the H&E Acquisition, and to pay fees and expenses related to the Transactions. The proceeds of the Amendment No. 1 Term Loans funded in cash on the Amendment No. 1 Effective Date are to be used to prepay all of the Initial Term Loans under the Existing Credit Agreement (other than any Initial Term Loans under the Existing Credit Agreement converted to Amendment No. 1 Term Loans under this Agreement in accordance with Amendment No. 1) outstanding immediately prior to the Amendment No. 1 Effective Date, to repay other indebtedness and to pay costs, fees and expenses related to the Amendment No. 1 Term Loans. No part of the proceeds of any Initial Term Loans shall be used by the Borrower or any Subsidiary for any purpose that violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U and Regulation X. The Obligors will not, and will not permit any Subsidiary to, directly or, to the reasonable knowledge of the Borrower, indirectly, use the proceeds of the Initial Term Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other Person (a) to fund any activities or business of or with any Sanctioned Person or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions Laws and in a manner that is in compliance with Sanctions Laws, or (b) in any other manner that would result in a violation of any Sanctions Laws by any Person (including any Person participating in the Initial Term Loan Loans, whether as the Administrative Agent, an Arranger, a Lender or otherwise).

Notwithstanding the foregoing, nothing herein shall require any Canadian Guarantor or any of their Subsidiaries which are organized or incorporated under the law of Canada or any province or territory thereof (each such party, a “Canadian Party”), to take action or refrain from taking any action, to the extent such provisions would otherwise contravene, or require any notification to the Attorney General of Canada under the Foreign Extraterritorial Measures (United States) Order, 1992, by any such Canadian Party and this Agreement shall be limited and interpreted accordingly.

8.12 Environmental Laws. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, comply substantially with all applicable Environmental Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, upon learning of any actual non-compliance with any applicable Environmental Laws, promptly undertake reasonable efforts, if any, to achieve compliance with such Environmental Law, except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.

8.13 Further Assurances. The Obligors shall promptly execute and deliver, or cause to be promptly executed and delivered, to the Administrative Agent and/or the Lenders, such documents and agreements, and shall promptly take or cause to be taken such actions, as the Administrative Agent may, from time to time, reasonably request to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) the foregoing requirements shall be subject to the terms of any applicable Acceptable Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the applicable Acceptable Intercreditor Agreement shall control, (b) no security interest or Lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any of the Borrower or any of its Restricted Subsidiaries in, and “Collateral” shall not include, any asset to the extent excluded from “Collateral” under the applicable Security Documents, (c) no Obligor shall have any obligation to make any filings or take any other action to perfect any Liens on any Intellectual Property created, registered or applied-for in any jurisdiction other than the United States (other than Canada, in the case of a Canadian Guarantor or any other Obligor to the extent that it has any Intellectual Property registered in a Canada or a jurisdiction in Canada) and (d) no Obligor or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction (other than Canada, in the case of a Canadian Guarantor or any other Obligor that has assets located in Canada) or required by the laws of any non-U.S. jurisdiction (other than Canada, in the case of a Canadian Guarantor or any other Obligor that has assets located in Canada) in order to create any security interests in assets located or titled outside of the United States (other than Canada, in the case of a Canadian Guarantor or any other Obligor that has assets located in Canada) or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction (other than Canada, in the case of a Canadian Guarantor or any other Obligor that has assets located in Canada)).

8.14 Additional Obligors.

(a) In the event that after the Agreement Date any U.S. Obligor organizes, creates or acquires any Wholly Owned Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary), the U.S. Obligors shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 8.2(c) for the Fiscal Quarter during which such Domestic Subsidiary was organized, created or acquired, notify the Administrative Agent thereof and, within 60 days after the date such notice is given (or such longer period as may be permitted under the ABL Agreement or to which the Administrative Agent reasonably agrees), (i) cause such new Domestic Subsidiary to become a party to the U.S. GCA as a Guarantor, (ii) cause such new Domestic Subsidiary to execute and deliver to the Administrative Agent a Supplemental Agreement (as defined in the U.S.

GCA) and such other amendments to the U.S. Security Documents as the Administrative Agent may reasonably deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the U.S. Security Documents) in the Collateral of such new Domestic Subsidiary and (iii) deliver such other documentation as the Administrative Agent may reasonably request in accordance with the U.S. Security Documents (and subject to the limitations set out therein (including, for the avoidance of doubt, any limits set forth in the Pari Passu Intercreditor Agreement)) in order to cause the Lien created by the U.S. Security Documents in such new Domestic Subsidiary’s Collateral and in the Capital Stock of such new Domestic Subsidiary to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may reasonably be requested by the Administrative Agent, and such other documents with respect to such new Domestic Subsidiary as the Administrative Agent may reasonably request that are consistent with the documents in place or delivered to the Administrative Agent by the Obligors on the Agreement Date.

(b) In the event that after the Agreement Date (i) any Canadian Guarantor organizes, creates or acquires any Wholly Owned Subsidiary or (ii) any U.S. Obligor organizes, creates or acquires any Wholly Owned Subsidiary, in each case, that is organized under the Laws of Canada or any province or territory thereof and other than an Excluded Subsidiary, the Obligors shall, concurrently with the delivery of the Compliance Certificate pursuant to Section 8.2(c) for the Fiscal Quarter during which such new Canadian Subsidiary was organized, created or acquired, notify the Administrative Agent thereof and, within 60 days after the date such notice is given (or such longer period as may be permitted under the ABL Agreement or to which the Administrative Agent reasonably agrees), (1) cause such new Canadian Subsidiary to execute and deliver to the Administrative Agent an Assumption Agreement (as defined in the Canadian GCA) and such other amendments to the Canadian Security Documents as the Administrative Agent may reasonably deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the Canadian Security Documents) in the Collateral of such new Canadian Subsidiary and in the Capital Stock of such new Canadian Subsidiary and (2) deliver such other documentation as the Administrative Agent may reasonably request in accordance with the applicable Security Documents (and subject to the limitations set out therein) in order to cause the Lien created by the applicable Security Documents in such new Canadian Subsidiary’s Collateral and in the Capital Stock of such new Canadian Subsidiary to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may reasonably be requested by the Administrative Agent, and such other documents with respect to such new Canadian Subsidiary as the Administrative Agent may reasonably request that are consistent with the documents in place or delivered to the Administrative Agent by the Obligors on the Agreement Date.

(c) Notwithstanding anything to the contrary in this Agreement, (i) the foregoing requirements shall be subject to the terms of any applicable Acceptable Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the applicable Acceptable Intercreditor Agreement shall control, (ii) no security interest or Lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any Obligor or any of their respective Subsidiaries in, and “Collateral” shall not include, any asset excluded from “Collateral” under the applicable Security Documents, (iii) no Obligor or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction (other than Canada or any province or territory thereof, in the case of a Canadian Guarantor that has assets located in or accounts payable from an account debtor, located in Canada) or required by the laws of any non-U.S. jurisdiction (other than Canada or any province or territory thereof, in the case of a Canadian Guarantor that has assets located in or accounts payable from an account debtor, located in Canada) in order to create any security interests in assets located or titled outside of the United States (other than Canada or any province or territory thereof, in the case of a Canadian Guarantor that has assets located in or Accounts payable from an account debtor, located in Canada) or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction (other than Canada or any province or territory thereof, in the case of a Canadian Guarantor that has assets located in or accounts payable from an account debtor, located in Canada)), (iv) nothing in this Section 8.14 shall require that any Obligor or any of its Subsidiaries grant a Lien or take actions to perfect a security interest with respect to any property or assets of such Person to the extent that the Agent, in its reasonable judgment, determines that the granting of such a Lien or the perfection of such security interest, as the case may be, is impracticable or inadvisable, (v) at no time shall (x) any asset of a Foreign Subsidiary (other than a Canadian Guarantor), a Subsidiary of a Foreign Subsidiary (other than a Canadian Guarantor) or more than 65% of the voting equity or other voting ownership interests (and 100% of the non-voting equity or other non-voting ownership interests) of a Foreign Subsidiary (other than a Canadian Guarantor) or a Foreign Subsidiary Holding Company serve as Collateral for any Obligations, or (y) a Foreign Subsidiary (other than a Canadian Guarantor), a Subsidiary of a Foreign Subsidiary (other than a Canadian Guarantor) or a Foreign Subsidiary Holding Company, unless the Borrower otherwise determines, guarantee any Obligations, (vi) the Agent may grant extensions of time for the creation or perfection of security interests in particular assets or for the grant of any Guarantee where it determines, in consultation with the Borrower, that such extension of time is reasonable and (vii) only the Obligors shall be required to grant security, or take any action to perfect a security interest in, Collateral, or to provide a Guarantee for the Obligations.

8.15 Sanctions. The Obligors will not, and will not permit any Subsidiary to, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Term Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country. The Borrower will maintain in effect policies and procedures reasonably designed to promote compliance by the Obligors, their respective Restricted Subsidiaries, and their respective directors, officers, employees, and agents with Sanctions Laws.

8.16 Anti-Money Laundering Laws. No part of the proceeds of the Term Loans will be used by the Borrower or any of its subsidiaries, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of the FCPA or any other applicable anti-money laundering Law or Anti-Corruption Law.

8.17 Compliance with ERISA. The Borrower shall, and shall cause each of its Subsidiaries to: (a) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA, the Income Tax Act (Canada) and other applicable federal, state, provincial, territorial or foreign law; (b) cause each applicable Pension Plan intended to be qualified under Section 401 of the Code to be so qualified; (c) make all required contributions to any Pension Plan when due; (d) not knowingly engage in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or violation of the fiduciary responsibility rules under Title I of ERISA with respect to any Plan; (e) not engage in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, and (f) ensure that no Pension Plan has an Unfunded Pension Liability, in each case, that would reasonably be expected to have a Material Adverse Effect.

8.18 Securitization Transactions.

(a) The Borrower shall cause to be delivered to the Administrative Agent such reports and information about any Securitization Transaction as may be reasonably requested by the Administrative Agent from time to time.

(b) At any time that a Specified Default has occurred and is continuing, the Borrower and the other Obligors shall, within five Business Days following written notice by the Administrative Agent to do so, cause further sales or other transfers of rental fleet equipment pursuant to any Equipment Securitization Transaction to cease and to otherwise cause new rental fleet equipment to be excluded from any Equipment Securitization Transaction.

8.19 Post-Closing Covenant. The Borrower and each Guarantor agrees that it will, or will cause the relevant Restricted Subsidiaries to, complete each of the actions described on Schedule 8.19 as soon as commercially reasonable and by no later than the date set forth on Schedule 8.19 with respect to such action or such later date as the Administrative Agent may reasonably agree.

8.20 Maintenance of Debt Ratings. The Borrower will use commercially reasonable efforts to obtain and to maintain public corporate credit facility ratings in respect of the Initial Term Loans and corporate family ratings in respect of the Borrower, in each case, from Moody’s and either S&P or Fitch; provided, however, in each case, that the Borrower shall not be required to obtain or maintain any specific rating.

ARTICLE IX.

NEGATIVE COVENANTS

The Borrower and each other Obligor covenant to the Administrative Agent and each Lender that, from and after the Agreement Date, so long as any of the Commitments remain in effect, and thereafter until Full Payment of the Obligations:

9.1 Limitation on Restricted Payments. Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, declare or make any Restricted Payment, except:

(a) Restricted Payments with any portion of the Cumulative Credit; provided that amounts under clause (b) of the definition of the Cumulative Credit definition shall only be available if at the time such Restricted Payment is made (i) no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and (ii) the Fixed Charge Coverage Ratio does not exceed 2.00:1.00 on a pro forma basis;

(b) so long as no Default or Event of Default has occurred and is continuing, the payment of any dividend or distribution within sixty (60) days after the date of its declaration, if at the date of declaration such payment would be permitted by this Section 9.1;

(c) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Borrower) of Capital Stock of the Borrower (other than Disqualified Stock) or from a substantially concurrent cash capital contribution to the Borrower;

(d) any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness of the Borrower which does not have a shorter maturity than the Subordinated Indebtedness being refinanced (or if shorter, the Term Loans);

(e) so long as no Default or Event of Default has occurred and is continuing, payments to purchase Capital Stock of the Borrower from employees, officers or directors of the Borrower or any Subsidiary in an amount not to exceed the sum of (w) (1) $20,000,000, plus (2) $15,000,000 multiplied by the number of calendar years that have commenced since June 30, 2016, plus (x) the Net Cash Proceeds received by the Borrower since June 30, 2016 from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), plus (y) the cash proceeds of key man life insurance policies received by the Borrower or any Restricted Subsidiary since June 7, 2024, less (z) the amount of Restricted Payments made since June 30, 2016 pursuant to this Section 9.1(e); provided that any cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary by any current or former Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this Section 9.1 or any other provision of this Agreement;

(f) so long as no Default or Event of Default has occurred and is continuing, payments (other than those covered by clause (e) above) to purchase Capital Stock of the Borrower from management, employees or directors of the Borrower or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such management, employees or directors, in aggregate amounts under this clause (f) not to exceed $20,000,000 in any Fiscal Year of the Borrower;

(g) any purchase or redemption of Subordinated Indebtedness or any Capital Stock of the Borrower or any Restricted Subsidiaries required pursuant to the terms thereof as a result of a Change of Control or an asset disposition; provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

(h) payments to the Borrower in an amount sufficient to enable the Borrower to pay:

(i) its taxes, legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses (including SEC, stock exchange and transfer agency fees and expenses);

(ii) trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services (including management and consulting services) performed for and properties used by, the Borrower and the Restricted Subsidiaries;

(iii) the purchase price for Investments in other Persons (including any amounts used to refinance or repay any Indebtedness of any such Person in connection with such Investment);

(iv) reasonable and customary incidental expenses as determined in good faith by the Board of Directors of the Borrower;

(v) costs and expenses incurred in relation to the issuance of Indebtedness or Capital Stock by the Borrower; and

(vi) costs and expenses incurred by the Borrower in relation to the Transactions, the H&E Acquisition and any other acquisitions permitted hereunder;

(i) cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower or any Restricted Subsidiary;

(j) the deemed repurchase of Capital Stock on the cashless exercise of stock options;

(k) the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

(l) any Restricted Payment so long as no Event of Default shall have occurred and be continuing and immediately after the making of such Restricted Payment, the Total Indebtedness Leverage Ratio does not exceed 3.00:1.00;

(m) so long as no Default or Event of Default has occurred and is continuing, any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Agreement Date pursuant to this clause (m), does not exceed the greater of (i) $180,000,000 and (ii) 2% of Consolidated Tangible Assets for the most recent period of four consecutive Fiscal Quarters for which financial information in respect thereof is available in the aggregate during the term of this Agreement; and

(n) any Restricted Payment in an amount not to exceed (in any fiscal year of the Borrower) 6.0% of Market Capitalization;

(o) payments to the Borrower in an amount sufficient to permit it to repay Indebtedness the proceeds of which were either contributed to the Borrower or used to acquire assets that were contributed to the Borrower;

(p) additional Investments constituting Permitted Investments;

(q) additional Restricted Debt Payments or Restricted Investments in an amount which, when taken together with all other such Restricted Payments made after the Agreement Date pursuant to this clause (q), does not exceed the greater of (i) $230,000,000 and (ii) 2.20% of Consolidated Tangible Assets for the most recent period of four consecutive Fiscal Quarters for which financial information in respect thereof is available in the aggregate during the term of this Agreement; and

(r) additional Restricted Payments to Special Purpose Entities in connection with any Securitization Transaction, which Restricted Payment consists of assets of the type described in the definition of Equipment Securitization Transaction” or “Receivables Securitization Transaction”, as applicable.

Subject to the applicable limitations set forth in this Section 9.1, the Borrower, in its sole discretion, may classify any Restricted Payment as being made in part under one of the provisions of this Section 9.1 and in part under one or more other such provisions (or, as applicable, clauses), or reclassify any Restricted Payment made under one or more of the provisions of this covenant as being made under one or more other provisions (or, as applicable, clauses) of this Section 9.1.

9.2 Limitation on Indebtedness. Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to “incur”), for the payment of any Indebtedness, except as follows (the following, collectively, “Permitted Indebtedness”):

(a) Indebtedness (including Acquisition Indebtedness) incurred by the Borrower or any Restricted Subsidiary so long as, on a pro forma basis, the Fixed Charge Coverage Ratio is at least 2.00:1.00; provided that the aggregate amount of Indebtedness (including Acquisition Indebtedness) incurred by Restricted Subsidiaries that are not Obligors pursuant to this clause 9.2(a), when taken together with the aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not Obligors pursuant to clause 9.2(b), shall not exceed the greater of $1,150,000,000 and 50.0% of Consolidated EBITDA in the most recent Four Quarter Period, at any one time outstanding, on a pro forma basis (including pro forma application of the proceeds therefrom);

(b) Indebtedness incurred by the Borrower or any Restricted Subsidiary (x) in an aggregate principal amount outstanding at any time under this clause (b) (any Indebtedness incurred pursuant to this Section 9.2(b), “Incremental Equivalent Debt”), when taken together with the aggregate principal amount of outstanding Incremental Loans funded under Section 2.2 hereof, not to exceed the Available Incremental Amount (provided that any such Incremental Equivalent Debt shall be documented separately from this Agreement) and (y) any Refinancing Indebtedness with respect to the Indebtedness described in the preceding clause (x); provided, that (A) the aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not Obligors pursuant to this clause 9.2(b), when taken together with the aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not Obligors pursuant to clause 9.2(a), shall not exceed the greater of $1,150,000,000 and 50.0% of Consolidated EBITDA in the most recent Four Quarter Period and (B) such Indebtedness complies with the applicable Required Additional Debt Terms;

(c) Indebtedness of the Borrower and its Restricted Subsidiaries (x) under (i) the 2019 Senior Notes Indenture in an aggregate principal amount not to exceed $1,200,000,000 (including the 2027 Senior Notes), (ii) the 2024 Senior Notes Indenture in an aggregate principal amount not to exceed $800,000,000 (including the 2029 Senior Notes), (iii) the 2025-I Senior Notes Indenture in an aggregate principal amount not to exceed $2,750,000,000 ~~and~~(including the 2030 Senior Notes and 2033 Senior Notes), (iv) the 2025-II Senior Notes Indenture in an aggregate principal amount not to exceed $1,200,000,000 (including the 2031 Senior Notes and 2034 Senior Notes) and (v) (I) the ABL Agreement in an aggregate principal amount not to exceed $4,000,000,000 and (II) Indebtedness that may be incurred pursuant to Sections 2.5 and 8.1(c) of the ABL Agreement as in effect on the Agreement Date and (y) Refinancing Indebtedness in respect of the Indebtedness set forth in the preceding clause (x);

(d) Indebtedness of the Borrower and the Guarantors related to the Term Loans extended under this Agreement (including any Incremental Loans) and any Guarantees of such Term Loans, and any Indebtedness in respect thereof;

(e) the incurrence by the Borrower or any Restricted Subsidiary of (x) the Indebtedness existing as of the Agreement Date that is described on Schedule 9.2 and (y) Refinancing Indebtedness in respect of the Indebtedness set forth in the preceding clause (x);

(f) Indebtedness of the Borrower or any Restricted Subsidiary (x) under equipment purchase or lines of credit or Floor Plan Financing, or for Capital Lease Obligations or Purchase Money Obligations; provided that, immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred under this clause (f) and then outstanding does not exceed the greater of (x) $1,400,000,000 and (y) 15.5% of Consolidated Tangible Assets and (y) Refinancing Indebtedness in respect of the Indebtedness set forth in the preceding clause (x);

(g) Indebtedness of the Borrower or any Restricted Subsidiary incurred in respect of (a) performance bonds, completion guarantees, surety bonds, bankers’ acceptances, letters of credit or other similar bonds, instruments or obligations, including Indebtedness evidenced by letters of credit issued to support the insurance or self-insurance obligations of the Borrower or any of the Restricted Subsidiaries (including to secure workers’ compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed, (b) obligations under Hedge Agreements entered into for bona fide hedging purposes of the Borrower and not for speculative purposes, (c) financing of insurance premiums or (d) cash management obligations and netting, overdraft protection and other similar facilities or arrangements, in each case arising under standard business terms of any bank at which the Borrower or any Restricted Subsidiary maintains such facility or arrangement;

(h) Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Borrower or any Restricted Subsidiary;

(i) Indebtedness of the Borrower or a Restricted Subsidiary owed to and held by the Borrower or another Restricted Subsidiary; provided, however, that:

(i) if the Borrower or any Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations under this Agreement, in the case of the Borrower, or the Guarantee of the Obligations, in the case of a Guarantor; and

(ii) any transfer of such Indebtedness by the Borrower or a Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary) or the sale, transfer or other disposition by the Borrower or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary (other than to the Borrower or a Restricted Subsidiary) that results in such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary shall, in each case, be deemed to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (i);

(j) Indebtedness arising from (A) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence and (B) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

(k) Indebtedness of any Foreign Subsidiaries (x) in an aggregate principal amount at any time outstanding not exceeding an amount equal to the Foreign Borrowing Base and (y) Refinancing Indebtedness in respect of the Indebtedness set forth in the preceding clause (x);

(l) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other purchase price adjustments or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(m) (i) Non-Recourse Indebtedness of any Special Purpose Vehicle in respect of any Securitization Transactions, (ii) Indebtedness arising from the making of Standard Securitization Undertakings by the Borrower or any Restricted Subsidiary and (iii) Refinancing Indebtedness in respect of the Indebtedness set forth in the preceding clauses (i) and (ii);

(n) Guarantees by the Borrower or a Restricted Subsidiary of Indebtedness that was permitted to be incurred by the Borrower or any Restricted Subsidiary under this Agreement; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with any of the Obligations, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(o) Guarantees or other Indebtedness in respect of Indebtedness of (i) an Unrestricted Subsidiary, (ii) a Person in which the Borrower or a Restricted Subsidiary has a minority interest or (iii) joint ventures or similar arrangements; provided, however, that at the time of incurrence of any Indebtedness pursuant to this clause (o) the aggregate principal amount of all Guarantees and other Indebtedness incurred under this clause (o) and then outstanding does not exceed the greater of (x) $450,000,000 and (y) 5.0% of Consolidated Tangible Assets;

(p) Indebtedness of (A) the Borrower or any Restricted Subsidiary incurred to finance or refinance, or otherwise incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Borrower or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary (including Indebtedness thereof incurred in connection with any such acquisition, merger or consolidation) (the Indebtedness described in the foregoing clauses (A) and (B), “Acquisition Indebtedness”) and any Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness; provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (I) the Fixed Charge Coverage Ratio would be equal to or greater than 2.00:1.00 or (II) the Fixed Charge Coverage Ratio would be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to giving effect thereto;

(q) (i) Indebtedness of the Borrower or any Restricted Subsidiary, in addition to that described in clauses (a) through (p) above or (q)(ii) through (u) below; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (q)(i) and then outstanding does not exceed the greater of (x) $900,000,000 and (y) 10.0% of Consolidated Tangible Assets and (ii) Indebtedness of any Foreign Subsidiary that is secured by a Lien on the asset of such Foreign Subsidiary incurring such Indebtedness, in an aggregate outstanding principal amount for all such Foreign Subsidiaries under this clause (q)(ii) not to exceed the great of (x) $900,000,000 and (y) 10% of Consolidated Tangible Assets at any time;

(r) (x) Contribution Indebtedness, less the Contribution Amounts and (y) Refinancing Indebtedness in respect of the Indebtedness set forth in the preceding clause (x);

(s) Indebtedness representing deferred compensation, severance and health and welfare retirement benefits to current and former employees of the Borrower or a Restricted Subsidiary incurred in the ordinary course of business;

(t) [reserved]; and

(u) Indebtedness of any Restricted Subsidiary that is not an Obligor; provided that (i) such Indebtedness is not guaranteed by any Obligor, (ii) the holder of such Indebtedness does not have, directly or indirectly, any recourse to any Obligor, whether by reason of representations or warranties, agreement of the parties, operation of law or otherwise, and (iii) such Indebtedness is not secured by any assets other than assets of such Restricted Subsidiary or other Restricted Subsidiaries that are not Obligors.

For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness incurred pursuant to and in compliance with, this Section 9.2, (i) in the event that Indebtedness meets the criteria of more than one type of Indebtedness described in this Section 9.2, the Borrower, in its sole discretion, shall classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one or a combination of the clauses of this Section 9.2; provided that (x) Indebtedness outstanding on the Agreement Date under the ABL Agreement shall be treated as incurred pursuant to Section 9.2(c) above and (y) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this Section 9.2) arising under any guarantee, Lien, bankers’ acceptance, letter of credit or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such guarantee, Lien, letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness, (ii) if any Indebtedness is incurred to refinance Indebtedness initially incurred in reliance on a basket measured by reference to a percentage of Consolidated Tangible Assets at the time of incurrence, and such refinancing would cause the percentage of Consolidated Tangible Assets restriction to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such refinancing, such percentage of Consolidated Tangible Assets restriction shall not be deemed to be exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (iii) the principal amount of Indebtedness outstanding under any clause of this Section 9.2, shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

Except as provided in the paragraph below, with respect to Indebtedness denominated in a foreign currency, the amount of any Indebtedness outstanding as of any date shall be:

(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (A) the Fair Market Value of such assets at the date of determination; and (B) the amount of the Indebtedness of the other Person.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (i) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Agreement Date shall be calculated based on the relevant currency exchange rate in effect on the Agreement Date, (ii) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, calculated as described in the following sentence, does not exceed (x) the outstanding or committed principal amount (whichever is higher) of such

Indebtedness being refinanced plus (y) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (iii) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Borrower’s option, (1) the Agreement Date, (2) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (3) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

9.3 Limitation on Liens. Neither the Borrower nor any of the Restricted Subsidiaries shall create, incur, assume or suffer to exist any Lien that secured obligations with respect to any Indebtedness on any of their respective properties or assets, whether now owned or hereafter acquired, except for (i) in the case of a Lien on any Collateral, either (x) the obligations secured by such Lien are expressly junior to the Obligations or (y) such Lien is a Permitted Lien; or (ii) in the case of a Lien on assets or property not constituting Collateral, either (x) the Obligations are equally and ratably secured with (or on a senior basis to) the obligations secured by such Lien or (y) such Lien is a Permitted Lien. For purposes of determining compliance with this Section 9.3, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, subject to Section 1.3(n), in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with the definition of “Permitted Liens”. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

9.4 Mergers, Consolidations or Sales of All or Substantially All Assets. Neither the Borrower nor any of the Restricted Subsidiaries shall merge into, or consolidate or amalgamate with, any other Person (or permit any other Person to merge into or consolidate or amalgamate with it), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, except:

(a) any Obligor or any Restricted Subsidiary may be merged, consolidated or amalgamated with or into (x) any Obligor, (y) any other Person that is domiciled and is resident in the same country as such Obligor or Restricted Subsidiary or (z) any other Person if the Person formed by or surviving such merger, consolidation or amalgamation is organized, domiciled and is resident in the same country as such Obligor or Restricted Subsidiary; provided that (I) if the Borrower is involved in such merger, consolidation or amalgamation, the continuing or surviving Person shall be (1) the Borrower or (2) a Person organized or existing under either (i) the laws of the United States, any state thereof, or the District of Columbia, or (ii) the laws of Canada or any province or territory thereof, and such Person expressly assumes all of the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement or joinder to the Loan Documents in a form reasonably satisfactory to the Administrative Agent, and

(II) in the case of such a merger, consolidation or amalgamation involving an Obligor, either (i) if the continuing or surviving Person shall be an Obligor and (except to the extent such continuing or surviving Person is the Borrower) a Wholly-Owned Subsidiary of the Borrower (and, to the extent such continuing or surviving Person was not an Obligor prior to such merger, consolidation or amalgamation, it shall expressly assume all obligations as an Obligor under the Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent) or (ii) if the continuing or surviving Person shall not be an Obligor, (a) such merger, consolidation or amalgamation shall be deemed an Investment in such non-Guarantor in an amount equal to the Fair Market Value of the property and assets of the Obligor so merged and (b) shall only be permitted to extent such Investment is permitted under Section 9.1;

(b) any Obligor may sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person if the Person to which the properties and assets of such Obligor are transferred, to the extent it was not an Obligor prior to such transfer, (i) is an entity organized and existing under either (x) the laws of the United States, any state thereof, or the District of Columbia, or (y) the laws of Canada or any province or territory thereof and (ii) expressly assumes all obligations of such Obligor under the Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent;

(c) any Restricted Subsidiary that is not an Obligor may be merged or amalgamated with or into any other Restricted Subsidiary that is not an Obligor, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Restricted Subsidiary that is not an Obligor; and

(d) the Borrower or any Restricted Subsidiary may sell, assign, convey, transfer, lease or otherwise dispose of any of its properties or assets in any transaction or series of transactions if such transaction or series of transactions would not result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Borrower or the Borrower and its Restricted Subsidiaries, taken as whole, to any other Person or Persons.

9.5 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $60,000,000, unless such transaction is on terms that are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Borrower, except that this Section 9.5 shall not prohibit:

(a) transactions with or among Obligors and the Restricted Subsidiaries;

(b) transactions in the ordinary course of business, or approved by a majority of the board of directors of the Borrower, between an Obligor or any Restricted Subsidiary and any Affiliate of the Borrower that is a Franchisee, a Franchise Special Purpose Entity, joint venture or similar entity;

(c) customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, collective bargaining agreements, compensation or employee benefit arrangements and incentive arrangements with any director, officer, employee or consultant of the Borrower or any Restricted Subsidiary that is entered into in the ordinary course of business;

(d) Restricted Payments made in compliance with Section 9.1;

(e) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

(f) transactions pursuant to agreements in effect on the Agreement Date;

(g) any sale, conveyance or other transfer of assets transferred in a Securitization Transaction to a Special Purpose Vehicle or other transactions related thereto in connection with a Securitization Transactions;

(h) transactions with customers, clients, suppliers, licensees, licensors, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business, including pursuant to joint venture agreements, and otherwise in compliance with the terms of this Agreement which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Borrower or Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated person or entity, in the good faith determination of the Borrower’s board of directors or its senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(i) any purchase by the Borrower or its Subsidiaries of the Capital Stock of any Wholly Owned Subsidiary; provided that such Capital Stock shall be pledged to the Administrative Agent on behalf of the Secured Parties to the extent required by this Agreement or the Security Documents;

(j) any issuance or sale of Capital Stock (other than Disqualified Stock) of the Borrower or any capital contribution to the Borrower;

(k) the Transactions;

(l) transactions in which the Borrower or a Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that the financial terms of such transaction either (i) are fair to the Borrower or such Restricted Subsidiary, as applicable, from a financial point of view (or words of similar import) or (ii) are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Borrower;

(m) any transaction permitted under Section 9.1, Section 9.2, Section 9.4 and any transaction constituting a Permitted Investment pursuant to clauses (b), (d), (e), (f), (g), (k), (l), (m), (o), (q), (r), (s), (u), (v), (w), (y), (z), (aa) (bb), (cc) or (ff) of the definition thereof;

(n) any transactions contemplated by any Transaction Agreement;

(o) [reserved]; and

(p) any Permitted Intercompany Activities and related transactions.

9.6 Disposition of Proceeds of Asset Dispositions.

(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(i) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the Collateral sold or otherwise disposed of; and

(ii) solely with respect to any Asset Disposition (or series of related Asset Dispositions) involving consideration in excess of $120,000,000, at least 75.0% of such consideration (together with the consideration for all other Asset Dispositions since the Agreement Date, on a cumulative basis) consists of cash or Cash Equivalents; provided, however, that this limitation shall not apply to any Asset Disposition in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75.0% limitation.

(b) For the purposes of Section 9.6(a)(ii), the following are deemed to be cash: (1) Temporary Cash Investments and Investment Grade Securities, (2) the assumption of Indebtedness of the Borrower or any Restricted Subsidiary to the extent the Borrower or such Restricted Subsidiary is released from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition to the extent that the Borrower and each other Restricted Subsidiary are released in full from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities, notes or other obligations received by the Borrower or any Restricted Subsidiary from the transferee that are converted or capable of being converted by the Borrower or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Borrower or any Restricted Subsidiary (provided that such Indebtedness is not expressly subordinated in right of payment to the Term Loans), (6) properties or assets in a third-party transaction with comparable or greater Fair Market Value that are used or useful in the business of the Borrower and its Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or in Capital Stock of a Person, the principal portion of whose assets consist of such property or assets (collectively, “Replacement Assets”) or (7) any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in an Asset Disposition; provided, however, that the aggregate Fair Market Value of all Designated Non-cash

Consideration received and treated as cash pursuant to this clause (7) is not to exceed, at any time, an aggregate amount outstanding equal to the greater of (x) $315,000,000 and (y) 3.5% of Consolidated Tangible Assets as of the date of the applicable Asset Disposition, without giving effect to changes in value subsequent to the receipt of such Designated Non-cash Consideration.

9.7 Restrictive Agreements. Neither the Borrower nor any of its Restricted Subsidiaries shall enter into, incur or permit to exist any agreement or other arrangement that imposes any restriction or prohibition on the ability of a Restricted Subsidiary to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues constituting Collateral as and to the extent contemplated by this Agreement and the other Loan Documents, whether now owned or hereafter acquired; provided that the foregoing shall not apply to

(a) this Agreement, the other Loan Documents, the ABL Agreement, the 2027 Senior Notes, the 2019 Senior Notes Indenture, the 2029 Senior Notes, the 2024 Senior Notes Indenture, the 2030 Senior Notes, the 2033 Senior Notes, the 2025-I Senior Notes Indenture, the 2031 Senior Notes, the 2034 Senior Notes, the 2025-II Senior Notes Indenture and any documents related to any of the foregoing, any Intercreditor Agreement Supplement, any Acceptable Intercreditor Agreement, any Pari Passu Intercreditor Agreement, and any agreement in effect or entered into on the Agreement Date;

(b) any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or which agreement or instrument is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets from or other transaction with such Person, as in existence at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation or transaction); provided that for purposes of this clause (b), if a Person other than the Borrower is the surviving Person with respect thereto, any Subsidiary thereof or agreement of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such surviving Person;

(c) any agreement (a “Refinancing Agreement”) effecting a refinancing of Indebtedness incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement referred to in clause (a) or (b) above or this clause (c) (an “Initial Agreement”), or that is, or is contained in, any amendment, supplement or other modification to any Initial Agreement or Refinancing Agreement (an “Amendment”); provided that the restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Borrower);

(d) any agreement relating to intercreditor arrangements and related rights and obligations, to or by which the Lenders and/or the Agent or any other agent, trustee or representative on their behalf may be party or bound at any time or from time to time, and any agreement providing that in the event that a Lien is granted for the benefit of the lenders another Person shall also receive a Lien, which Lien is permitted by Section 9.3;

(e) any agreement governing or relating to (x) Indebtedness of or a Franchise Financing Disposition by or to or in favor of any Franchisee or Franchise Special Purpose Entity or to any Franchise Lease Obligation, (y) Indebtedness of or a Franchise Financing Disposition by or to or in favor of any special purpose entity or (z) sale of receivables by or Indebtedness of a Foreign Subsidiary (other than Canadian Guarantors);

(f) any agreement relating to any Indebtedness incurred after the Agreement Date as permitted by Section 9.2, (i) if the restrictions thereunder taken as a whole are consistent with prevailing market practice for similar Indebtedness or other agreements, or do not materially impair the ability of the Obligors to create and maintain the Liens on the Collateral securing the Obligations pursuant to the Security Documents as and to the extent contemplated thereby and by Section 8.14, in each case as determined in good faith by the Borrower or (ii) if such restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(g) any agreement governing or relating to Indebtedness and/or other obligations and liabilities secured by a Lien permitted by Section 9.3 (in which case any restriction shall only be effective against the assets subject to such Lien, except as may be otherwise permitted under this Section 9.7);

(h) any agreement for the direct or indirect disposition of Capital Stock of any Person, property or assets, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such disposition;

(i) (i) any agreement that restricts in a customary manner (as determined in good faith by the Borrower) the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) any restriction by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (iii) mortgages, pledges or other security agreements to the extent restricting the transfer of the property or assets subject thereto, (iv) any reciprocal easement agreements containing customary provisions (as determined in good faith by the Borrower) that impose restrictions with respect to the property or assets so acquired, (vi) agreements with customers or suppliers entered into in the ordinary course of business that impose restrictions with respect to cash or other deposits, net worth or inventory, (vii) customary provisions (as determined in good faith by the Borrower) contained in agreements and instruments entered into in the ordinary course of business (including leases and licenses) or in joint venture and other similar agreements or in shareholder, partnership, limited liability company and other similar agreements in respect of non-wholly owned Restricted Subsidiaries, (viii) restrictions that arise or are agreed to in the ordinary course of business and do not detract from the value of property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or such Restricted Subsidiary, (ix) obligations under Hedge Agreements (as defined in the ABL Agreement) or (x) Designated Bank Products Obligations (as defined in the ABL Agreement);

(j) restrictions by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Borrower, order or requirement applicable in connection with such Subsidiary’s status (or the status of any Subsidiary of such Subsidiary) as a captive insurance subsidiary; and

(k) any agreement evidencing any replacement, renewal, extension or refinancing of any of the foregoing (or of any agreement described in this clause (k)).

It is understood that a limitation on the amount of Indebtedness or other obligations or liabilities that may be incurred, outstanding, guaranteed or secured under this Agreement or any other Loan Document (in excess of the amount thereof that may be incurred, outstanding, guaranteed and secured under this Agreement or any other Loan Document as in effect on the Agreement Date) does not constitute a limitation that is restricted by this Section 9.7.

ARTICLE X.

CONDITIONS OF LENDING

10.1 Conditions Precedent to Effectiveness of Agreement and Making of Initial Term Loans on the Agreement Date. The effectiveness of this Agreement and the obligation of the Lenders to make any Initial Term Loans on the Agreement Date are subject to the satisfaction (or waiver in writing by the Administrative Agent and the Arrangers) of the following conditions precedent:

(a) Subject in all respects to the Limited Conditionality Provisions, the Administrative Agent shall have received the following, (in each case executed by a Responsible Officer of each signing Loan Party thereto), this Agreement, the U.S. GCA, the Canadian GCA, each Intellectual Property Security Agreement, the Perfection Certificate and the Pari Passu Intercreditor Agreement.

(b) Subject in all respects to the Limited Conditionality Provisions, the Administrative Agent and the Lenders shall have received (i) a customary opinion of (x) Simpson Thacher & Bartlett LLP, as U.S. counsel for the U. S. Obligors and (y) McMillan LLP, as Canadian counsel for the Canadian Guarantors, (ii) a copy of the certificate or articles of incorporation/amalgamation/amendment or memoranda of association/status (or similar Charter Documents, including all amendments thereto to the extent such amendments are in full force and effect) of each Obligor, certified as of a recent date by the Secretary of State of the state of its organization or other Governmental Authority (to the extent applicable), and a certificate as to the good standing or status, to the extent applicable, of each Obligor as of a recent date, from such Secretary of State or other Governmental Authority, (iii) a certificate of the Secretary or Assistant Secretary or other officer of each Obligor dated the Agreement Date and certifying (1) that attached thereto is a true and complete copy of the by-laws (or similar Charter Documents) of such Obligor as in effect on the Agreement Date and at all times since a date prior to the date of the resolutions described in subclause (2) below, (2) that attached thereto is a true and complete copy of the resolutions duly adopted by the board of directors (or the equivalent governing body) of such Obligor, authorizing the execution, delivery and performance of the Loan Documents to which such Obligor is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate or articles of incorporation/amalgamation/amendment or memoranda of association/status (or similar Charter Documents) of such Obligor have not been amended since the date of the last amendment thereto provided to the Administrative Agent and the Lenders, and (4) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Obligor, and (iv) a certificate of another officer of each Obligor as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other officer of each Obligor executing the certificate pursuant to clause (iii) above.

(c) Subject in all respects to the Limited Conditionality Provisions, the Administrative Agent on behalf of the Secured Parties shall have been granted a first priority (subject to Permitted Priority Liens) and perfected security interest in the Collateral pursuant to the applicable Loan Documents; and the Administrative Agent (or, in the case of clause (A) below, a designated bailee thereof in accordance with the Pari Passu Intercreditor Agreement) shall have received the following:

(A) certificates representing the equity interests (to the extent certificated and required to be pledged under the Loan Documents) listed on Schedule 4 to the Perfection Certificate held by any Obligor accompanied by undated stock powers executed in blank and instruments listed on Schedule 5 to the Perfection Certificate held by any Obligor, indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Administrative Agent or its counsel); provided that with respect to any certificated equity interests in, or held by, any H&E Obligor, such certificated equity interests (and related stock powers) shall only be required to be delivered to the extent the Borrower actually receives such Equity Interests from H&E and its Subsidiaries after the use of commercially reasonable efforts to do so; and

(B) proper financing statements in form appropriate for filing under, with respect to any U.S. Obligor the UCC and with respect to any Canadian Guarantor, the PPSA, in each case of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and the security interests created under each of the U.S. GCA and the Canadian GCA, covering the Collateral described in the U.S. GCA and the Canadian GCA, respectively.

(d) The Borrower shall have paid (i) all fees required to be paid and payable by the Obligors on the Agreement Date under the Fee Letter and (ii) reasonable and documented, out-of-pocket expenses of the Administrative Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced at least three (3) Business Days prior to the Agreement Date and payable by the Obligors.

(e) The Administrative Agent shall have received a Funding Notice meeting the requirements of Section 2.1(c); provided that the Funding Notice with respect to the borrowing to be made on the Agreement Date shall be permitted to be delivered no later than 1:00 pm (New York time) 1 Business Day prior to the Agreement Date.

(f) Upon the reasonable request of any Lender made (i) at least ten (10) Business Days prior to the Agreement Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, in each case at least three (3) Business Days prior to the Agreement Date and (ii) at least five (5) Business Days prior to the Agreement Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification to such requesting Lender at least three (3) Business Days prior to the Agreement Date.

(g) Subject to the Limited Conditionality Provisions, the Specified Representations shall be true and correct in all material respects as of the Agreement Date, other than any Specified Representation which relates to a specified prior date, in which case such representation and warranty shall be true and correct in all material respects as of the specified prior date.

(h) Since February 19, 2025, no Company Material Adverse Effect (as defined in the H&E Acquisition Agreement as in effect on February 19, 2025) shall have occurred that is continuing.

(i) Subject to the Limited Conditionality Provisions, the Specified Acquisition Agreement Representations shall be accurate in all material respects.

(j) The Administrative Agent shall have received the financial statements referred to in Section 7.5 (it being understood and agreed that this condition precedent may be satisfied by furnishing the applicable financial statements on Form 10-K or 10-Q, as applicable, filed with the SEC.

(k) The Administrative Agent shall have received a certificate, in substantially the form of Exhibit O, attesting to the Solvency of the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Transactions, from the Borrower’s Chief Financial Officer.

(l) Subject to the Limited Conditionality Provisions, prior to, or substantially contemporaneously with, the initial funding of the Initial Term Loans hereunder, (i) the H&E Acquisition shall be consummated in all material respects in accordance with the H&E Acquisition Agreement and (ii) subject to the limitations set forth in the definition thereof, the H&E Refinancing shall be consummated.

Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1, and (iii) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

Notwithstanding the foregoing, to the extent any lien search or security interest in the Collateral, other than (x) UCC lien searches in an entity’s jurisdiction of organization and/or PPSA lien searches in any applicable jurisdiction, or (y) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or PPSA financing statement is not or cannot be provided or perfected on the Agreement Date after Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such lien search and/or the perfection of security interests in such Collateral shall not constitute a condition precedent to the making of any Initial Term Loan on the Agreement Date, but shall be required to be delivered and/or perfected within sixty (60) days after the Agreement Date (in each case, subject to extensions to be reasonably agreed upon by the Administrative Agent).

ARTICLE XI.

DEFAULT; REMEDIES

11.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by the Borrower to pay: (i) the principal of any of the Loans when due, whether upon demand or otherwise, when the same is due and payable; or (ii) any interest, fee or other amount owing hereunder or under any of the other Loan Documents within five Business Days after the due date therefor, whether upon demand or otherwise;

(b) (i) on the Agreement Date, any Specified Representation or (ii) after the Agreement Date, any representation or warranty made or deemed made by the Borrower or any Guarantor in this Agreement or by any Obligor in any of the other Loan Documents or any certificate furnished by any Obligor at any time to the Administrative Agent shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished; provided that if any such representation or warranty is capable of being cured, no Event of Default shall occur hereunder if such misrepresentation or breach of warranty is cured within 30 days after a Responsible Officer of the Borrower shall have discovered or should have discovered such misrepresentation or breach of warranty;

(c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in any of Section 8.3(a), 8.5 (with respect to maintenance of legal existence of the Borrower) or 8.11 or Article IX (other than Section 9.5) of this Agreement; or (ii) any other default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, and such default shall continue for 30 days or more after notice thereof to the Borrower by the Administrative Agent or the Required Lenders (or, in the case of Section 8.15 or 8.16, such default shall continue for 30 days or more after the earlier of (x) notice thereof to the Borrower by the Administrative Agent or the Required Lenders and (y) any Obligor having knowledge of such default);

(d) (i) any payment default shall occur with respect to any payment of principal of or interest on any Indebtedness of the Borrower or any Significant Subsidiary, in each case (excluding the Loans and any Indebtedness owed to the Borrower or any other Obligor) in excess of the Threshold Amount, in each case, either individually or in the aggregate and such default shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or

(ii) any default shall occur with respect to the observance or performance by the Borrower or any Significant Subsidiary of any other agreement relating to any Indebtedness of the Borrower or such Significant Subsidiary (excluding Indebtedness hereunder) referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto (other than a failure to provide notice of a default or an event of default under such instrument or agreement or default in the observance of or compliance with any financial maintenance covenant), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity (an “Acceleration”) and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given and if the Administrative Agent has not yet commenced the exercise of remedies under the Loan Documents, such Acceleration shall not have been rescinded (provided that this clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (y) any termination event or similar event pursuant to the terms of any interest rate Hedge Agreement or (z) the conversion of, or the satisfaction of any condition to the conversion of, any Indebtedness consisting of debt securities that are convertible or exchangeable into Capital Stock (solely to the extent the outstanding principal amount of such Indebtedness is not in excess of the Threshold Amount)); provided, further that in the case of the preceding clause (i) or this clause (ii) such default, event or condition shall not have been remedied or waived by or on behalf of the holder or holders of such Indebtedness;

(e) the Borrower or any Significant Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition, proposal, notice of intention to file a proposal or an answer or otherwise commence any case, action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, the BIA, the CCAA or under any other bankruptcy or insolvency act or law, state, provincial, federal or foreign, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower or any Significant Subsidiary or for any other relief under the federal Bankruptcy Code, the BIA, the CCAA or under any other applicable bankruptcy or insolvency act or law, state, provincial, federal or foreign, now or hereafter existing, or any creditor shall file a notice of intention under the BIA to commence such a proceeding under the BIA, and such petition, proceeding or notice shall not be dismissed within 60 days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) (i) a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Borrower or any Significant Subsidiary or for all or any material part of the property of the Borrower or such Significant Subsidiary shall be appointed or (ii) a warrant of attachment, execution or similar process shall be issued against any material part of the property of the Borrower or any Significant Subsidiary and such warrant or similar process shall not be vacated, discharged, stayed or bonded pending appeal within 60 days after the entry thereof;

(h) other than as permitted under Section 8.5, the Borrower or any Significant Subsidiary shall file a certificate of dissolution under applicable state or provincial law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any action in furtherance thereof;

(i) this Agreement or any Acceptable Intercreditor Agreement shall be terminated (other than in accordance with its terms), revoked or declared void or invalid or unenforceable in any material respect or challenged in writing by any Obligor;

(j) one or more judgments, orders, decrees or arbitration awards is entered against the Borrower or any Significant Subsidiary involving in the aggregate, for the Borrower and all Significant Subsidiaries, liability as to any single or related or unrelated series of transactions, incidents or conditions, in excess of the Threshold Amount, in each case, either individually or in the aggregate, (except to the extent covered by insurance through an insurer who does not deny or dispute coverage), and the same shall remain unsatisfied, unbonded, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof;

(k) (i) any of the Security Documents or Guarantees shall cease for any reason to be in full force and effect in all material respects (other than in accordance with its terms or the terms hereof), or the Borrower or any Obligor, in each case that is a party to any of the Security Documents or Guarantee Agreements shall so assert in writing, or

(ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby, in each case in any material respect, with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and, in the case of the failure of a Lien solely on Collateral not comprising any accounts, Rental Equipment, Spare Parts and Merchandise or Service Vehicles, any proceeds of any of the foregoing, any Material Accounts (as defined in the ABL Agreement) into which any such proceeds are deposited, any books or records related to any of the foregoing, or any other assets related to any of the foregoing, such failure to be perfected and enforceable with such priority shall have continued unremedied for a period of 30 days;

(l) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or would reasonably be expected to result in liability of an Obligor under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC; or

(ii) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan and, in each case, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(m) a Pension Event shall occur which has resulted or would reasonably be expected to result in liability of a Canadian Guarantor to a Canadian Pension Plan, a Canadian Guarantor or any of the Restricted Subsidiaries is in default with respect to payments to a Canadian Pension Plan resulting from their complete or partial withdrawal from such Canadian Pension Plan or any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan and, in each case, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(n) there occurs a Change of Control.

11.2 Remedies. If an Event of Default has occurred and is continuing, with the consent of the Required Lenders (other than as provided in the proviso to clause(b) below), the Administrative Agent may, or at the direction of the Required Lenders, the Administrative Agent shall, do one or more of the following at any time or times and in any order, with notice to the Borrower (except no notice shall be required with respect to an Event of Default referred to in the proviso to clause(b) below) :

(a) terminate any outstanding Commitments;

(b) declare any or all Obligations to be immediately due and payable; provided, however, that, upon the occurrence of any Event of Default described in Sections 11.1(e), 11.1(f), 11.1(g) or 11.1(h), the Commitments shall automatically and immediately expire and terminate and all Obligations shall automatically become immediately due and payable without notice, demand or consent of any kind; or

(c) pursue its other rights and remedies under the Loan Documents and applicable law.

ARTICLE XII.

TERM AND TERMINATION

12.1 Term and Termination. The term of this Agreement shall end on the last Maturity Date unless sooner terminated in accordance with the terms hereof. Upon the effective date of termination of this Agreement, all Obligations (including all unpaid principal, accrued and unpaid interest and any amounts due under Section 5.4) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until Full Payment of all Obligations, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Administrative Agent and the Lenders shall retain all their rights and remedies hereunder (including the Administrative Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE XIII.

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

13.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or other Obligor therefrom, shall be effective unless the same shall be in writing and, except as provided in this Section 13.1 or in Sections 2.2, 2.3 and 2.4, signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Obligors party thereto (except that no consent of any Obligors shall be required in the case of amendments of ARTICLE XIV, other than amendments of Sections 14.9, 14.11, 14.15 and 14.16 which affect the Borrower’s rights thereunder) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

(i) notwithstanding the foregoing, except as provided in this Section 13.1 or in Sections 2.2, 2.3 and 2.4, no such waiver, amendment, or consent shall be effective with respect to the following, unless consented to in writing by all Lenders directly and adversely affected thereby (or the Administrative Agent with the consent of all Lenders directly and adversely affected thereby) and the Borrower:

(A) reduce the percentages specified in the definition of the term Required Lenders or amend, modify or waive any provision of this Section 13.1 that has the effect of decreasing the number of Lenders that must approve any amendment, modification or waiver;

(B) release all or substantially all of the value of the Guaranties of the Guarantors with respect to any Obligations owing under the U.S. GCA or the Canadian GCA (i) other than as permitted by Section 14.11 and (ii) other than in connection with Asset Dispositions permitted under Section 9.6, Restricted Payments permitted under Section 9.1, mergers, liquidations or dissolutions permitted under Section 9.4 or as otherwise permitted hereunder on the Agreement Date;

(C) release all or substantially all of the value of the Collateral (i) other than as permitted by Section 14.11 and (ii) other than in connection with Asset Dispositions permitted under Section 9.6, Restricted Payments permitted under Section 9.1, mergers, liquidations or dissolutions permitted under Section 9.4 or as otherwise permitted hereunder on the Agreement Date; or

(D) contractually subordinate (a) the Liens securing any of the Obligations on all or substantially all of the Collateral to the liens securing any other Indebtedness for borrowed money or (b) any of the Obligations in contractual right of payment to any other Indebtedness for borrowed money, in each case, except in the case of (x) any Indebtedness that is permitted by this Agreement as in effect on the Agreement Date to rank senior in payment or lien priority to the Obligations, (y) any “debtor in-possession” facility (or similar facility under applicable law) or (z) any other Indebtedness (including to the extent exchanged for, or utilized to refinance Term Loans) so long as each Lender was offered the opportunity to participate in such Indebtedness on a ratable basis;

(E) increase or extend any Commitment of any Lender (other than as contemplated in Section 2.2, 2.3 or 2.4); provided that, for the avoidance of doubt, a waiver of any condition or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase in any Commitment;

(F) postpone or delay any date fixed by this Agreement or any other Loan Document for any (i) scheduled payment of principal, interest or fees or (ii) other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (except in respect of a waiver of the implementation of the Default Rate, a Default or Event of Default (other than a payment default or Event of Default), a mandatory prepayment or the MFN Protection, in each case as to which the approval of the Required Lenders shall be required);

(G) reduce the principal of, or the rate of interest specified herein (other than waivers of the Default Rate) on any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document; provided that, (i) any waiver in respect of the implementation of the Default Rate, a Default or Event of Default (other than a payment default or Event of Default), a mandatory prepayment or the MFN Protection and (ii) any change in the definition of any ratio used in the calculation of any rate of interest or fees (or any component definitions thereof) and any amendments giving effect to any benchmark replacement provisions shall not constitute a reduction in any rate of interest or fee; or

(H) except as provided in Sections 2.2, 2.3 and 2.4, any change to Section 4.4 that would alter the pro rata sharing of payments required thereby;

(ii) notwithstanding the foregoing, no such waiver, amendment or consent shall be effective to increase the obligations or adversely affect the rights of the Administrative Agent without the consent of the Administrative Agent;

provided, however, that (A) Schedule1.1 hereto (Lenders’ Commitments) may be amended from time to time by the Administrative Agent alone to reflect assignments of Commitments in accordance herewith and changes in Commitments in accordance with Section 2.2 or Section 2.4; (B) no amendment or waiver shall be made to Section 14.18 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of any Arranger without the written consent of such Arranger; (C) the Fee Letter may be amended or waived in a writing signed by the Borrower and the Administrative Agent; and (D) any waiver, amendment or modification of this Agreement or the other Loan Documents that by its terms affects the rights or duties under this Agreement or the other Loan Documents of Lenders holding Loans or Commitments of a particular Class (but does not adversely affect the Lenders holding Loans or Commitments of any other Class in any material respect) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section 13.1 if such Class of Lenders were the only Class of Lenders hereunder at the time.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended and (y) the accrued and unpaid amount of any principal, interest or fees payable to such Lender shall not be reduced, in either case, without the consent of such Lender.

(b) If, in connection with any proposed amendment, waiver or consent requiring the consent of all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request (and, if applicable, payment by the Borrower of the processing fee referred to in Section 13.2(a)), the Administrative Agent or an Eligible Assignee shall have the right (but not the obligation), with the Administrative Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all of the Non-Consenting Lenders’ interests, rights and obligations under the Loan Documents, in accordance with the procedures set forth in clauses (i) through (v) in the proviso to Section 5.9 and the last sentence in Section 5.9, as if each such Non-Consenting Lender is an assignor Lender thereunder, provided that no action by or consent of the Non-Consenting Lenders shall be necessary in connection with any assignment under this Section 13.1(b), and such assignment shall be immediately and automatically effective upon payment by the Administrative Agent or Eligible Assignee of the applicable purchase price.

(c) Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended

(i) to (x) cure any ambiguity, mistake, omission, defect, inconsistency obvious error or technical error and (y) effect administrative changes of a technical or immaterial nature and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment,

(ii) in accordance with Section 2.2 to incorporate the terms of any Incremental Term Loans and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Term Loans or other loans and any Commitments or other commitments in connection therewith,

(iii) in accordance with Section 2.3 to effectuate an Extension Amendment and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Term Loans and any Commitments in connection therewith,

(iv) in accordance with Section 2.4 to incorporate the terms of any Refinancing Term Commitments and to provide for non-pro rata borrowings and payments of any amounts hereunder as between the Term Loans or other loans and any Commitments or other commitments in connection therewith, or

(v) in accordance with Section 1.2(b) in connection with a change in GAAP or the application thereof, in each case, with the consent of the Administrative Agent but without the consent of any Lender (except as expressly provided in Section 2.2, 2.3 or 2.4, as applicable).

Notwithstanding the foregoing, amendments to or waivers of guarantees, Security Documents and related documents in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and the Borrower and may be, together with this Agreement and the other Loan Documents, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects, (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents or (iv) to implement a collateral trust or similar arrangement in respect of any equipment.

13.2 Assignments; Participations.

(a) Any Lender may, with the written consent of (i) the Administrative Agent and (ii) so long as no Specified Default has occurred and is continuing, the Borrower (which consents shall not be unreasonably withheld or delayed), assign and delegate to one or more Eligible Assignees (provided that (x) no such consent shall be required in connection with any assignment to an Approved Fund or to a Lender or to an Affiliate of a Lender and (y) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof)(each an “Assignee”) all, or any ratable part of all, of the Term Loans, the Commitments and the other rights and obligations of such Lender hereunder; provided, however, (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall be given to the Borrower and the Administrative Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall deliver to the Borrower and the Administrative Agent an Assignment and Acceptance; (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 5.1(f); and (D) the assignor Lender or Assignee shall pay to the Administrative Agent a processing fee in the amount of $3,500; provided, further, that the Administrative Agent may elect to waive such processing fee in its sole discretion. Except in the case of an assignment to an Approved Fund or to a Lender or to an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Term Loans, all assignments shall be subject to the condition that the amount of Term Loans of the assigning Lender subject to any such assignment shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent.

(b) From and after the date that the Administrative Agent has received an executed Assignment and Acceptance, the Administrative Agent has received any tax forms required by Section 5.1(f) (unless the Assignee shall already be a Lender hereunder), the Administrative Agent has received payment of the above-referenced processing fee and the Administrative Agent has recorded such assignment in the Register as provided in Section 14.19 herein, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assignor Lender’s rights and obligations under this Agreement, such assignor Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection or priority of any Lien granted by any Obligor to the Administrative Agent or any Lender in the applicable Collateral; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 13.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Term Loans or Commitments arising therefrom. Each Term Loan or Commitment allocated to each Assignee shall reduce the applicable Term Loan or Commitment of the assignor Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”), in each case that is not a Disqualified Lender, participating interests in any Term Loans, any Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender’s obligations under this

Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Sections 13.1(a)(ii)(C) and (D) and Section 13.1(a)(iii), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Subject to paragraph (g) of this Section 13.2, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.2 and 5.3 (subject to the requirements and limitations therein, including the requirements under Section 5.1(f) (it being understood that the documentation required under Section 5.1(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 13.2.

(f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(g) A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.3 than the Originating Lender would have been entitled to receive with respect to the participating interest sold to such Participant, unless the sale of the participating interest to such Participant is made with the Borrower’s prior written consent and the Borrower expressly waives the benefit of this provision at the time of such sale. A Participant that would be subject to the requirements of Section 5.1(f) if it were a Lender shall not be entitled to the benefits of Section 5.1 unless the Borrower is notified of the participating interest sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.1(f) as though it were a Lender (it being understood that the documentation required under Section 5.1(f) shall be delivered to the participating Lender).

(h) Notwithstanding anything to the contrary contained in this Section 13.2 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Lender may assign all or a portion of its rights and obligations with respect to the Term Loans and the Commitments under this Agreement to the Borrower or any of its Subsidiaries through (i) Dutch auctions open to all Lenders in accordance with the procedures set forth on Exhibit G or (ii) open market purchase on a non-pro rata basis, in each case subject to the following limitations; provided that:

(i) if the assignee is a Subsidiary, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or

(ii) if the assignee is the Borrower (including through contribution or transfers set forth in clause(i) above), (x) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(i) No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 13.2, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. The rights and remedies against a Disqualified Lender under this Section 13.2 are in addition to other rights and remedies that the Borrower may have against such Disqualified Lender, and nothing in this Section 13.2 limits any rights and remedies the Borrower may have against any Lender that made an assignment to a Disqualified Lender.

(i) If any assignment is made to any Disqualified Lender without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) in the case of outstanding Term Loans held by such Disqualified Lender, prepay such Term Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 13.2), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (1) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.2(a) and (2) such assignment does not conflict with applicable law.

(ii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B)(x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the applicable court of competent jurisdiction effectuating the foregoing clause (2).

(iii) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

ARTICLE XIV.

THE ADMINISTRATIVE AGENT

14.1 Appointment and Authorization.

(a) Each Lender hereby designates and appoints Wells Fargo to act on its behalf as the Administrative Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are delegated to it by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this ARTICLE XIV. The provisions of this ARTICLE XIV (other than Sections 14.9, 14.11, 14.15 and 14.16) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Obligor shall have any rights as a third-party beneficiary of any of such provisions. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement or any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Laws. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Administrative Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

(b) The Lenders hereby agree that the Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 14.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article XIV and Article XV, as though such sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

14.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent (including pursuant to the Collateral Trust Agreement). The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article XIV shall apply to any such sub-agent or attorney-in-fact and to the Related Parties of the Administrative Agent and any such sub-agent or attorney-in-fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents or attorneys-in-fact.

14.3 Exculpatory Provisions. None of the Administrative Agent~~,~~ or any Arranger ~~or the Co-Manager~~, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent~~,~~ or the any Arranger ~~or the Co-Manager~~, as applicable, or their respective Related Parties:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall have any duty or responsibility to disclose, or shall be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Obligors or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent~~,~~ or any Arranger~~, the Co-Manager~~ or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(iv) shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 13.1 and 11.1) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment;

(v) shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(vi) shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information, to any Disqualified Lender.

14.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, shall not incur any liability for relying upon, and shall be fully protected in relying, upon any writing, resolution, notice, consent, request, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement, instrument or other document or conversation (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed, sent, made or otherwise authenticated by the proper Person or Persons. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 13.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. The Administrative Agent may consult with legal counsel (who may be counsel for any Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

14.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of their receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article XI; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable.

14.6 Credit Decision. Each Lender expressly acknowledges that none of the Administrative Agent or any Arranger or any of their respective Related Parties has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Obligor of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their respective Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors. Each Lender acknowledges, represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security or for the purpose of investing in the general performance or operations of the Borrower and its Subsidiaries, and each Lender agrees not to assert a claim under any federal or state securities law or otherwise in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with their respective Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 15.10; provided, however, that no Lender shall be liable for the payment to such Administrative Agent-Related Persons of any portion of such Indemnified Liabilities to the extent such portion of such Indemnified Liabilities is determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall ratably reimburse the Administrative Agent upon demand for its share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 14.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

14.8 Administrative Agent in Individual Capacity. The Person serving as the Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in or other securities of and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates as though such Person were not the Administrative Agent hereunder and without notice to or consent of the Lenders and without any duty to account therefor to the Lenders. Such Person and its Affiliates may receive information regarding the Obligors and their Affiliates (including information that may be subject to confidentiality obligations in favor of the Obligors or such Affiliates) and the Lenders hereby acknowledge that the Administrative Agent and its Affiliates shall be under no obligation to provide such information to them. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

14.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon at least thirty (30) days’ prior notice to the Lenders and the Borrower, such resignation to be effective at the end of such thirty (30) day period (or such earlier date on which a successor agent shall have accepted its appointment or as shall be agreed by the Required Lenders). Subject to the foregoing, if the Administrative Agent resigns under this Agreement, the Required Lenders (with the prior consent of the Borrower, such consent not to be unreasonably withheld and such consent not to be required if a Specified Default has occurred and is continuing) shall appoint from among the Lenders a successor agent for the Lenders (or such other person reasonably acceptable to the Borrower) . If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XIV and Section 15.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

14.10 Withholding Tax.

(a) If any Lender is entitled to a reduction in the applicable withholding Tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding Tax after taking into account such reduction. If the forms or other documentation required by Section 5.1(f) are not delivered to the Administrative Agent and the Borrower, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.

(b) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including, for the avoidance of doubt, penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

14.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Administrative Agent (and, if applicable, any sub-agent or attorney-in-fact appointed by the Administrative Agent under Section 14.2 or otherwise), and the Administrative Agent (and, if applicable, any sub-agent or attorney-in-fact appointed by the Administrative Agent under Section 14.2 or otherwise) shall hereby have the obligation to release, subject to the satisfaction of any conditions to release (if any) set forth herein, including the continuance of the applicable Administrative Agent’s Lien on any proceeds of released Collateral, any such Administrative Agent’s Liens upon any Collateral

(i) upon Full Payment of the Obligations;

(ii) constituting property being sold, transferred or disposed of (to any Person that is not an Obligor), if the sale, transfer or disposition is made in compliance with this Agreement (which shall, upon reasonable request by the Administrative Agent, be certified by the Borrower, and the Administrative Agent may rely conclusively on any such certification without further inquiry; provided that no certification shall be required at any time with respect to any sales of items of rental equipment in the ordinary course of business so long as such Administrative Agent’s Lien continues in the proceeds of such Collateral);

(iii) constituting property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter;

(iv) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement;

(v) constituting Relinquished Property, if such Relinquished Property shall have been delivered to the applicable Qualified Intermediary in accordance with the applicable exchange agreement and a first priority perfected security interest shall have been granted by the applicable exchanger to the Administrative Agent for the benefit of the Secured Parties of a first priority perfected security interest in the rights of such exchanger in, to and under the related exchange agreement;

(vi) constituting any Like-Kind Exchange Account;

(vii) constituting property being sold, assigned, pledged or otherwise transferred pursuant to any Securitization Transaction;

(viii) being or becoming an Excluded Asset (as defined in the Security Agreement); or

(ix) constituting property that is owned by a Guarantor that has been released from its obligations under the Guarantee Agreements or pursuant to this Section 14.11.

The Lenders hereby authorize the Administrative Agent, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

(b) In addition, the Lenders hereby irrevocably authorize the Administrative Agent to (i) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (o) of the definition of “Permitted Liens” and (ii) release any Guarantor from its obligations under the Guarantee Agreements if such Person ceases to be required to be a Subsidiary as a result of a transaction permitted hereunder or becomes an Excluded Subsidiary; provided that, in the case of any Guarantor that becomes an Excluded Subsidiary due to becoming a non-Wholly-Owned Restricted Subsidiary, any transfer of the Capital Stock of such Guarantor shall have been made as a result of a joint venture or other strategic transaction permitted under this Agreement entered into with one or more Persons none of which are Affiliates of the Borrower for a bona fide operating business purpose or (y) as provided in Section 13.1. Upon request by the Administrative Agent or the Borrower at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate the applicable Administrative Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations pursuant to this Section 14.11(b);

(c) Upon receipt by the Administrative Agent of any authorization required pursuant to Sections 14.11(a) or 14.11(b) from the Required Lenders of the Administrative Agent’s authority to release or subordinate the applicable Administrative Agent’s Liens upon particular types or items of Collateral, or to release any Guarantor from its obligations under the Guarantee Agreements, and upon prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of such Administrative Agent’s Liens upon such Collateral or to subordinate its interest therein, or to release such Guarantor from its obligations under the Guarantee Agreements; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens or Guarantee without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of such Collateral.

(d) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the applicable Administrative Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

14.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Required Lenders, set-off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the applicable Collateral.

(b) Except as otherwise expressly provided herein, if at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Obligor to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender’s ratable portion of all such distributions by the Administrative Agent, such Lender shall promptly (A) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Commitments; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

14.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with the UCC or under other applicable law, as applicable may be perfected by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

14.14 Payments by Administrative Agent to Lenders. All payments to be made by the Administrative Agent to the applicable Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each such Lender pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Agreement Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Term Loans or otherwise. Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each applicable Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

14.15 Defaulting Lenders. All Term Loans shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares thereof. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any applicable Term Loans hereunder, nor shall any applicable Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Term Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Term Loans hereunder shall excuse any other Lender from its obligation to make any Term Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(a) Unless the Administrative Agent receives notice from a Lender on or prior to the Agreement Date or, with respect to any Borrowing after the Agreement Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent that Lender’s Pro Rata Share of a Borrowing, the Administrative Agent may assume that each such Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date. Furthermore, the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Administrative Agent in immediately available funds, and the Administrative Agent has transferred the corresponding amount to the Borrower, on the Business Day following such Funding Date such Lender shall make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for that day. A notice by the Administrative Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Administrative Agent as required, the amount transferred to the Administrative Agent shall constitute that Lender’s applicable Term Loan for all purposes of this Agreement. If that amount is not transferred to the Administrative

Agent on the Business Day following the Funding Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the applicable Term Loans comprising that particular Borrowing. The failure of any Lender to make any applicable Term Loan on any Funding Date shall not relieve any other Lender of its obligation hereunder to make an applicable Term Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lender’s Pro Rata Share of any Borrowing. Notwithstanding anything contained in this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) in determining the Required Lenders, any Lender that at the time is a Defaulting Lender (and the Term Loans and/or Commitment of such Defaulting Lender) shall be excluded and disregarded;

(ii) the Borrower shall have the right, at its sole expense and effort, (A) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Borrower to each become a substitute Lender and assume all or part of the outstanding Term Loans and Commitments of any Defaulting Lender and the Borrower, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution or (B) upon notice to the Administrative Agent, to prepay the Term Loans and, at the Borrower’s option, terminate any outstanding Commitments of such Defaulting Lender, in whole or in part, without premium or penalty; and

(iii) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 14.12(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirement of Law, be applied at such time or times as may be determined by the Administrative Agent first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, third, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Term Loans in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Term Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Term Loans of any Defaulting Lender.

(b) The rights and remedies against a Defaulting Lender under this Section 14.15 are in addition to other rights and remedies that the Borrower, the Administrative Agent and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 14.15 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

14.16 Concerning the Collateral and the Related Loan Documents.

(a) Each Lender authorizes and directs the Administrative Agent to enter into the other Loan Documents, including any Acceptable Intercreditor Agreement and/or Collateral Trust Agreement, for the ratable benefit and obligation of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loans and all interest, fees and expenses hereunder constitute one Indebtedness, secured pari passu by all of the applicable Collateral, subject to the order of distribution set forth in Section 4.4.

(b) Each Lender authorizes and directs the Administrative Agent to enter into (i) the Security Documents, (ii) any Acceptable Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (iii) any amendments to, waivers of or supplements to or other modifications of the Security Documents, Collateral Trust Agreement or any Acceptable Intercreditor Agreement, in each case with respect to the preceding clauses(i), (ii) and (iii), in connection with the incurrence by any Obligor of Incremental Term Loans, Refinancing Term Loans or other Indebtedness secured by a Permitted Lien (each, an “Intercreditor Agreement Supplement”) to permit such Incremental Term Loans, Refinancing Term Loans, or other Indebtedness to be secured by a valid, perfected Lien on Collateral (with such priority as may be designated by the relevant Obligor, as and to the extent such priority is permitted by the Loan Documents)(it being agreed that any Lien securing such Indebtedness (other than Incremental Term Loans and Refinancing Term Loans) shall be granted pursuant to security documents separate from the Security Documents) and (iv) any Incremental Term Amendment, Extension Amendment or Refinancing Amendment as provided in Sections 2.2, 2.3 and 2.4, respectively, and any amendment as provided in Section 1.2(b). Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Administrative Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents, any applicable intercreditor agreement, including any applicable Acceptable Intercreditor Agreement, any Intercreditor Agreement Supplement, any Incremental Term Amendment, any Extension Amendment or any Refinancing Amendment and the exercise by the Administrative Agent or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

14.17 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Administrative Agent) authorized to act for, any other Lender.

14.18 Arrangers. Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Arrangers ~~and the Co-Manager~~ under this Agreement, the Arrangers ~~and the Co-Manager~~ do not have any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder. Without limiting the foregoing, no Arranger ~~or Co-Manager~~ shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arrangers ~~or the Co-Manager~~ in deciding to enter into this Agreement or in taking or not taking action hereunder.

14.19 The Register.

(a) The Administrative Agent shall maintain a register (each, a “Register”), which shall include a master account and a subsidiary account for each applicable Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Term Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower or any other Obligor and each Lender’s ratable share thereof. Each Register shall be available for inspection by the Borrower or any applicable Lender (with respect to its own interest only) at the respective offices of the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of the Administrative Agent to record in the applicable Register, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrower hereunder (or under any Loan Document) to pay any amount owing with respect to the Term Loans or provide the basis for any claim against the Administrative Agent. The Obligations are registered obligations and the right, title and interest of any Lender and their assignees in and to such Obligations shall be transferable only upon notation of such transfer in the applicable Register. Solely for purposes of this Section 14.19 and for Tax purposes only, the Administrative Agent shall be the Borrower’s non-fiduciary agent for purposes of maintaining the applicable Register (but the Administrative Agent shall have no liability whatsoever to the Borrower or any other Person on account of any inaccuracies contained in the applicable Register). This Section 14.19 shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

(b) In the event that any Lender sells participations in any Term Loan, Commitment or other interest of such Lender hereunder or under any other Loan Document, such Lender shall maintain a register on which it enters the name of all participants in the Obligations held by it and the principal amount (and stated interest thereon) of the portion of the Obligations which is the subject of the participation (the “Participant Register”). An Obligation may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Obligations may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

14.20 The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Administrative Agent-Related Person have any liability to the Borrower, any Lender or any other Person for losses, claims, damages liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Obligor’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the internet, except to the extent the liability of any Administrative Agent-Related Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Administrative Agent-Related Person’s gross negligence or willful misconduct.

14.21 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more “benefit plan investors” with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to, and all of the conditions for exemptive relief are satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement satisfies the requirements of sub-Sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

14.22 Recovery of Erroneous Payments.

(a) Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 14.22(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13.2 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 14.22 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 14.22 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 14.22 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

14.23 Québec Collateral. For greater certainty, and without limiting the powers of the Administrative Agent or any other Person acting as mandatary (agent) of the Administrative Agent pursuant to the terms hereof or of the Canadian Security Documents, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Québec, each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent and, to the extent necessary, ratifies the appointment and authorization of the Administrative Agent, to act as the hypothecary representative of the applicable Secured Parties as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Administrative Agent under any related deed of hypothec. The Administrative Agent shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Administrative Agent pursuant to any such deed of hypothec and applicable Law. Any person who becomes a Secured Party shall, by its execution of an Assignment and Acceptance, be deemed to have consented to and confirmed the Administrative Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Administrative Agent in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Article XIV also constitute the substitution of the Administrative Agent as hypothecary representative as aforesaid.

ARTICLE XV.

MISCELLANEOUS

15.1 No Waivers; Cumulative Remedies. No failure by the Administrative Agent or any Lender to exercise any right, remedy or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among the Obligors and the Administrative Agent and/or any Lender, or delay by the Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Lenders on any occasion shall affect or diminish the Administrative Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement. The Administrative Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Administrative Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Lender may have.

15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any other Loan Document or any instrument or agreement required hereunder.

15.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT TO THE EXTENT THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS ON COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY GUARANTOR OR ANY PROPERTY IN

THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(d) THE BORROWER AND EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAYBE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S.MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

15.4 WAIVER OF JURY TRIAL. THE OBLIGORS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE OBLIGORS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

15.5 Survival of Representations and Warranties. All of the Borrower’s and other Obligors’ representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Lenders or their respective agents.

15.6 Other Security and Guarantees. The Administrative Agent may, without notice or demand and without affecting the Borrower’s or any Obligor’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien on any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

15.7 Fees and Expenses. The Borrower agrees to (i) pay or reimburse the Administrative Agent (promptly upon written demand (with reasonably detailed back-up documentation)) for all its reasonable and documented or invoiced out-of-pocket costs and expenses (without duplication) incurred in connection with the negotiation, syndication, execution and delivery of, and any amendment, supplement, modification to, waiver and/or enforcement of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including: (a) legal fees and expenses, limited to the reasonable fees, disbursements and other charges of Latham & Watkins LLP (or such other counsel as may be agreed by the Administrative Agent and the Borrower), and, if reasonably necessary, of a single firm of local counsel in each relevant local jurisdiction, retained with the consent of the Borrower (such consent not to be unreasonably withheld or delayed); (b) reasonable and documented, out-of-pocket costs and expenses (including reasonable attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby and (c) reasonable sums paid or incurred to pay any amount or take any action required of the Obligors under the Loan Documents that the Obligors fail to pay or take. In addition, the Borrower agrees to pay, during or after the existence of an Event of Default, (i) on demand to the Administrative Agent, for its benefit, all costs and expenses incurred by the Administrative Agent (including Attorney Costs), and (ii) to the Lenders, on demand, all reasonable and actual fees, expenses and disbursements incurred by the applicable Lenders for one law firm retained by such Lenders (and, in the event of any conflict of interest among Lenders, one additional law firm for Lenders subject to such conflict), in each case, paid or incurred to obtain payment of the Obligations, enforce the Administrative Agent’s Liens, sell or otherwise realize upon the applicable Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Administrative Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower and other Obligors.

15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Administrative Agent:

Wells Fargo Bank, National Association

1525 West WT Harris Blvd.

Charlotte, NC 28262

Attention: Agency Services

E-mail address: Agencyservices.requests@wellsfargo.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Conray Tseng and Brianna Oller

Email: Conray.Tseng@lw.com and Brianna.Oller@lw.com

If to the Borrower:

Herc Rentals Inc.

27500 Riverview Center Blvd.

Bonita Springs, FL 34134

Attention: Wade Sheek, Senior Vice President and Chief Legal Officer

Telephone: (239) 301-1626

with a copy (which shall not constitute notice) to

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Kathrine R. Reaves

Telephone: (212) 455-3894

If to a Lender:

To the address of such Lender set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable, or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

15.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned (except pursuant to a transaction expressly permitted hereunder) by the Borrower or any Guarantor without prior written consent of the Administrative Agent and each Lender. The rights and benefits of the Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof in accordance with the terms hereof.

15.10 Indemnity of the Administrative Agent and the Lenders. The Obligors agree to defend, indemnify and hold all Administrative Agent-Related Persons, each Arranger~~, the Co-Manager~~ and each Lender and each of their respective Affiliates, officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against (and will reimburse each Indemnified Person as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (whether brought by the Borrower or any other Person), costs, charges, expenses and disbursements (including Attorney Costs and reasonable legal costs and expenses of the Lenders for one law firm retained by such Lenders (and, in the event of any conflict of interest among Lenders, one additional law firm in each relevant jurisdiction for Lenders subject to such conflict)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Term Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted or awarded against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Contaminant relating to the Borrower’s, any Guarantor’s or any of their Subsidiaries’ operations, business or property, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including, with respect to any investigation, litigation or proceeding or preparation of a defense in connection therewith (including any bankruptcy, insolvency or similar proceedings, and any appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Term Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the Obligors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent that such Indemnified Liabilities (i) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith (including any breach of this Agreement constituting bad faith) or willful misconduct of such Indemnified Person (or any Related Party thereof), (ii) result from a claim brought by the Borrower or any other Obligor against such Indemnified Person for a material breach of any of the Loan Documents by such Indemnified Person (or any Related Party thereof), if the Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (iii) result from claims of any Indemnified Person (or any Related Party thereof) solely against one or more Indemnified Persons (or any Related Party thereof) or disputes between or among Indemnified Persons (or any Related Party thereof), in each case, except to the extent such claim is determined to have been caused by an act or omission by the Borrower or any of its Restricted Subsidiaries or such dispute involves the Administrative Agent or any Arranger in its capacity as such. No Obligor shall, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened action, suit, investigation, litigation or proceeding against such Indemnified Person in respect of which indemnity could have been sought under this Section 5.10 by such Indemnified Person, unless such settlement (a) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such action, suit, investigation, litigation or proceeding and (b) does not include any statement as to any admission of fault or culpability by or on behalf of such Indemnified Person. The agreements in this Section shall survive payment of all other

Obligations. The Obligors shall not be liable to any Indemnified Person for any special, indirect, consequential or punitive damages in connection with the Loan Documents; provided that this sentence shall not limit the Obligors’ indemnification obligations as set forth in this Section 15.10 to the extent such special, indirect, consequential or punitive damages are in any third party claim with respect to which an Indemnified Person is entitled to indemnification hereunder.

15.11 WAIVER OF CONSEQUENTIAL DAMAGES, ETC. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGORS SHALL NOT ASSERT, AND HEREBY WAIVE, AND ACKNOWLEDGE THAT NO OTHER PERSON SHALL HAVE, ANY CLAIM AGAINST ANY INDEMNIFIED PERSON, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY TERM LOAN OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNIFIED PERSON REFERRED TO IN SECTION 15.10 SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED TO SUCH UNINTENDED RECIPIENTS BY SUCH INDEMNIFIED PERSON THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (OTHER THAN FOR DIRECT OR ACTUAL DAMAGES RESULTING FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON AS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION),IT BEING UNDERSTOOD THAT THE USE OF ELECTRONIC TELECOMMUNICATIONS OR OTHER INFORMATION TRANSMISSION SYSTEMS WILL NOT ITSELF CONSTITUTE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

15.12 Final Agreement. This Agreement and the other Loan Documents are intended by the Obligors, the Administrative Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them relating to the subject matter hereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letter.

15.13 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Obligors, the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf the Borrower and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each Obligor and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against the Administrative Agent, each Lender and their Affiliates for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Obligors to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

15.14 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

15.15 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Term Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by each Obligor to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER OR ANY GUARANTOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

15.16 Confidentiality.

(a) The Borrower hereby acknowledges that the Administrative Agent and each Lender may, in each case with the prior written consent of the Borrower (such consent not to be unreasonably withheld), issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrower’s and the Guarantors’ business and may use the Borrower’s and the Guarantors’ names in advertising and other promotional material.

(b) Each Lender and the Administrative Agent severally agrees to keep confidential all information relating to the Borrower or any of its Subsidiaries (x) provided to the Administrative Agent or such Lender by or on behalf of the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document or (y) obtained by the Administrative Agent or such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender or any Affiliates thereof, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower or the Guarantors other than by breach of this Section 15.16, provided that such source is not bound by a confidentiality agreement with the Borrower or the Guarantors known to the Administrative Agent or such Lender; provided, however, that the Administrative Agent and any Lender may disclose such information (in the case of clauses (A) through (I) below, except for any routine examination by any Governmental Authority or regulatory authority, after notice to the Borrower, unless such notice is prohibited by applicable law)

(A) at the request or pursuant to any requirement of any Governmental Authority or regulatory authority (including any self-regulatory authority) to which the Administrative Agent or such Lender is subject or in connection with an examination of the Administrative Agent or such Lender by any such Governmental Authority or regulatory authority;

(B) pursuant to subpoena or other court process;

(C) when required to do so in accordance with the provisions of any applicable Requirement of Law;

(D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Administrative Agent, any Lender or their respective Affiliates may be party;

(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document;

(F) to the Administrative Agent’s or any of its Affiliate’s or such Lender’s or any of its Affiliate’s employees, directors, officers, independent auditors, accountants, attorneys, or other professional advisors, service providers and insurance and reinsurance brokers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and shall agree to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder);

(G) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder;

(H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or a Guarantor is a party or is deemed a party with the Administrative Agent or such Lender; and

(I) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and shall agree to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder).

In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information contained in this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Term Loans. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

15.17 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

15.18 No Fiduciary Relationship. Each Obligor acknowledges and agrees that, in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and Wells Fargo, the Arrangers, ~~the Co-Manager,~~ the Lenders and each of their Affiliates through which they may be acting (collectively, the “Applicable Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Applicable Entity, and (a) each Obligor (i) expressly disclaims any fiduciary relationship and, to the fullest extent permitted by law, hereby waives and releases any claims that it may have against any of Applicable Entities with respect to any breach or alleged breach of fiduciary duty in connection with any aspect of any transaction contemplated hereby, (ii) the Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent that they have deemed it appropriate and (iii) the Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents and (b)(i) each Applicable Entity is and has been acting solely as a principal and, except as expressly agreed in writing, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Obligor or any Affiliate of any Obligor, or any other Person; (ii) none of the Applicable Entities has any obligation to the Obligors or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Applicable Entities and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Obligors and their Affiliates, and none of the Applicable Entities has any obligation to disclose any of such interests to the Obligors or their Affiliates.

15.19 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. The term “rate of exchange” in this Section 15.19 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

15.20 Incremental Term Loans; Extended Term Loans; Refinancing Term Commitments and Refinancing Term Loans; Additional First Lien Debt. In connection with the incurrence by the Borrower of any Incremental Term Loans, Extended Term Loans, Refinancing Term Commitments or Refinancing Term Loans, the Administrative Agent agrees to execute and deliver any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document or intercreditor agreement, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by the Borrower to be necessary or reasonably desirable for any Lien on the assets of any Obligor permitted to secure such Incremental Term Loans, Extended Term Loans, Refinancing Term Commitments or Refinancing Term Loans to become a valid, perfected lien (with such priority as may be designated by the relevant Obligor, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified or otherwise.

In connection with the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness that is intended to be secured on a pari passu basis, upon the written request of the Borrower, the Administrative Agent agrees to provide written consent to the Borrower with respect to the designation of such Indebtedness as “Additional First Lien Debt” (or any similar term) under any applicable Acceptable Intercreditor Agreement, so long as (x) the Liens securing such Indebtedness are permitted pursuant to clause (c), (dd) or (ee) of the definition of “Permitted Liens” and (y) the Administrative Agent shall have received an officer’s certificate from the Borrower designating such Indebtedness as “Additional First Lien Debt” (or any similar term) under such Acceptable Intercreditor Agreement and certifying that such Indebtedness is “Additional First Lien Obligations” (or any similar term) under such Acceptable Intercreditor Agreement permitted to be so incurred in accordance with each of the First Lien Documents and each of the Second Lien Documents (or any similar term)(as defined in such Acceptable Intercreditor Agreement).

15.21 Lenders. Each Lender (a) severally represents and warrants that, as of the date such Lender becomes a party to this Agreement, such Lender (i) is a United States person for purposes of the Code or (ii) has complied with the provisions of Section 5.1(f), and (b) covenants and agrees that at all material times such Lender will (i) continue to be a United States person for purposes of the Code or (ii) continue to comply will the ongoing requirements of Section 5.1(f). Each Lender shall promptly notify the Borrower in writing upon becoming aware that it is not in compliance with this Section 15.21.

15.22 KYC Information. Each Lender that is subject to the Act (as hereinafter defined) and Wells Fargo hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Obligor in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under the Beneficial Ownership Regulation or other applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

15.23 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any party hereto that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

15.24 Waiver of Notices. Unless otherwise expressly provided herein, each Obligor waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligor which the Administrative Agent or any applicable Lender may elect to give shall entitle any Obligor to any or further notice or demand in the same, similar or other circumstances.

15.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 15.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

15.26 Canadian Anti-Money Laundering Legislation. If the Administrative Agent has ascertained the identity of any Canadian Guarantor or any authorized signatories of any Canadian Guarantor for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable Canadian anti-terrorism Laws and “know your client” policies, regulations, laws or rules (such Act and such other anti-terrorism Laws, applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Administrative Agent:

(a) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of the applicable AML Legislation; and

(b) shall, at the reasonable request of each Lender, provide to such Lender, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Canadian Guarantors or any authorized signatories of the Canadian Guarantors on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Guarantor or any such authorized signatory in doing so.

[Signature Pages ~~Follow~~Intentionally Omitted]

Exhibit B

Lenders’ Commitments

Amendment No. 1 Term Lender	Amendment No. 1 Term Commitment
Converting Amendment No. 1 Term Lenders[1]	$696,092,658.59
Wells Fargo Bank, National Association	$53,907,341.41
TOTAL	$750,000,000.00

[1]	List of Converting Amendment No. 1 Term Lenders on file with the Agent.

16